 Filed Pursuant to Rule 424(b)(5)
 Registration File No. 333-236294
PROSPECTUS SUPPLEMENT
(To prospectus dated February 6, 2020)
Celanese US Holdings LLC
$2,000,000,000  5.900% Senior Notes due 2024
$1,750,000,000  6.050% Senior Notes due 2025
$2,000,000,000  6.165% Senior Notes due 2027
$750,000,000    6.330% Senior Notes due 2029
$1,000,000,000  6.379% Senior Notes due 2032

Celanese US Holdings LLC (the “Issuer”) is offering $2,000,000,000 aggregate principal amount of its 5.900% Senior Notes due 2024 (the “2024 notes”), $1,750,000,000 aggregate principal amount of its 6.050% Senior Notes due 2025 (the “2025 notes”), $2,000,000,000 aggregate principal amount of its 6.165% Senior Notes due 2027 (the “2027 notes”), $750,000,000 aggregate principal amount of its 6.330% Senior Notes due 2029 (the “2029 notes”) and $1,000,000,000 aggregate principal amount of its 6.379% Senior Notes due 2032 (the “2032 notes” and together with the 2024 notes, the 2025 notes, the 2027 notes and the 2029 notes, the “notes”). Interest on the notes will be payable semi-annually, in cash in arrears, on the dates set forth for each series in “Summary — The Offering.” Unless previously redeemed, the 2024 notes will mature on July 5, 2024, the 2025 notes will mature on March 15, 2025, the 2027 notes will mature on July 15, 2027, the 2029 notes will mature on July 15, 2029, and the 2032 notes will mature on July 15, 2032. The interest rate payable on the notes will be subject to adjustment based on certain rating events. See “Description of the Notes — Interest Rate Adjustment of the Notes Based on Certain Rating Events.”
The notes will be guaranteed on a senior basis by Celanese Corporation, the Issuer’s parent company (the “Parent Guarantor”), and, initially, by each of the Issuer’s current and future domestic subsidiaries that guarantee the Issuer’s obligations under its senior credit facilities (the “Subsidiary Guarantors” and, collectively with the Parent Guarantor, the “Guarantors”). The notes will be the senior unsecured obligation of the Issuer and the guarantees will be the Guarantors’ general unsecured senior obligations for so long as each such Guarantor remains a Guarantor. See “Description of the Notes — Guarantees.”
We may redeem some or all of the notes at our option from time to time at the applicable redemption prices set forth under “Description of the Notes — Redemption — Optional Redemption.”
We expect to receive net proceeds, after deducting underwriters’ discounts and before deducting other estimated fees and expenses of this offering, of approximately $7.46 billion from this offering. We intend to use the net proceeds of this offering, together with borrowings under the Term Loan Facility (as defined below), the concurrent euro notes offering described herein, or other debt financing, availability under our revolving credit facility and cash on hand to fund the purchase price of our pending acquisition of the majority of the Mobility & Materials business of DuPont de Nemours, Inc. (“DuPont”) (the “M&M Acquisition,” and such business being acquired, the “M&M Business”). In the event that (x) the M&M Acquisition is not consummated on or prior to August 17, 2023, or such later date as the parties to the transaction agreement may agree as the “Outside Date” thereunder, or (y) the transaction agreement related thereto is terminated without the M&M Acquisition being consummated, we will be required to redeem all of the outstanding notes at a redemption price equal to 101% of the aggregate principal amount of such notes, respectively, plus accrued and unpaid interest, if any, to (but excluding) the redemption date. See “Description of the Notes — Redemption — Special Mandatory Redemption.”
Currently, there are no existing public markets for the notes. We do not intend to list the notes on any securities exchange or quotation system.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2021.
	Public Offering Price(1)	Underwriting Discount	Proceeds, Before Expenses, to Issuer
Per 2024 note	99.987%	0.350%	99.637%
Total	$1,999,740,000	$7,000,000	$1,992,740,000
Per 2025 note	99.993%	0.400%	99.593%
Total	$1,749,877,500	$7,000,000	$1,742,877,500
Per 2027 note	100.000%	0.600%	99.400%
Total	$2,000,000,000	$12,000,000	$1,988,000,000
Per 2029 note	100.000%	0.625%	99.375%
Total	$750,000,000	$4,687,500	$745,312,500
Per 2032 note	100.000%	0.650%	99.350%
Total	$1,000,000,000	$6,500,000	$993,500,000
Combined Total for the Notes	$7,499,617,500	$37,187,500	$7,462,430,000

(1)
Plus accrued interest from July 14, 2022, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.
The notes are expected to be ready for delivery in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme (“Clearstream”), and Euroclear Bank, S.A./N.V., as operator of the Euroclear System (“Euroclear”), on or about July 14, 2022 against payment therefor in immediately available funds.

Joint Book-Running Managers
BofA Securities	Citigroup	Deutsche Bank Securities	HSBC	J.P. Morgan
Co-managers
MUFG	SMBC Nikko	UniCredit Capital Markets	US Bancorp
Morgan Stanley		PNC Capital Markets LLC
Goldman Sachs & Co. LLC	Santander	Standard Chartered Bank	TD Securities

The date of this prospectus supplement is July 7, 2022.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document has two parts. The first part consists of this prospectus supplement, which describes the specific terms of this offering and the notes offered. The second part, the accompanying prospectus, provides more general information about securities that we may offer, some of which does not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.
Before purchasing any notes, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading “Incorporation by Reference” herein.
We have not, and the underwriters have not, authorized anyone to provide you with any additional information or any information that is different from that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus, and any free writing prospectus provided in connection with this offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the respective dates on the front covers of this prospectus supplement and the accompanying prospectus, the information contained in any related free writing prospectus will be accurate only as of the date of that document, and the information contained in any document incorporated by reference into this prospectus supplement is accurate only as of the date of such document, unless the information specifically indicates that another date applies.
The notes are being offered for sale only in jurisdictions where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons outside the United States who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy (i) by any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or qualified to make such offer or solicitation or (ii) to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting” in this prospectus supplement.
As used throughout this prospectus supplement, unless the context otherwise requires or indicates:
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“Celanese” means Celanese Corporation, and not its subsidiaries;

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“Celanese US” and “Issuer” mean Celanese US Holdings LLC, a wholly-owned subsidiary of Celanese, and not its subsidiaries; and

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“Company,” “we,” “our,” and “us” refer to Celanese and its subsidiaries, including Celanese US, on a consolidated basis.

Terms capitalized but not defined in this prospectus supplement shall have the meaning ascribed to them in the accompanying prospectus.

S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus supplement or in other materials we have filed or will file with the Securities and Exchange Commission (“SEC”), and incorporated herein and the accompanying prospectus by reference, are forward-looking in nature as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate to matters of a strictly factual or historical nature and generally discuss or relate to forecasts, estimates or other expectations regarding future events. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “plan,” “may,” “can,” “could,” “might,” “will” and similar expressions identify forward-looking statements, including statements that relate to such matters as planned and expected capacity increases and utilization rates; anticipated capital spending; environmental matters; legal proceedings; sources of raw materials and exposure to, and effects of hedging of raw material and energy costs and foreign currencies; interest rate fluctuations; global and regional economic, political, business and regulatory conditions; expectations, strategies, and plans for individual assets and products, business segments, as well as for the whole Company; cash requirements and uses of available cash; financing plans; pension expenses and funding; anticipated restructuring, divestiture, and consolidation activities; planned construction or operation of facilities; cost reduction and control efforts and targets and integration of the acquired businesses.
Forward-looking statements are not historical facts or guarantees of future performance but instead represent only our beliefs at the time the statements were made regarding future events, which are subject to significant risks, uncertainties, and other factors, many of which are outside of our control and certain of which are listed below. Any or all of the forward-looking statements included in this prospectus supplement, the accompanying prospectus and in any other materials incorporated by reference herein may turn out to be materially inaccurate. This can occur as a result of incorrect assumptions, in some cases based upon internal estimates and analyses of current market conditions and trends, management plans and strategies, economic conditions, or as a consequence of known or unknown risks and uncertainties. Many of the risks and uncertainties mentioned in this prospectus supplement, the accompanying prospectus, or in other materials we have filed or will file with the SEC and incorporated herein by reference, such as those discussed in the section titled “Risk Factors” herein and in our Annual Report on Form 10-K for the year ended December 31, 2021, will be important in determining whether these forward-looking statements prove to be accurate. Consequently, no other person should place undue reliance on our forward-looking statements and should recognize that actual results may differ materially from those anticipated by us.
All forward-looking statements made in this prospectus supplement and the accompanying prospectus are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this prospectus supplement and the accompanying prospectus will increase with the passage of time. We undertake no obligation, and disclaim any duty, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in our expectations or otherwise.
The following factors, among others, could cause our actual results to differ materially from those results, performance or achievements that may be expressed or implied by such forward-looking statements:
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our and DuPont’s ability to complete the M&M Acquisition, including the possibility that the M&M Acquisition is not completed within the expected timeframe, or at all, because required regulatory approvals are not received or other closing conditions are not satisfied on a timely basis, or at all;

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the accuracy or inaccuracy of our assumptions regarding anticipated benefits of the M&M Acquisition;

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the possibility that the anticipated benefits of the M&M Acquisition, including synergies and growth opportunities, may not be realized as expected or may not be achieved within the anticipated timeframe, or at all, whether as a result of difficulties arising from the integration of the M&M Business or other unanticipated delays, costs, inefficiencies or liabilities;

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increased commercial, legal or regulatory complexity of entering into, or expanding our exposure to, certain end markets and geographies;

S-iii

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risks in the global economy and equity and credit markets and their potential impact on our ability to finance the M&M Acquisition on acceptable terms, at favorable pricing, in a timely manner, or at all;

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diversion of management’s attention from ongoing business operations and opportunities and other disruption caused by the M&M Acquisition and the integration processes and their impact on our existing business and relationships;

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risks and costs associated with increased leverage from the M&M Acquisition, including increased interest expense and potential reduction of business and strategic flexibility;

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changes in general economic, business, political and regulatory conditions in the countries or regions in which we operate;

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volatility or changes in the price and availability of raw materials and energy, particularly changes in the demand for, supply of, and market prices of ethylene, methanol, natural gas, wood pulp and fuel oil and the prices for electricity and other energy sources;

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the extent to which resurgences or variants of COVID-19 may adversely impact the economic environment, market demand, our operations, availability and cost of transportation and materials, the labor supply and pace of economic recovery;

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the length and depth of product and industry business cycles particularly in the automotive, electrical, textiles, electronics and construction industries;

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the ability to pass increases in raw material prices, logistics costs and other costs on to customers or otherwise improve margins through price increases;

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the ability to maintain plant utilization rates and to implement planned capacity additions, expansions and maintenance;

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the ability to reduce or maintain current levels of production costs and to improve productivity by implementing technological improvements to existing plants;

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increased price competition and the introduction of competing products by other companies;

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the ability to identify desirable potential acquisition targets and to complete and integrate acquisition or investment transactions, including obtaining regulatory approvals, consistent with our strategy;

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market acceptance of our technology;

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compliance and other costs and potential disruption or interruption of production or operations due to accidents, interruptions in sources of raw materials, transportation, logistics or supply chain disruptions, cybersecurity incidents, terrorism or political unrest, public health crises (including, but not limited to, the COVID-19 pandemic), or other unforeseen events or delays in construction or operation of facilities, including as a result of geopolitical conditions, the occurrence of acts of war (such as the Russia-Ukraine conflict) or terrorist incidents or as a result of weather, natural disasters, or other crises;

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the ability to obtain governmental approvals and to construct facilities on terms and schedules acceptable to us;

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changes in applicable tariffs, duties and trade agreements, tax rates or legislation throughout the world including, but not limited to, adjustments, changes in estimates or interpretations or the resolution of tax examinations or audits that may impact recorded or future tax impacts and potential regulatory and legislative tax developments in the United States and other jurisdictions;

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changes in the degree of intellectual property and other legal protection afforded to our products or technologies, or the theft of such intellectual property;

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potential liability for remedial actions and increased costs under existing or future environmental, health and safety regulations, including those relating to climate change;

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potential liability resulting from pending or future claims or litigation, including investigations or enforcement actions, or from changes in the laws, regulations or policies of governments or other governmental activities, in the countries in which we operate;

S-iv

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changes in currency exchange rates and interest rates; and

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various other factors, both referenced and not referenced in this prospectus supplement or the accompanying prospectus.

Additional information regarding these and other factors may be contained in our filings with the SEC incorporated by reference in this prospectus supplement and the accompanying prospectus, especially on Forms 10-K, 10-Q and 8-K. See “Incorporation by Reference” herein. Many of these factors are macroeconomic in nature and are, therefore, beyond our control. COVID-19 and responses to the pandemic by governments and businesses, have significantly increased financial and economic volatility and uncertainty, exacerbating the risks and potential impact of these factors. Should one or more of these risks or uncertainties materialize, affect us in ways or to an extent that we currently do not expect or consider to be significant, or should underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from those described in this prospectus supplement and the accompanying prospectus as anticipated, believed, estimated, expected, intended, planned or projected.

S-v

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy and information statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding us and other companies that file materials with the SEC electronically. We also make available free of charge on or through our website, http://www.celanese.com, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of or incorporated by reference into this prospectus supplement or the accompanying prospectus.

S-vi

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information that we file with it. This means that we can disclose important information to you by referring you to information and documents that we have filed with the SEC. Any information that we refer to in this manner is considered part of this prospectus supplement. Information that we later provide to the SEC, and which is deemed “filed” with the SEC, will automatically update information previously filed with the SEC, and may replace information in this prospectus supplement and information previously filed with the SEC. We specifically are incorporating by reference the following documents (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
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our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 10, 2022, including portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 10, 2022, to the extent specifically incorporated by reference into such Annual Report on Form 10-K;

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on April 29, 2022;

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our current reports on Form 8-K filed with the SEC on February 9, 2022, February 18, 2022, February 28, 2022, March 24, 2022, April 22, 2022, and June 27, 2022 (excluding, in each case, any information furnished pursuant to Item 2.02 or 7.01, and any exhibits furnished pursuant to Item 9.01 in respect of such information, on such current report on Form 8-K); and

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our registration statement on Form 8-A/A filed with the SEC on September 18, 2018.

We also incorporate by reference any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or 7.01, and any exhibits furnished pursuant to Item 9.01 in respect of such information, on such current report on Form 8-K) until we sell all of each series of the notes in this offering, with the exception of any information furnished to, and not deemed filed with, the SEC.
You may request a free copy of any documents referred to above, including exhibits specifically incorporated by reference in those documents, by contacting us at the following address and telephone number:
Celanese Corporation
Attention: Investor Relations
222 W. Las Colinas Blvd., Suite 900N
Irving, Texas 75039
Telephone: (972) 443-4000

S-vii

SUMMARY
This summary highlights information more fully described elsewhere in this prospectus supplement and the accompanying prospectus. Because it is a summary, it does not contain all of the information that you should consider before deciding to invest in the notes. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the section entitled “Risk Factors” beginning on page S-6, of this prospectus supplement the “Risk Factors” section in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and our consolidated financial statements and the notes thereto incorporated by reference herein before making an investment decision.
Our Company
We are a global chemical and specialty materials company. We are a leading global producer of high performance engineered polymers that are used in a variety of high-value applications, as well as one of the world’s largest producers of acetyl products, which are intermediate chemicals for nearly all major industries. As a recognized innovator in the chemicals industry, we engineer and manufacture a wide variety of products essential to everyday living. Our broad product portfolio serves a diverse set of end-use applications including automotive, chemical additives, construction, consumer and industrial adhesives, consumer and medical, energy storage, filtration, food and beverage, paints and coatings, paper and packaging, performance industrial and textiles. Our products enjoy leading global positions due to our differentiated business models, large global production capacity, operating efficiencies, proprietary technology and competitive cost structures.
Our large and diverse global customer base primarily consists of major companies across a broad array of industries. We hold geographically balanced global positions and participate in diversified end-use applications. We combine a demonstrated track record of execution, strong performance built on differentiated business models and a clear focus on growth and value creation. Known for operational excellence, reliability and execution of our business strategies, we partner with our customers around the globe to deliver best-in-class technologies and solutions.
Celanese’s history began in 1918, the year that its predecessor company, The American Cellulose & Chemical Manufacturing Company, was incorporated. The company, which manufactured cellulose acetate, was founded by Swiss brothers Drs. Camille and Henri Dreyfus. The current Celanese was incorporated in 2004 under the laws of the State of Delaware and is a US-based public company and our Common Stock is traded on the New York Stock Exchange under the ticker symbol CE.
Headquartered in Irving, Texas, our operations are primarily located in North America, Europe and Asia and consist of 35 global production facilities, and an additional 6 strategic affiliate production facilities. As of December 31, 2021, we employed 8,529 people worldwide.
Pending Acquisition of the Majority of DuPont’s Mobility & Materials Business
Acquisition.   On February 17, 2022, the Company entered into a definitive agreement (the “transaction agreement”) to acquire the M&M Business for a purchase price of $11.0 billion, subject to certain adjustments, in an all-cash transaction. The Company will acquire a global production network of 29 facilities, including compounding and polymerization, customer and supplier contracts and agreements, an intellectual property portfolio including approximately 850 patents with associated technical and R&D assets, and expects to acquire approximately 5,000 employees across the manufacturing, technical, and commercial organizations. The acquired operations will be included in the Engineered Materials segment. The Company is targeting a closing of the M&M Acquisition around the end of 2022, subject to regulatory approvals and customary closing conditions.
Financing Transactions.   On February 17, 2022, in connection with the planned M&M Acquisition, the Company also entered into a bridge facility commitment letter with Bank of America, N.A. for a 364-day $11.0 billion senior unsecured bridge term loan facility (the “Bridge Facility”), subject to the conditions set forth therein.
On March 18, 2022, Celanese, Celanese U.S. and certain subsidiaries entered into a term loan credit agreement (the “Term Loan Credit Agreement”), pursuant to which lenders have committed to provide a tranche of delayed-draw term loans due 364 days from issuance in an amount equal to $500 million and a tranche of delayed-draw term loans due 5 years from issuance in an amount equal to $1.0 billion (both tranches together, the “Term Loan Facility”), which reduced the commitments under the Bridge Facility by a corresponding amount. The proceeds of the Term Loan Facility will be used to finance a portion of the M&M Acquisition and to pay fees and expenses related thereto.
We also expect to announce a concurrent offering of euro notes in an underwritten public offering pursuant to a separate prospectus supplement (the “concurrent euro notes offering”). Closing of the concurrent euro notes offering will be subject to customary conditions precedent. The completion of this offering is not conditioned upon the successful completion of the concurrent euro notes offering and the concurrent euro notes offering will not be conditioned upon the successful completion of this offering. We cannot assure you that the concurrent euro notes offering will be completed. This prospectus supplement is not, and should not be construed as, an offer of any securities other than the notes.
The proceeds from this offering and the concurrent euro notes offering (if consummated), or other debt financing, together with available cash and available borrowings under our revolving credit facility are intended to fund the portion of the purchase price for the M&M Acquisition not funded by the Term Loan Facility.
This offering is not contingent on the completion of the M&M Acquisition, and there can be no assurance that the M&M Acquisition will be completed. See “Risk Factors — Completion of the M&M Acquisition is subject to conditions, and if these conditions are not satisfied or waived, the M&M Acquisition will not be completed.”
In the event that (x) the M&M Acquisition is not consummated on or prior to August 17, 2023, or such later date as the parties to the transaction agreement may agree as the “Outside Date” thereunder, or (y) the transaction agreement related thereto is terminated without the M&M Acquisition being consummated, we will be required to redeem all of the outstanding 2024 notes, 2025 notes, 2027 notes, 2029 notes and the 2032 notes at a redemption price equal to 101% of the aggregate principal amount of such notes, respectively, plus accrued and unpaid interest, if any, to (but excluding) the redemption date. See “Description of the Notes — Redemption — Special Mandatory Redemption.”
Corporate Information
Our executive offices are located at 222 W. Las Colinas Blvd., Suite 900N, Irving, Texas 75039. Our telephone number is (972) 443-4000 and our website is www.celanese.com. The information and other content contained on our website are not incorporated by reference in this prospectus supplement or the accompanying prospectus, and you should not consider them to be a part of this prospectus supplement or the accompanying prospectus.

The Offering
The following summary contains basic information about the notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the notes, please refer to the section entitled “Description of the Notes” in this prospectus supplement.
Issuer
Celanese US Holdings LLC.
Notes Offered
$2,000,000,000 aggregate principal amount of 5.900% Senior Notes due 2024.
$1,750,000,000 aggregate principal amount of 6.050% Senior Notes due 2025.
$2,000,000,000 aggregate principal amount of 6.165% Senior Notes due 2027.
$750,000,000 aggregate principal amount of 6.330% Senior Notes due 2029.
$1,000,000,000 aggregate principal amount of 6.379% Senior Notes due 2032.
Maturity
The 2024 notes will mature on July 5, 2024.
The 2025 notes will mature on March 15, 2025.
The 2027 notes will mature on July 15, 2027.
The 2029 notes will mature on July 15, 2029.
The 2032 notes will mature on July 15, 2032.
Form and Denomination
The Issuer will issue the notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, maintained in book-entry form. Notes in denominations of less than $2,000 will not be available.
Interest Rate and Payment
Interest on the 2024 notes will accrue at a rate of 5.900% per annum and will be payable semi-annually in cash in arrears on January 5 and July 5 of each year, commencing January 5, 2023.
Interest on the 2025 notes will accrue at a rate of 6.050% per annum and will be payable semi-annually in cash in arrears on March 15 and September 15 of each year, commencing September 15, 2022.
Interest on the 2027 notes will accrue at a rate of 6.165% per annum and will be payable semi-annually in cash in arrears on January 15 and July 15 of each year, commencing January 15, 2023.
Interest on the 2029 notes will accrue at a rate of 6.330% per annum and will be payable semi-annually in cash in arrears on January 15 and July 15 of each year, commencing January 15, 2023.
Interest on the 2032 notes will accrue at a rate of 6.379% per annum and will be payable semi-annually in cash in arrears on January 15 and July 15 of each year, commencing January 15, 2023.

Interest Rate Adjustment
The interest rate payable on each series of the notes will be subject to adjustment based on certain rating events. See “Description of the Notes — Interest Rate Adjustment Based on Certain Rating Events.”
Guarantees
The notes will be guaranteed, jointly and severally, on a senior basis by the Parent Guarantor, and, initially, by the Subsidiary Guarantors. Each Subsidiary Guarantor’s obligation to guarantee the notes will be released at such time as such subsidiary ceases to, or substantially contemporaneously with the release of such subsidiary’s obligation under its guarantee of the notes will cease to, or at such time does not, guarantee the Issuer’s obligations under the senior credit facilities.
As of March 31, 2022, the Issuer and the Guarantors collectively held $4.9 billion in assets and the Issuer’s non-guarantor subsidiaries collectively held $13.4 billion in assets, including receivables from the Issuer and the Guarantors.
Ranking
The notes and the guarantees will be general senior unsecured obligations of the Issuer and each Guarantor (for so long as each such Guarantor remains a Guarantor), respectively and will:
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rank equally in right of payment to all of the Issuer’s and each Guarantor’s existing and future senior unsecured debt;

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rank senior in right of payment to the Issuer’s and each Guarantor’s future debt that is expressly subordinated in right of payment to the notes and the guarantees;

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be effectively subordinated to the Issuer’s and each Guarantor’s secured indebtedness, if any, to the extent of the value of the collateral securing such indebtedness; and

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be structurally subordinated to all of the existing and future liabilities, including trade payables, and preferred stock of the Issuer’s subsidiaries that do not guarantee the notes.

The indenture does not restrict the ability of our subsidiaries to incur unsecured indebtedness.
As of March 31, 2022, the Issuer and the Guarantors collectively had $9.9 billion of liabilities, including liabilities to non-guarantor subsidiaries and trade payables, and the Issuer’s non-guarantor subsidiaries had $3.4 billion of liabilities, including trade payables.
Use of Proceeds
The net proceeds of the offering of the notes will be approximately $7.46 billion after deducting the underwriting discounts and before deducting other estimated fees and expenses of this offering.
We intend to use the net proceeds of this offering, together with borrowings under the Term Loan Facility, the proceeds of the concurrent euro notes offering (if consummated) or other debt financing, available borrowings under our revolving credit facility and cash on hand to fund the purchase price of the M&M Acquisition, with any remaining proceeds being used for general corporate purposes. Until the M&M Acquisition is consummated, we will hold funds that are not immediately needed for the acquisition in cash and cash equivalents.
If the M&M Acquisition is not consummated prior to a Special Mandatory Redemption Event, we intend to use a portion of the net proceeds from this offering, together with borrowings under our revolving credit facility or cash on hand, or a combination thereof, if necessary, to fund the special mandatory redemption obligations described in “Description of Notes — Redemption — Special Mandatory Redemption.” See “Use of Proceeds.”
Special Mandatory Redemption
In the event that (x) the M&M Acquisition is not consummated on or prior to August 17, 2023 or such later date as the parties to the transaction agreement may agree as the “Outside Date” thereunder, or (y) the transaction agreement related thereto is terminated without the M&M Acquisition being consummated, we will be required to redeem all of the outstanding notes at a redemption price equal to 101% of the aggregate principal amount of such notes, respectively, plus accrued and unpaid interest, if any, to (but excluding) the redemption date. See “Description of the Notes — Redemption — Special Mandatory Redemption.”
Optional Redemption
We may redeem some or all of each series of the notes from time to time at the applicable redemption prices described under the heading “Description of the Notes — Redemption — Optional Redemption” in this prospectus supplement.
In addition, commencing on the Applicable Par Call Date for the 2027 notes, the 2029 notes and the 2032 notes, we may redeem some or all of any such series of notes at any time and from time to time at a redemption price of 100% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). See “Description of the Notes — Redemption — Optional Redemption.”
Change of Control Offer
If we experience a change of control event, we must offer to purchase each series of the notes at 101% of their principal amount, plus accrued and unpaid interest. See “Description of the Notes — Repurchase at the Option of Holders — Change of Control Offer.”
Certain Covenants
The indenture governing the notes will contain, covenants that limit, among other things, the Issuer’s ability and the ability of its subsidiaries to:
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incur liens securing debt;

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enter into sale-leaseback transactions;

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merge or consolidate with any other person; and

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sell, assign, transfer, lease convey or otherwise dispose of all or substantially all of the Issuer’s assets or the assets of its subsidiaries.
These covenants are subject to important exceptions, limitations and qualifications as described in “Description of the Notes — Certain Covenants.”
No Prior Market
We do not intend to list the notes on any securities exchange or any automated dealer quotation system. Although the underwriters have informed us that they presently intend to make markets in the notes, they are not obligated to do so and may discontinue market-making at any time at their sole discretion without notice. Accordingly, we cannot assure you that liquid markets for the notes will develop or be maintained.
Trustee
U.S. Bank Trust Company, National Association.
Governing Law
The notes and the indenture will be governed by New York law.
Risk Factors
See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before investing in the notes.

RISK FACTORS
Investing in the notes involves various risks, including the risks described below as well as those discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021. You should carefully consider these risks and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in the notes. These risks are not the only ones we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations, financial condition and results of operations. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of the notes could decline due to any of these risks, and you may lose all or part of your investment.
Risks Relating to the M&M Acquisition
We have made certain assumptions relating to the M&M Acquisition which may prove to be materially inaccurate and we may fail to realize all of the anticipated benefits of the acquisition.
We have made certain assumptions relating to the M&M Acquisition, which may prove to be inaccurate. Our failure to identify, or understand the magnitude of, the problems, liabilities or other challenges associated with the M&M Acquisition could result in incorrect expectations of future results and increased risk of unanticipated or unknown issues or liabilities. Our mitigation strategies for such risks that are identified may be ineffective. These assumptions relate to numerous matters, including:
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general economic and business conditions, and performance of the M&M Business against this backdrop;

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potential unknown liabilities and unforeseen delays or regulatory conditions associated with the M&M Acquisition;

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faulty assumptions or incorrect expectations regarding the process of integrating the M&M Business with ours, including unanticipated delays, costs or inefficiencies;

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the anticipated benefits and synergies, including timing for when such benefits and synergies may be realized through combining the M&M Business with ours;

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the amount of attention and resources needed to successfully align our and the M&M Business’s practices and operations which may disrupt our business, including challenges relating to integrating commercial activities, technologies, procedures, policies, retaining key personnel and addressing differences in the business cultures of our business and the M&M Business;

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the complexities associated with managing the combined businesses;

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potential increases in the challenges and risks, including commercial and financial risks, associated with our broader international business footprint, and increased exposure to certain end markets and geographies, as a result of the M&M Acquisition which will expand our presence to markets in which we may not have previously done business; and

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other financial and strategic risks of the M&M Acquisition.

We cannot guarantee that we will achieve our goals or meet our expectations with respect to the M&M Acquisition. The M&M Business’s first quarter adjusted EBITDA declined by approximately 20% in 2022 as compared to the first quarter of 2021, which may result in lower than anticipated financial performance of the M&M Business for 2022. The full benefits of the M&M Acquisition, including the anticipated financial benefits and the synergies and growth opportunities, may not be realized as expected or may not be achieved within the anticipated timeframe, or at all. If our assumptions are inaccurate or we are unable to meet our expectations (including our expectations regarding financial targets), our business, financial performance and operating results could be materially and adversely affected. See “Special Note Regarding Forward-Looking Statements” in this prospectus supplement, the risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2021 and the financial information relating to the M&M Business, included in this prospectus supplement.

In the event that the M&M Acquisition is not consummated on or prior to August 17, 2023 or the Transaction Agreement is terminated at any time prior thereto, we will be required to redeem the notes and may not have the funds necessary to redeem the notes. In addition, if we redeem the notes, you may not obtain the return you expect on the notes.
Our ability to consummate the M&M Acquisition is subject to various closing conditions, many of which are beyond our control, and we may not be able to consummate the M&M Acquisition within the timeframe specified under the transaction agreement. If the M&M Acquisition is not consummated on or before August 17, 2023, or such later date as the parties to the transaction agreement may agree as the “Outside Date” thereunder, or if the transaction agreement is terminated without the M&M Acquisition being consummated, we will be required to redeem the outstanding notes at a redemption price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date, and we cannot assure you that we will have sufficient funds available to redeem any or all of these notes. See “Description of the Notes — Special Mandatory Redemption.” In addition, even if we are able to redeem such notes pursuant to the special mandatory redemption provisions, you may not be able to reinvest the proceeds you receive from the redemption in a comparable security at an effective interest rate as high as the interest rate on your notes being redeemed. You will not have any right to require us to repurchase your notes if, between the closing of the offering of the notes and the closing of the M&M Acquisition, we experience any change in our business or financial condition (other than a Change of Control Triggering Event (as defined below)).
We are not obligated to place the net proceeds from the sale of the notes in escrow prior to the closing of the M&M Acquisition and, as a result, we may not be able to repurchase the notes upon a Special Mandatory Redemption.
The net proceeds from the sale of the notes will not be deposited into an escrow account pending any Special Mandatory Redemption, and the indenture governing the notes imposes no restrictions on our use of these proceeds during that time. Accordingly, the source of funds for any redemption of notes upon a Special Mandatory Redemption would be the proceeds that we have voluntarily retained or other sources of liquidity, including available cash, borrowings, or sales of assets. It is possible that we will not have sufficient financial resources available to satisfy our obligations, if any, to redeem the notes if we are required to do so pursuant to the Special Mandatory Redemption. Furthermore, our failure to redeem or repurchase the notes as required under the indenture would result in a default under the indenture, which could result in defaults under certain of our other debt agreements and have material adverse consequences for us and the holders of the notes.
Financing the M&M Acquisition will result in an increase in our indebtedness, which could adversely affect us, including by decreasing our business flexibility and increasing our interest expense.
We intend to finance a portion of the $11 billion purchase price of the M&M Acquisition with the net proceeds from this offering and the concurrent euro notes offering (if consummated). This increase in our indebtedness may, among other things, reduce our flexibility to respond to changing business and economic conditions or to fund capital expenditures or working capital needs. In addition, the amount of cash required to pay interest on our indebtedness following completion of this offering, and thus the demands on our cash resources, will materially increase as a result of this offering.
The Transaction Agreement and related documents may be amended or modified without your consent.
Between the time of the issuance of the notes and the consummation of the M&M Acquisition, the parties to the transaction agreement or other related transaction documents may agree to modify or waive the terms or conditions of such documents without noteholder consent. The requirements for a Special Mandatory Redemption will not preclude the transaction parties from making certain changes to the terms of the M&M Acquisition or from waiving certain conditions to the M&M Acquisition, which may adversely affect your investment in the notes.
Completion of the M&M Acquisition is subject to conditions, and if these conditions are not satisfied or waived, the M&M Acquisition will not be completed.
Each of our and DuPont’s obligation to complete the M&M Acquisition is subject to the satisfaction or waiver of a number of conditions set forth in the transaction agreement. These include, among others, the accuracy of the parties’ respective representations and warranties in the transaction agreement, subject to specified materiality qualifications; compliance by the parties with their respective covenants in the transaction agreement in all material respects; the absence of any law or order enjoining or prohibiting the consummation of the M&M Acquisition; the expiration or termination of the waiting period applicable to the M&M Acquisition under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; the receipt of other antitrust approvals in certain foreign jurisdictions; and the absence of a material adverse effect with respect to the M&M Business. The failure to satisfy all of the required conditions in the transaction agreement could delay the completion of the M&M Acquisition or prevent the M&M Acquisition from occurring. Any delay in completing the M&M Acquisition could cause us not to realize some or all of the benefits that we expect to achieve if the M&M Acquisition is successfully completed within the expected timeframe. There can be no assurance that the conditions to the closing of the M&M Acquisition will be satisfied or waived or that the M&M Acquisition will be completed, or as to whether the M&M Acquisition will be completed on terms other than those set forth in the transaction agreement as in effect as of the date of this prospectus supplement. Failure to complete the M&M Acquisition could adversely impact your investment in the notes.
Failure to complete the M&M Acquisition could negatively impact the price of shares of our common stock and the notes, as well as our future business and financial results.
If the M&M Acquisition is not completed for any reason, our business and financial results may be adversely affected, including as follows:
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we may experience negative reactions from the financial markets, including negative impacts on the market price of our common stock and the notes;

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the manner in which industry contacts, business partners and other third parties perceive us may be negatively impacted, which in turn could affect our marketing operations or our ability to compete for new business in the marketplace more broadly;

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we may experience negative reactions from employees; and

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we will have expended time and resources that could otherwise have been spent on our existing business and the pursuit of other opportunities that could have been beneficial to us, and our ongoing business and financial results may be adversely affected.

We will incur direct and indirect costs as a result of the M&M Acquisition.
We have incurred and expect to continue to incur a number of non-recurring costs associated with negotiating and completing the M&M Acquisition, combining the operations of our business and the M&M Business and achieving desired synergies. These fees and costs have been, and will continue to be, substantial. We expect that the majority of non-recurring expenses will consist of transaction costs related to the M&M Acquisition and include, among others, employee retention costs, fees paid to financial, legal, integration and accounting advisors, severance and benefit costs. We will also incur transaction fees and costs related to formulating and implementing integration plans, including facilities and systems consolidation costs and employment-related costs. We will continue to assess the magnitude of these costs, and additional unanticipated costs may be incurred in the M&M Acquisition and the integration of the M&M Business into our business. Although we expect that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the M&M Business, should allow us to offset integration-related costs over time, this net benefit may not be achieved in the near term, or at all. The costs described above, as well as other unanticipated costs and expenses, could have a material adverse effect on our financial condition and results of operations following the completion of the M&M Acquisition. Many of these costs will be borne by us even if the M&M Acquisition is not completed. Factors beyond our control could affect the total amount or timing of these expenses, many of which, by their nature, are difficult to estimate accurately.
The risk of non-compliance with non-U.S. laws, regulations and policies could adversely affect our results of operations, financial condition or strategic objectives.
The M&M Acquisition will introduce us into a number of new geographic markets, subjecting us to additional non-U.S. laws, regulations and policies which do not currently apply to us, and will increase our exposure to certain other geographic markets as well as their laws and regulations. These laws and regulations are complex, change frequently, have become more stringent over time, could increase our cost of doing business, and could result in conflicting legal requirements. These laws and regulations include international labor and employment laws, environmental regulations and reporting requirements, data privacy requirements, and local laws prohibiting corrupt payments to government officials, antitrust and other regulatory laws. We will be subject to the risk that we, our employees, our agents, or our affiliated entities, or their respective officers, directors, employees and agents, may take actions determined to be in violation of any of these laws, regulations or policies, for which we might be held responsible. Actual or alleged violations could result in substantial fines, sanctions, civil or criminal penalties, debarment from government contracts, curtailment of operations in certain jurisdictions, competitive or reputational harm, litigation or regulatory action and other consequences that might adversely affect our results of operations, financial condition or strategic objectives.
Risks Relating to the Notes, the Guarantees and our Level of Indebtedness
Our level of indebtedness could diminish our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or the chemicals industry and prevent us from meeting obligations under our indebtedness.
As of March 31, 2022, after giving effect to this offering and the use of proceeds from this offering our total indebtedness would have been $11.5 billion. In addition, as of March 31, 2022, we had $1.45 billion available for borrowing under our revolving credit facility. As described above, financing the M&M Acquisition will result in an increase in our level of indebtedness.
Our level of indebtedness could have important consequences, including:
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increasing our vulnerability to general economic and industry conditions, including exacerbating the impact of any adverse business effects that are determined to be material adverse events under our senior credit facilities and the indentures governing our 4.625% Senior Notes due 2022, 1.125% Senior Notes due 2023, 3.500% Senior Notes due 2024, 1.250% Senior Notes due 2025, 1.400% Senior Notes due 2026, 2.125% Senior Notes due 2027 and 0.625% Senior Notes due 2028 (collectively, the “Outstanding Notes”) or the notes offered hereby and in the concurrent euro notes offering;

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requiring a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest on indebtedness and amounts payable in connection with the satisfaction of our other liabilities, therefore reducing our ability to use our cash flow to fund operations, capital expenditures and future business opportunities or pay dividends on our common stock;

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exposing us to the risk of increased interest rates as certain of our borrowings are at variable rates of interest;

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exposing us to the risk of changes in currency exchange rates as certain of our borrowings are denominated in foreign currencies; and

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limiting our ability to obtain additional financing for working capital, capital expenditures, product development, debt service requirements, acquisitions and general corporate or other purposes.

We may incur additional indebtedness in the future, and the limited covenants in the indenture for the notes and the terms of the notes do not provide protection against some types of important corporate events.
The indentures governing the Outstanding Notes do not, and the indenture governing the notes will not, prohibit us from incurring additional unsecured indebtedness in the future. We are also permitted to incur secured indebtedness that would be effectively senior to the notes subject to the limitations described in the section herein entitled “Description of the Notes — Certain Covenants — Liens.” The indentures for the Outstanding Notes do not, and the indenture governing the notes will not:
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limit our ability to incur indebtedness that is equal in right of payment to the notes or the Outstanding Notes;

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restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness that would be senior to our equity interests in our subsidiaries and therefore would be structurally senior to the notes or the Outstanding Notes;

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restrict our ability to repurchase or prepay our securities; or

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restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes or the Outstanding Notes.

In addition, the indenture governing the notes will not require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, will not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations.
As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the indenture and the notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events, such as certain acquisitions, refinancings or recapitalizations that could substantially and adversely affect our capital structure and the value of the notes. For these reasons, you should not consider the covenants in the indenture as a significant factor in evaluating whether to invest in the notes.
Our variable rate and euro denominated indebtedness subjects us to interest rate risk and foreign currency exchange rate risk, which could cause our debt service obligations to increase significantly and affect our operating results.
Certain of our borrowings are at variable rates of interest or are euro denominated, which exposes us to interest rate risk and currency exchange rate risk, respectively. If interest rates were to increase, our debt service obligations on our variable rate indebtedness would increase. As of March 31, 2022, we had $338 million of variable rate debt subject to interest rate exposure. Accordingly, a 1% increase in interest rates would increase annual interest expense by $3 million.
We may not be able to generate sufficient cash to service our indebtedness and may be forced to take other actions to satisfy obligations under our indebtedness, which may not be successful.
Our ability to make scheduled payments on or to refinance our debt obligations depends on the financial condition and operating performance of our subsidiaries, which are subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the notes.
If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets, seek additional capital or restructure or refinance our indebtedness. These alternative measures may not be successful and may not permit us to meet our scheduled debt service and other obligations. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to complete those dispositions or to obtain the proceeds that we could realize from them, and these proceeds may not be adequate to meet any debt service obligations then due.
Restrictive covenants in our debt agreements may limit our ability to engage in certain transactions and may diminish our ability to make payments on our indebtedness or pay dividends.
The agreements governing our senior revolving credit facility (the “Revolving Credit Agreement”) and delayed draw term loan facility (the “Term Loan Agreement” and, together with the Revolving Credit Agreement, the “Credit Agreements”), the indentures governing our Outstanding Notes and the amended and restated receivables purchase agreement (the “Purchase Agreement”) governing our accounts receivables securitization facility contain various covenants that limit our ability to engage in specified types of transactions. The Credit Agreements contain covenants including, but not limited to, restrictions on our and certain of our subsidiaries’ ability to incur additional debt; incur liens securing debt; merge or consolidate with any other person; and sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Issuer’s assets or the assets of certain subsidiaries. Additionally, the Credit Agreements require the maintenance of certain financial ratios. The indentures governing our Outstanding Notes contain covenants including, but not limited to, restrictions on our and certain of our subsidiaries’ ability to incur liens securing debt; merge or consolidate with any other person; and sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Issuer’s assets or the assets of certain subsidiaries.
The Purchase Agreement also contains covenants including, but not limited to, restrictions on CE Receivables LLC, a wholly-owned, “bankruptcy remote” special purpose subsidiary of the Company, and certain other Company subsidiaries’ ability to incur indebtedness; grant liens on assets; merge, consolidate, or sell assets; pay dividends or make other restricted payments; make investments; prepay or modify certain indebtedness; or engage in other businesses.
Such restrictions in the instruments governing our debt obligations could result in us having to obtain the consent of our lenders and holders of our Outstanding Notes and the notes in order to take certain actions. Disruptions in credit markets may prevent us from obtaining or make it more difficult or more costly for us to obtain such consents. Our ability to expand our business or to address declines in our business may be limited if we are unable to obtain such consents.
A breach of any of these covenants could result in a default, which, if not cured or waived, could have a material adverse effect on our business, financial condition and results of operations. Furthermore, a default under the Revolving Credit Agreement or the Term Loan Credit Agreement could permit lenders to accelerate the maturity of our indebtedness under the Credit Agreements and to terminate any commitments to lend. If the lenders under the Revolving Credit Agreement or the Term Loan Credit Agreement accelerate the repayment of such indebtedness, we may not have sufficient liquidity to repay such amounts or our other indebtedness, including the notes. In such event, we could be forced into bankruptcy or liquidation and, as a result, you could lose some or all of your investment in the notes.
The Issuer and Celanese are holding companies and depend on subsidiaries to satisfy their obligations under the notes and the guarantee of the Issuer’s obligations under the notes by Celanese.
As holding companies, the Issuer and Celanese, which we refer to as the Parent Guarantor, conduct substantially all of their operations through their subsidiaries, which own substantially all of our consolidated assets. Consequently, the principal source of cash to pay the Issuer’s and Parent Guarantor’s obligations, including obligations under the notes and the guarantee of the Issuer’s obligations under the notes by the Parent Guarantor, is the cash that our subsidiaries generate from their operations. We cannot assure you that our subsidiaries will be able to, or be permitted to, make distributions to enable the Issuer or the Parent Guarantor to make payments in respect of their obligations. Each of our subsidiaries is a distinct legal entity and, under certain circumstances, applicable country or state laws, regulatory limitations and terms of our debt instruments may limit our subsidiaries’ ability to distribute cash to the Issuer and the Parent Guarantor. While the Credit Agreements limit the ability of our subsidiaries to put restrictions on paying dividends or making other intercompany payments to us, these limitations are subject to certain qualifications and exceptions, which may have the effect of significantly restricting the applicability of those limits. In the event the Issuer and the Parent Guarantor do not receive distributions from our subsidiaries, the Issuer and the Parent Guarantor may be unable to make required payments on the notes, the guarantee of the Issuer’s obligations under the notes by the Parent Guarantor, or our other indebtedness.
Federal and state statutes could allow courts, under specific circumstances, to void or subordinate the notes or any of the subsidiary guarantees and require note holders to return payments received from the Issuer or the Subsidiary Guarantors.
Under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the notes or any of the guarantees thereof by certain subsidiaries of the Issuer, which we refer to as the Subsidiary Guarantors, could be voided, or claims in respect of the notes or any of the guarantees thereof by the Subsidiary Guarantors could be subordinated to all of the Issuer’s indebtedness or that of the Subsidiary Guarantors if, among other things, the Issuer or a Subsidiary Guarantor, at the time the Issuer or such Subsidiary Guarantor incurred the indebtedness evidenced by the notes or such guarantee:

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received less than reasonably equivalent value or fair consideration for the issuance of the notes or for the incurrence of such guarantee; and

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were insolvent or rendered insolvent by reason of such incurrence; or

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were engaged in a business or transaction for which the Issuer’s or the Subsidiary Guarantor’s remaining assets constituted unreasonably small capital; or

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intended to incur, or believed that the Issuer or the Subsidiary Guarantor would incur, debts beyond the Issuer’s or the Subsidiary Guarantor’s ability to pay such debts as they mature; or

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was a defendant in an action for money damages docketed against the Issuer or such Subsidiary Guarantor if, in either case, after final judgment, the judgment was unsatisfied.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or an antecedent debt is secured or satisfied. A bankruptcy court could also void the notes or a guarantee if it found that the Issuer or the Subsidiary Guarantors issued the notes or the guarantees with the actual intent to hinder, delay or defraud creditors.
We cannot be certain as to the standards a court would use to determine whether or not the Issuer or the Subsidiary Guarantors were solvent at the relevant time or, regardless of the standard that a court uses, whether the notes or the guarantees would be subordinated to the Issuer’s or any of the Subsidiary Guarantors’ other debt. In general, however, a court would deem an entity insolvent if:
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the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of all of its assets;

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the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

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it could not pay its debts as they became due.

If a court were to void the issuance of the notes or the incurrence of the guarantees as the result of a fraudulent transfer or conveyance, or hold such obligations unenforceable for any other reason, holders of the notes would cease to have a claim against the Issuer or that Subsidiary Guarantor on its guarantee. A court could also subordinate the notes or any of the guarantees to the other indebtedness of the Issuer or the applicable Subsidiary Guarantor, direct holders of the notes to return any amounts paid under the notes or a guarantee to the Issuer or the applicable Subsidiary Guarantor or to a fund for the benefit of its creditors, or take other action detrimental to the holders of the notes.
Each guarantee will contain a provision intended to limit the Subsidiary Guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. Each Subsidiary Guarantor that makes a payment or distribution under a guarantee will be entitled to a contribution from each other Subsidiary Guarantor in an amount pro rata, based on the net assets of each Subsidiary Guarantor. Under recent case law, these provisions may not be effective to protect the guarantees from being voided under fraudulent transfer or conveyance law.
There may be no public markets for the notes.
Each series of notes offered hereby is a new issue of securities with no established trading market, and we cannot assure you as to:
•
the liquidity of any markets that may develop;

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your ability to sell the notes; or

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the prices at which you would be able to sell your notes.

If markets were to exist for the notes, the notes could trade at prices that are lower than your purchase price, depending on many factors, including prevailing interest rates, the markets for similar notes and our financial performance. We do not intend to apply for listing of the notes of each series. Although the underwriters have informed us that they currently intend to make markets in the notes after we complete the offering, they have no obligation to do so and may discontinue market-making in the notes at any time without notice. If no active trading markets develop, you may not be able to sell your notes at a particular time and the prices that you receive when you sell may not be favorable.
If trading markets do develop, changes in our ratings or the financial markets could adversely affect the liquidity of any markets for the notes.
The liquidity of any markets for the notes will depend on a number of factors, including:
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ratings on our debt securities assigned by rating agencies;

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the time remaining until maturity of the notes;

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the number of holders of notes;

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our operating performance and financial condition;

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the markets for similar securities;

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the interest of securities dealers in making markets in the notes; and

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prevailing interest rates.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes.
Rating agencies continually review the ratings they have assigned to companies and debt securities. Negative changes in the ratings assigned to us or our debt securities could have an adverse effect on the market prices of the notes.
Our credit ratings are subject to change and may not reflect all risks of your investments in the notes.
Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. These credit ratings may not reflect the potential impact of risks relating to the notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating. Any actual or anticipated negative changes or downgrades in our credit ratings or ratings outlook or watch, including any announcement that our ratings are under review for a downgrade, could increase our corporate borrowing costs and affect the market value of the notes. In particular, the interest rate payable on the notes offered hereby is subject to adjustment depending upon the ratings assigned to such notes as described in “Description of the Notes — Interest Rate Adjustment of the Notes Based on Certain Rating Events.”
We may be unable to purchase the notes upon a change of control event.
Upon a change of control event, as defined in the indentures governing the Outstanding Notes and the notes, the Issuer is required to offer to purchase all of the Outstanding Notes and the notes then outstanding for cash at 101% of the principal amount thereof plus accrued and unpaid interest, if any. Similarly, under the Credit Agreements and the Purchase Agreement, a change of control (as defined therein) constitutes an event of default that permits the lenders to accelerate the maturity of the indebtedness and terminate their commitments to lend under the respective agreements. Our other indebtedness also may contain repayment requirements with respect to specific events that constitute a change of control. If a change of control event occurs, we may not have sufficient funds to pay the change of control purchase price with respect to the Outstanding Notes or the notes or to repay outstanding indebtedness under our senior credit facilities, our accounts receivables securitization facility or our other indebtedness, and may be required to secure new third party financing to do so. We may not be able to obtain this financing on commercially reasonable terms, or on terms acceptable to us, or at all. Our failure to repurchase the notes upon a change of control event would constitute an event of default under the indenture.
The change of control event provisions in the indenture governing the notes may not protect you in the event we consummate a highly leveraged transaction, reorganization, restructuring, merger or other similar transaction, unless such transaction constitutes a change of control event under the indenture. Such a transaction may not involve a change in voting power or beneficial ownership or, even if it does, may not involve a change in the magnitude required under the definition of change of control in the indenture to trigger our obligation to repurchase the notes. Except as otherwise described above, the indenture does not contain provisions that permit the holders of the notes to require the Issuer to repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction. See “Description of the Notes — Repurchase at the Option of Holders — Change of Control Offer.”
Your right to receive payments on the notes will be effectively subordinated to the right of lenders who have a security interest in our assets, to the extent of the value of those assets.
Subject to the restrictions in the indentures governing the Outstanding Notes and the notes, we, including our subsidiaries, may incur significant indebtedness secured by assets. If we are declared bankrupt or insolvent, or if we default under any of our future indebtedness secured by assets, the holders of such indebtedness could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the holders of such indebtedness could, to the extent of such indebtedness, foreclose on such assets to the exclusion of holders of the notes. In any such event, because the notes will not be secured by our assets, remaining proceeds, if any, from the sale of such assets will be available to pay obligations on the notes only after such indebtedness has been paid in full.
The notes will be structurally subordinated to all indebtedness of our current subsidiaries that are not, and any of our future subsidiaries that do not become, guarantors of the notes.
The notes will, subject to certain exceptions, be guaranteed by each of our domestic subsidiaries that guarantees our senior credit facilities until such time as such subsidiary ceases to, or substantially contemporaneously with the release of such subsidiary’s obligation under its guarantee of the notes will cease to, or at such time does not, guarantee the Issuer’s obligations under the Issuer’s senior credit facilities. Each of our current subsidiaries that is not, and any future subsidiary that does not become, a Subsidiary Guarantor under our senior credit facilities, and therefore under the notes, will have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. The notes will be structurally subordinated to all indebtedness and other obligations of any non-guarantor subsidiary such that, in the event of insolvency, liquidation, reorganization, dissolution or other winding up of any subsidiary that is not a guarantor of the notes, all of such subsidiary’s creditors (including trade creditors and preferred stockholders, if any) would be entitled to payment in full out of such subsidiary’s assets before we (and therefore the holders of the notes) would be entitled to any payment. As of March 31, 2022, the Issuer’s non-guarantor subsidiaries collectively had $3.4 billion of liabilities, including trade payables.
The lenders under the Credit Agreements are required to release the Guarantors from their obligations under the Credit Agreements in a variety of circumstances and, in some cases, the Guarantors may also be released from their guarantees of the notes and the Outstanding Notes under the indenture.
The lenders under the Credit Agreements are required to release the guarantees under the Credit Agreements in a variety of circumstances. In the event of such release and the fulfillment of certain other conditions, any guarantee of the notes and the Outstanding Notes may also be released without action by, or consent of, any holder of the notes or the Outstanding Notes, or the trustee under the indenture. See “Description of the Notes — Guarantees.” You will not have a claim as a creditor against any subsidiary that is no longer a Guarantor of the notes and the Outstanding Notes, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries will effectively be senior to claims of holders of the notes and the Outstanding Notes.

USE OF PROCEEDS
The net proceeds of the offering of the notes will be approximately $7.46 billion after deducting the underwriting discounts and before deducting other estimated fees and expenses of this offering.
We intend to use the net proceeds of this offering, together with borrowings under the Term Loan Facility, the net proceeds from the concurrent euro notes offering (if consummated), or other debt financing, available borrowings under our revolving credit facility and cash on hand to fund the purchase price for the M&M Acquisition, with any remaining proceeds being used for general corporate purposes. Until the M&M Acquisition is consummated, we will hold funds that are not immediately needed for the acquisition in cash and cash equivalents. If the M&M Acquisition is not consummated prior to a Special Mandatory Redemption Event, we intend to use a portion of the net proceeds from the notes, together with borrowings under our revolving credit facility or cash on hand, or a combination thereof, if necessary, to fund the special mandatory redemption of the notes described in “Description of the Notes — Redemption — Special Mandatory Redemption.”

PRELIMINARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The proposed M&M Acquisition has been accounted for in the following preliminary unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2022 and for the year ended December 31, 2021, giving effect to the M&M Acquisition and related debt financings of the Term Loan Facility of $1.5 billion and the expected issuance of approximately $9.5 billion of senior unsecured notes through one or more offerings (the “Senior Unsecured Notes”), as if they had occurred on January 1, 2021. The preliminary unaudited pro forma condensed combined balance sheet as of March 31, 2022 gives effect to the M&M Acquisition and related debt financings of the Term Loan Facility and Senior Unsecured Notes as if they had occurred on March 31, 2022. Celanese does not intend to draw down on its Bridge Facility and currently expects to replace the remaining Bridge Facility commitments prior to the closing of the M&M Acquisition with permanent financing that it currently expects will consist of $9.5 billion from the issuance of Senior Unsecured Notes.
The following preliminary unaudited pro forma condensed combined financial statements and related notes as of and for the three months ended March 31, 2022 and for the year ended December 31, 2021 have been derived from, and should be read in conjunction with, (i) the historical audited consolidated financial statements of Celanese and accompanying notes included in Celanese’s Annual Report on Form 10-K for the year ended December 31, 2021, (ii) the historical unaudited consolidated financial statements of Celanese and related notes included in Celanese’ Quarterly Report on Form 10-Q for the three months ended March 31, 2022, (iii) the historical audited combined financial statements of the M&M Business and related notes for the year ended December 31, 2021, included in this prospectus supplement and (iv) the historical unaudited combined financial statements of the M&M Business and related notes for the three months ended March 31, 2022, included in this prospectus supplement.
The M&M Business has historically been managed and operated in normal course with other DuPont businesses through multiple legal entities not solely dedicated to the M&M Business. Therefore, the accompanying historical combined financial statements of the M&M Business have been derived from the accounting records of DuPont as if M&M Business’ operations had been conducted independently from those of DuPont and were prepared on a stand-alone basis in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). The combined statements of operations reflect allocations of general corporate expenses from DuPont including, but not limited to, executive management, finance, legal, information technology, employee benefits administration, treasury, risk management, procurement and other shared services, and restructuring and historical integration and separation activities related to these functions. These allocations were made on the basis of revenue, expenses, headcount or other relevant measures. The preliminary unaudited pro forma condensed combined financial statements include DuPont assets and liabilities that are specifically identifiable or otherwise attributable to the M&M Business.
In accordance with Article 11 of Regulation S-X, the preliminary unaudited pro forma condensed combined financial statements were prepared for illustrative and informational purposes only and are not intended to represent what our results of operations or financial position would have been had the acquisition occurred on the dates indicated, or what they will be for any future periods. The preliminary unaudited pro forma condensed combined financial statements do not reflect the realization of any expected cost savings or other synergies as a result of the acquisition.
The preliminary unaudited pro forma condensed combined financial statements have been prepared using the acquisition method of accounting for business combinations under US GAAP, in accordance with Accounting Standards Codifications (ASC) 805, Business Combinations. Under the acquisition method of accounting, the preliminary purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based upon their estimated fair values as of the acquisition date, with any excess purchase price allocated to goodwill. Celanese has made a preliminary allocation of the purchase price to the assets acquired and liabilities assumed as of the assumed acquisition date of March 31, 2022 based on Celanese’s preliminary valuation of the tangible and intangible assets acquired and liabilities assumed using information currently available. A final determination of fair value of the M&M Business’ assets and liabilities will be based on the M&M Business’ actual assets and liabilities as of the closing date, and, therefore, cannot be made prior to the completion of the M&M Acquisition. As a result, the unaudited pro forma purchase price adjustments related to the acquisition are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. The final valuation of assets acquired and liabilities assumed may be materially different than the estimated values assumed in the preliminary unaudited pro forma condensed combined financial statements.
The Term Loan Facility and Senior Unsecured Notes that are anticipated to be incurred to finance the acquisition are included in the preliminary unaudited pro forma condensed combined financial statements reflecting terms and rates Celanese expects to receive based on current market rates. The actual financing and terms of the financing will be subject to market conditions. Actual adjustments may differ from the amounts reflected in the preliminary unaudited pro forma condensed combined financial statements, and the differences may be material.

CELANESE COPORATION AND SUBSIDIARIES
PRELIMINARY UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of March 31, 2022
(in millions)
	Historical Celanese	Historical M&M Business as Reclassified (Note 3)	Acquisition Accounting Adjustments	Note	Other Accounting Adjustments	Note	Pro Forma Combined
ASSETS
Current Assets
Cash and cash equivalents	$605	$80	$(10,995)	(4A)	$10,927	(5A)	$617
Trade receivables – third party and affiliates	1,390	577	—		—		1,967
Non-trade receivables, net	523	—	33	(4J)	—		556
Inventories	1,549	785	—		—		2,334
Marketable securities	9	—	—		—		9
Other assets	124	75	—		(30)	(5C)	169
Total current assets	4,200	1,517	(10,962)		10,897		5,652
Investments in affiliates	847	56	—		—		903
Property, plant and equipment, net	4,188	997	403	(4C)	—		5,588
Operating lease right-of-use assets	267	42	160	(4I)	—		469
Deferred income taxes	244	19	—		—		263
Other assets	569	2	—		—		571
Goodwill	1,396	2,093	(2,093)	(4G)	—		7,398
			6,002	(4F)
Intangible assets, net	715	1,812	2,088	(4C)	—		4,615
Total assets	$12,426	$6,538	$(4,402)		$10,897		$25,459
LIABILITIES AND EQUITY
Current Liabilities
Short-term borrowings and current installments of long-term debt – third party and affiliates	$860	—	—		$500	(5A)	$1,360
Trade payables – third party and affiliates	1,169	531	44	(4B)	—		1,744
Other liabilities	419	106	1	(4K)	—		556
			30	(4I)
Income taxes payable	106	79	—		—		185
Total current liabilities	2,554	716	75		500		3,845
Long-term debt, net of unamortized deferred financing costs	3,132	—	—		10,427	(5A)	13,559
Deferred income taxes	563	413	573	(4H)	—		1,549
Uncertain tax positions	296	—	—		—		296
Benefit obligations	543	—	33	(4J)	—		576
Operating lease liabilities	223	35	130	(4I)	—		388
Other liabilities	162	25	—		—		187
Commitments and Contingencies
Stockholders’ Equity
Preferred Stock	—	—	—		—		—
Common Stock	—	—	—		—		—
Treasury Stock, at cost	(5,492)	—	—		—		(5,492)
Additional paid-in capital	326	—	—		—		326
Parent company net investment	—	5,321	(5,321)	(4G)	—		—
Retained earnings	10,106	—	(44)	(4B)	(30)	(5C)	10,032
Accumulated other comprehensive (loss) income, net	(333)	(152)	152	(4G)	—		(333)
Total stockholders’ equity	4,607	5,169	(5,213)		(30)		4,533
Noncontrolling interests	346	180					526
Total equity	4,953	5,349	(5,213)		(30)		5,059
Total liabilities and equity	$12,426	$6,538	(4,402)		$10,897		$25,459
See notes to preliminary unaudited pro forma condensed combined financial statements

CELANESE COPORATION AND SUBSIDIARIES
PRELIMINARY UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the three months ended March 31, 2022
(in millions, except share data)
	Historical Celanese	Historical M&M Business as Reclassified (Note 3)	Acquisition Accounting Adjustments	Note	Other Accounting Adjustments	Note	Pro Forma Combined
Net sales	$2,538	$889	—		—		$3,427
Cost of sales	(1,793)	(682)	25	(4L)	—		(2,479)
	—	—	(29)	(4D)	—
Gross profit	745	207	(4)		—		948
Selling, general and administrative expenses	(174)	(180)	(1)	(4I)	—		(355)
Amortization of intangible assets	(11)	(33)	33	(4L)	—		(61)
	—	—	(50)	(4E)	—
Research and development expenses	(24)	(18)	(8)	(4I)	—		(50)
Other (charges) gains, net	(1)	—	—		—		(1)
Foreign exchange gain (loss), net	(1)	—	—		—		(1)
Gain (loss) on disposition of businesses and assets, net	(3)	—	—		—		(3)
Operating profit (loss)	531	(24)	(30)		—		477
Equity in net earnings (loss) of affiliates	56	(1)	—		—		55
Non-operating pension and other postretirement employee benefit (expense) income	24	4	—		—		28
Interest expense	(35)	—	—		(144)	(5B)	(179)
Interest income	1	—	—		—		1
Dividend income – equity investments	37	—	—		—		37
Other income (expense), net	2	3	1	(4I)	—		6
Earnings (loss) from continuing operations before tax	616	(18)	(29)		(144)		425
Income tax (provision) benefit	(112)	4	7	(4H)	33	(5D)	(68)
Earnings (loss) from continuing operations	504	(14)	(22)		(111)		357
Net (earnings) loss attributable to noncontrolling interests	(2)	(1)	—		—		(3)
Net earnings (loss) from continuing operations attributable to Celanese/ M&M Business	$502	$(15)	$(22)		$(111)		$354
Earnings per common share attributable to Celanese Shareholders:
Earnings per common share – basic	4.64						3.27
Earnings per common share – diluted	4.61						3.25
Weighted average shares – basic	108,185,912						108,185,912
Weighted average shares – diluted	108,917,577						108,917,577
See notes to preliminary unaudited pro forma condensed combined financial statements

CELANESE COPORATION AND SUBSIDIARIES
PRELIMINARY UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the year ended December 31, 2021
(in millions, except share data)
	Historical Celanese	Historical M&M Business as Reclassified (Note 3)	Acquisition Accounting Adjustments	Note	Other Accounting Adjustments	Note	Pro Forma Combined
Net sales	$8,537	$3,532	—		—		$12,069
Cost of sales	(5,855)	(2,489)	100	(4L)	—		(8,357)
	—	—	(113)	(4D)	—
Gross profit	2,682	1,043	(13)		—		3,712
Selling, general and administrative expenses	(633)	(385)	(44)	(4B)	—		(1,064)
			(2)	(4I)
Amortization of intangible assets	(25)	(131)	131	(4L)	—		(225)
			(200)	(4E)	—
Research and development expenses	(86)	(73)	(34)	(4I)	—		(193)
Other gains (charges), net	3	(5)	—		—		(2)
Foreign exchange gain (loss), net	2	—	—		—		2
Gain (loss) on disposition of businesses and assets, net	3	—	—		—		3
Operating profit (loss)	1,946	449	(162)		—		2,233
Equity in net earnings (loss) of affiliates	146	9	—		—		155
Non-operating pension and other postretirement employee benefit (expense) income	106	14	—		—		120
Interest expense	(91)	—	—		(588)	(5B)	(709)
		—	—		(30)	(5C)
Refinancing expense	(9)	—	—		—		(9)
Interest income	8	—	—		—		8
Dividend income – equity investments	147	—	—		—		147
Other (expense) income, net	(5)	1	5	(4I)	—		1
Earnings (loss) from continuing operations before tax	2,248	473	(157)		(618)		1,946
Income tax (provision)	(330)	(48)	36	(4H)	142	(5D)	(200)
Earnings (loss) from continuing operations	1,918	425	(121)		(476)		1,746
Net (earnings) loss attributable to noncontrolling interests	(6)	(17)	—		—		(23)
Net earnings (loss) from continuing operations attributable to Celanese/M&M Business	$1,912	$408	$(121)		$(476)		$1,723
Earnings per common share attributable to Celanese Shareholders
Earnings per common share – basic	17.19						15.49
Earnings per common share – diluted	17.06						15.37
Weighted average shares – basic	111,224,017						111,224,017
Weighted average shares – diluted	112,084,412						112,084,412
See notes to preliminary unaudited pro forma condensed combined financial statements

Notes to Preliminary Unaudited Pro Forma Condensed Combined Financial Statements
1.
Basis of Presentation

The M&M Acquisition is being accounted for as a business combination using the acquisition method of accounting under US GAAP, in accordance with the provisions of ASC 805, which requires assets acquired and liabilities assumed to be recorded at their acquisition date fair value. ASC 820, Fair Value Measurements, defines the term “fair value” as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value measurements can be highly subjective, and it is possible the application of reasonable judgement could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances.
As of the date of this Current Report, Celanese has not completed the detailed valuation studies necessary to determine the fair value of M&M Business’ assets to be acquired and the liabilities to be assumed and the related allocations of purchase price. Therefore, the allocation of the purchase price as reflected in the preliminary unaudited pro forma condensed combined financial statements is based upon management’s preliminary estimates of the fair value of the assets acquired and liabilities assumed. The final allocation of the purchase price will be determined after completion of the M&M Acquisition and determination of the estimated fair value of M&M Business’ assets and liabilities, and associated tax adjustments. Any adjustments to the preliminary estimated fair value amounts could have a significant impact on the preliminary unaudited pro forma condensed combined financial statements contained herein and our future results of operations and financial position. There can be no assurance that such finalization will not result in material changes.
Celanese’s and the M&M Business’ historical financial statements were prepared in accordance with US GAAP and presented in US dollars. As discussed in Note 3, certain reclassifications were made to align Celanese’s and the M&M Business’ financial statement presentation. Celanese has not identified all adjustments necessary to conform M&M Business’ accounting policies to Celanese’s accounting policies. Upon completion of the M&M Acquisition, or as more information becomes available, Celanese will perform a more detailed review of M&M Business’ accounting policies. As a result of that review, differences could be identified between the accounting policies of the two companies that, when conformed, could have a material impact on the combined company’s financial information. Further, there were no material intercompany transactions and balances between Celanese and M&M Business as of and for the three months ended March 31, 2022 and for the year ended December 31, 2021.
All amounts presented within these notes to the preliminary unaudited pro forma condensed combined financial statements are in millions, except per share data.
2.
Preliminary Purchase Price Allocation

The table below represents the preliminary calculation of estimated consideration to acquire the M&M Business.
(in millions)
Base purchase price	$11,000
Contractual adjustments to purchase price(1)	(5)
Total cash consideration transferred	10,995
Receivable related to net pension liability assumed(2)	(33)
Estimated fair value of share-based compensation awards attributed to pre-combination services(3)	1
Total transaction consideration	$10,963

(1)
Reflects preliminary adjustments to the base purchase price based on contractual terms of the Transaction Agreement; amounts may change based upon final settlement and agreement between Celanese and DuPont.

(2)
Reflects estimated receivable from DuPont for the assumption of an under-funded defined benefit plan (see Note 4J).

(3)
This amount represents the value of DuPont Restricted Stock Unit (RSU) awards that are not vested and will be replaced by equivalent value of cash or Celanese RSU awards with the same terms and conditions as the original DuPont award grant. The actual value of these awards will depend on the prices of DuPont common stock and other valuation estimates and assumptions, and therefore the actual consideration will fluctuate. Accordingly, the final consideration could differ significantly from the current estimate (see Note 4K).

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of the M&M Business are recognized and measured at fair value. The allocation is dependent upon certain valuation and other studies that have not yet been completed. Accordingly, the pro forma purchase price allocation is subject to further adjustments as additional information becomes available and detailed analyses and final valuation are completed, and the adjustments could be material.
The table below represents a preliminary allocation of the estimated consideration to M&M Business’ identified tangible and intangible assets to be acquired and liabilities to be assumed based on preliminary estimated fair values as of March 31, 2022.
(in millions)
Total consideration for M&M Acquisition	$10,963
Cash and cash equivalents	80
Trade receivables – third party and affiliates	577
Inventories	785
Other assets (current)	75
Investments in affiliates	56
Property, plant and equipment	1,400
Operating lease right-of-use assets	202
Deferred income taxes	19
Other assets (non-current)	2
Intangible assets	3,900
Total assets	7,096
Trade payables – third party and affiliates	531
Income taxes payable	79
Other liabilities (current)	106
Deferred income taxes	986
Benefit obligations	33
Operating lease liabilities	195
Other liabilities (non-current)	25
Noncontrolling interests	180
Net assets acquired	4,961
Preliminary allocation to goodwill	$6,002

3.
Reclassification Adjustments

The historical combined financial statements of the M&M Business are prepared in accordance with US GAAP. During the preparation of these preliminary unaudited pro forma condensed combined financial statements, management performed a preliminary analysis of M&M Business’ financial information to identify differences in accounting policies as compared to those of Celanese and differences in M&M Business’ financial statement presentation as compared to the presentation of Celanese. At the time of preparing these preliminary unaudited pro forma condensed combined financial statements, Celanese had not identified all adjustments necessary to conform M&M Business’ accounting policies to Celanese’s accounting policies. The below adjustments represent Celanese’s best estimates based upon the information currently available to Celanese and could be subject to change once more detailed information is available.
Refer to the table below for a summary of reclassification adjustments made to present M&M Business’ combined balance sheet as of March 31, 2022 in conformity with that of Celanese:
Mobility & Materials Business
Combined Balance Sheet
As of March 31, 2022
(In millions)
Presentation in Historical Financial Statements	Presentation in Preliminary Unaudited Pro Forma Condensed Combined Financial Statements	M&M Business Before Reclassification	Reclassification	M&M Business as Reclassified
Assets
Cash and cash equivalents	Cash and cash equivalents	$80		$80
Accounts and notes receivable, net	Trade receivables – third party and affiliates	577		577
Inventories	Inventories	785		785
Prepaid expenses and other current assets	Other assets (current)	75		75
Investments and noncurrent receivables	Investment in affiliates	56		56
Property, plant and equipment, net	Property, plant and equipment (net of accumulated depreciation)	997		997
Deferred charges and other assets	Operating lease right-of-use assets	44	$(2)(i)	42
	Other assets (non-current)	—	2(i)	2
Goodwill	Goodwill	2,093		2,093
Other intangible assets	Intangible assets, net	1,812		1,812
Deferred income tax assets	Deferred income taxes	19		19
Liabilities
Accounts payable	Trade payables – third party and affiliates	531		531
Income taxes payable	Income taxes payable	79		79
Accrued and other current liabilities	Other liabilities (current)	106		106
Deferred income tax liabilities	Deferred income taxes	413		413
Other noncurrent obligations	Other liabilities (non-current)	60	(35)(ii)	25
	Operating lease liabilities		35(ii)	35
Equity
Parent Company net investment	Parent Company net investment	5,321		5,321
Accumulated other comprehensive income (loss)	Accumulated other comprehensive income (loss), net	(152)		(152)
Noncontrolling interests	Noncontrolling interests	180		180

(i)
Reclassification from “Deferred charges and other assets” to “Operating lease right-of-use assets” and “Other assets (non-current)”

(ii)
Reclassification from “Other noncurrent obligations” to “Other liabilities (non-current)” and “Operating lease liabilities”

Refer to the table below for a summary of reclassification adjustments made to present M&M Business’ combined statement of operations for the three months ended March 31, 2022 in conformity with that of Celanese:
Mobility & Materials Business
Combined Statement of Operations
For the three months ended March 31, 2022
(In millions)
Presentation in Historical Financial Statements	Presentation in Preliminary Unaudited Pro Forma Condensed Combined Financial Statements	M&M Business Before Reclassification	Reclassification	M&M Business as Reclassified
Net sales	Net sales	$889		$889
Cost of sales	Cost of Sales	(682)		(682)
Selling, general and administrative expenses	Selling, general and administrative expenses	(84)	$(96)(i)	(180)
Integration and separation costs		(96)	96(i)	—
Amortization of intangibles	Amortization of Intangible Assets	(33)		(33)
Research and development expenses	Research and development expenses	(18)		(18)
Equity in earnings of nonconsolidated affiliates	Equity in net earnings (loss) of affiliates	(1)		(1)
Sundry income (expense), net	Non-operating pension and other postretirement employee benefit (expense) income	7	(3)(ii)	4
	Other income (expense), net	—	3(ii)	3
Benefit from income taxes	Income tax (provision) benefit	4		4
Net income attributable to noncontrolling interests	Net (earnings) loss attributable to noncontrolling interests	(1)		(1)

(i)
Reclassification from “Integration and separation costs” to “Selling, general and administrative expenses”

(ii)
Reclassification from “Sundry income (expense), net” to “Non-operating pension and other postretirement employee benefit (expense) income” and “Other income (expense), net”

Refer to the table below for a summary of reclassification adjustments made to present M&M Business’ combined statement of operations for the year ended December 31, 2021 in conformity with that of Celanese:

Mobility & Materials Business
Combined Statement of Operations
For the year ended December 31, 2021
(In millions)
Presentation in Historical Financial Statements	Presentation in Preliminary Unaudited Pro Forma Condensed Combined Financial Statements	M&M Business Before Reclassification	Reclassification	M&M Business as Reclassified
Net sales	Net sales	$3,532		$3,532
Cost of sales	Cost of Sales	(2,489)		(2,489)
Selling, general and administrative expenses	Selling, general and administrative expenses	(331)	$(54)(i)	(385)
Integration and separation costs		(54)	54(i)	—
Amortization of intangibles	Amortization of Intangible Assets	(131)		(131)
Research and development expenses	Research and development expenses	(73)		(73)
Restructuring and asset related charges, net	Other (charges) gains, net	(5)		(5)
Equity in earnings of nonconsolidated affiliates	Equity in net earnings (loss) of affiliates	9		9
Sundry income (expense), net	Non-operating pension and other postretirement employee benefit (expense) income	15	(1)(ii)	14
	Other income (expense), net	—	1(ii)	1
Provision for income taxes	Income tax (provision) benefit	(48)		(48)
Net income attributable to noncontrolling interests	Net (earnings) loss attributable to noncontrolling interests	(17)		(17)

(i)
Reclassification from “Integration and separation costs”“ to “Selling, general, and administrative expenses”

(ii)
Reclassification from “Sundry income (expense), net” to “Non-operating pension and other postretirement employee benefit (expense) income” and “Other income (expense), net”

4.
Acquisition Pro Forma Adjustments and Assumptions

A.   Reflects estimated cash consideration to be paid in connection with the M&M Acquisition. The amount is equal to the base purchase price and preliminary cash adjustments based on contractual terms of the Transaction Agreement. See Note 2.
B.   Represents acquisition-related transaction costs yet to be expensed or accrued in the historical financial statements through March 31, 2022. Estimated acquisition-related costs include investment banker, advisory, legal, valuation and other professional fees. The total estimated acquisition-related transaction costs amounted to $57 million with $13 million expensed to date resulting in a net pro forma adjustment of $44 million. This does not reflect the acquisition-related transaction costs incurred by DuPont related to the sale of the M&M Business as Celanese does not have access to this information. These costs will not affect the combined statement of operations beyond 12 months after the close date.

C.   Reflects the adjustments related to the step-up in fair value of the assets acquired from the M&M Acquisition.
Step-up adjustments (in millions)	Historical Value	Fair Value	Step-up
Property, plant and equipment	$997	$1,400	$403
Intangible assets, net	1,812	3,900	2,088
Total	$2,809	$5,300	$2,491
D.   Reflects the impact of depreciation related to the preliminary fair value of property, plant and equipment acquired from the M&M Acquisition for the three months ended March 31, 2022 and for the year ended December 31, 2021.
Property, plant and equipment (in millions)	Preliminary Fair Value	Estimated Useful Life (years)	Three Months Ended March 31, 2022	Year Ended December 31, 2021
Land	$150	n/a	n/a	n/a
Buildings	250	5 – 30	$4	$13
Machinery and equipment	1,000	3 – 20	25	100
Total	$1,400		$29	$113
E.   Reflects the impact of amortization related to the preliminary fair value of intangible assets acquired from the M&M Acquisition for the three months ended March 31, 2022 and for the year ended December 31, 2021.
Intangible assets (in millions)	Preliminary Fair Value	Estimated Useful Life (years)	Three Months Ended March 31, 2022	Year Ended December 31, 2021
Customers	$2,000	14	$36	$143
Tradenames	900	Indefinite	—	—
Technology	1,000	15 – 20	14	57
Total	$3,900		$50	$200
F.   Reflects the recognition of preliminary estimated goodwill for the M&M Acquisition. Refer to Note 2 for the preliminary purchase price allocation.
G.   Reflects the elimination of M&M Business’ historical equity and goodwill.
H.   Represents the adjustments to reflect the net deferred tax liabilities associated with the estimated fair value step-up of identifiable assets acquired and the income tax (provision) benefit related to the income (loss) before income taxes resulting from the pro forma acquisition adjustments, which were tax effected using an estimated global statutory blended rate of 23%.
I.   Represents adjustments related to new ground and space lease agreements expected to be entered between DuPont and Celanese in conjunction with consummation of the M&M Acquisition. As of the date of this Current Report, the terms of the lease agreements are still being negotiated. Pro forma adjustments related to the ground and space lease agreements are based on the current expectation of the finalized lease terms. As such, for the purposes of the preliminary unaudited pro forma condensed combined financial statements, we have assumed that new ground and space lease agreements are classified as operating leases. For ground and space leases where DuPont is expected to be the lessor and Celanese is expected to be the lessee, the pro forma adjustments are recorded in the Operating lease right-of-use assets, Other liabilities (current), and Operating lease liabilities on the preliminary unaudited pro forma condensed combined balance sheet as of March 31, 2022 and in Research and Development for lab leases and Selling, General and Administrative for office and service center leases in the preliminary unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2022 and year ended December 31, 2021. For ground and space leases where Celanese is expected to be the lessor and DuPont is expected to be the lessee, the pro forma adjustments are recorded in Other income (expense), net in the preliminary unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2022 and year ended December 31, 2021. The terms of the ground and space lease agreements will be finalized by the close date. Accordingly, the actual lease amounts could differ significantly from current estimate.
J.    M&M Business’ employees participate in DuPont sponsored defined benefit plans. M&M Business’ proportionate share of the expense (credit) associated with the multiemployer plan is reflected in the M&M Business’ combined financial statements, while the assets and liabilities associated with the multiemployer plans are retained by DuPont and recorded on DuPont’s balance sheet. Upon consummation of the M&M Acquisition, Celanese will provide post-retirement benefits to the relevant employees through single-employer plans. As per the terms of the employee matters agreement dated February 17, 2022 (the “Employee Matters Agreement”), if the defined benefit plan is under-funded as of the close date, Celanese will receive cash from DuPont equivalent to the under-funded amount. If the defined benefit plan is over-funded as of the close date, Celanese will pay cash to DuPont equivalent to the over-funded amount. As of the date of this Current Report, Celanese has preliminarily estimated the defined benefit plan to be under-funded by $33 million. This adjustment reflects an increase to Benefit obligation and Non-trade receivable related to the preliminary estimate of the under-funded amount. The actual funding status of the defined benefit plan will depend on the fair value of plan assets and actuarial estimate of pension liability that is based on estimates and assumptions. Therefore, the actual funding status will fluctuate. Accordingly, the final funding status could differ significantly from the current estimate.
K.   Unvested RSU awards of DuPont granted to M&M Business’ relevant employees during the 2022 calendar year will be replaced with equivalent value of cash or unvested RSU awards of Celanese, under similar terms, pursuant to the Employee Matters Agreement. For the pro forma adjustments, we assume that these awards will be settled in cash. The portion of the value proportionate to service already rendered has been recognized as part of the preliminary purchase consideration; see Note 2. This amount is reflected as an increase to Other liabilities (current). The remainder portion of the value will be recognized as additional stock-based compensation expense within Selling, general, and administrative expense. As the amount recorded in the historical period is greater than the expense associated with the new Employee Matters Agreement, no incremental pro forma adjustment was recorded for the year ended December 31, 2021 and three months ended March 31, 2022. The actual fair value of DuPont’s RSU awards may differ materially from the preliminary determination included within the preliminary unaudited pro forma condensed combined financial statements.
L.   Reflects elimination of the historical depreciation and amortization of the M&M Business related to property, plant and equipment and intangible assets.
5.   Other Accounting Pro Forma Adjustments and Assumptions
A.   Celanese expects to borrow $1.5 billion under the Term Loan Facility and expects to issue $9.5 billion of Senior Unsecured Notes to fund the M&M Acquisition. The total proceeds from the Term Loan Facility and the Senior Unsecured Notes are reduced by debt issuance cost of $73 million. Based on current expectation, we assume $500 million will be current debt and $10.4 billion to be non-current debt, net of debt issuance cost.
We do not intend to draw down on the remaining Bridge Facility and currently expect to replace the remaining commitments under the Bridge Facility prior to the closing of the M&M Acquisition with permanent financing that will consist of the issuance of Senior Unsecured Notes. However, there are no assurances that we will be able to do so and any such financings would be subject to prevailing market conditions at that time.
B.   This adjustment reflects pro forma adjustment to interest expense related to the expected borrowing under the Term Loan Facility and the expected issuance of Senior Unsecured Notes.
The Term Loan Facility is composed of a $500 million tranche of delayed-draw term loans due 364 days from issuance and a $1.0 billion tranche of delayed-draw term loans due five years from issuance. Amounts outstanding under the 364-day tranche of the Term Loan Credit Arrangement accrue interest at a rate equal to Term Secured Overnight Financing Rate (“SOFR”) plus a margin of 1.00% to 2.00% per annum, or the base rate plus a margin of 0.00% to 1.00%, in each case, based on Celanese’s senior unsecured debt rating. Amounts outstanding under the five-year tranche of the Term Loan Credit Agreement accrue interest at a rate equal to Term SOFR plus a margin of 1.125% to 2.125% per annum, or the base rate plus a margin of 0.125% to 1.125%, in each case, based on Celanese’s senior unsecured debt rating. The estimated weighted-average interest rate for the Term Loan Facility is 3.0%.
Celanese expects to issue Senior Unsecured Notes at fixed rates of interest in various currencies and with various maturities. The estimated weighted-average interest rate of 5.40% is based on assumptions regarding currencies, interest rates and maturities, but the actual terms of the Senior Unsecured Notes will be subject to market conditions at the time of issuance.
Below is the pro forma adjustment for the expected contractual interest expense and the amortization of debt issuance cost.
(in millions)	Three Months Ended March 31, 2022	Year ended December 31, 2021
Interest expense on Term Loan Facility	$8	$46
Interest expense on Senior Unsecured Notes	132	527
Amortization of debt issuance cost	4	15
Pro forma adjustment to interest expense	$144	$588
A 0.125% change in interest rates would increase or decrease interest expense on a pro forma basis by $0.6 million and $3.2 million for the three months ended March 31, 2022 and for the year ended December 31, 2021, respectively
C.   Represents the write-off of $30 million of unamortized Bridge Facility commitment fees due to the assumed termination of the remaining commitments under that facility.
D.   Represents the adjustments to income tax (provision) benefit related to the income (loss) before income taxes resulting from the pro forma other adjustments, which were tax effected using an estimated global statutory blended rate of 23%.

CAPITALIZATION
The following table sets forth (i) our actual historical consolidated cash and cash equivalents and capitalization as of March 31, 2022 and (ii) our cash and cash equivalents and capitalization as adjusted to give effect to this offering of the notes and the use of proceeds from this offering as described under “Use of Proceeds.” The information in this table should be read in conjunction with the financial information incorporated by reference into the accompanying prospectus and the consolidated financial statements for Celanese and accompanying notes incorporated by reference herein.
	March 31, 2022
	Actual	As Adjusted
	(unaudited) (in millions)
Cash and cash equivalents	$605	$8,067
Total debt:
Revolving credit facility(a)	300	300
4.625% Senior Notes due 2022	500	500
1.125% Senior Notes due 2023(b)	499	499
3.500% Senior Notes due 2024	499	499
1.250% Senior Notes due 2025(c)	332	332
1.400% Senior Notes due 2026	400	400
2.125% Senior Notes due 2027(d)	553	553
0.625% Senior Notes due 2028(e)	555	555
5.900% Senior Notes due 2024 offered hereby	—	2,000
6.050% Senior Notes due 2025 offered hereby	—	1,750
6.165% Senior Notes due 2027 offered hereby	—	2,000
6.330% Senior Notes due 2029 offered hereby	—	750
6.379% Senior Notes due 2032 offered hereby	—	1,000
Euro notes offered in the concurrent euro notes offering(f)	—	—
Finance leases	166	166
Industrial revenue bonds and other debt	206	206
Subtotal	4,010	11,510
Unamortized debt issuance costs	(18)	(18)(g)
Total debt	3,992	11,492
Total stockholders’ equity	4,607	4,607
Total capitalization	$8,599	$16,099

(a)
As of March 31, 2022, we had $300 million of indebtedness outstanding and $1.45 billion of undrawn availability under our revolving credit facility.

(b)
Represents the dollar equivalent of the outstanding amount of €450 million, using the exchange rate reported by the European Central Bank on March 31, 2022 of $1.1101 per €1.00.

(c)
Represents the dollar equivalent of the outstanding amount of €300 million, using the exchange rate reported by the European Central Bank on March 31, 2022 of $1.1101 per €1.00.

(d)
Represents the dollar equivalent of the outstanding amount of €500 million, using the exchange rate reported by the European Central Bank on March 31, 2022 of $1.1101 per €1.00.

(e)
Represents the dollar equivalent of the outstanding amount of €500 million, using the exchange rate reported by the European Central Bank on March 31, 2022 of $1.1101 per €1.00.

(f)
Euro notes offered in the concurrent euro notes offering are excluded from the capitalization table.

(g)
Does not reflect the unamortized debt issuance costs related to this offering.

DESCRIPTION OF THE NOTES
For purposes of this section, the term “Issuer” refers only to Celanese US Holdings LLC, and not to any of its subsidiaries. You can find the definitions of certain terms used in this description under the subheading “— Certain Definitions.” Certain defined terms used in this description but not defined below under “— Certain Definitions” have the meanings assigned to them in the indenture.
Each series of the notes will be issued under a base indenture, dated as of May 6, 2011, by and among the Issuer, the Guarantors and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “Base Trustee”), as supplemented by a twelfth supplemental indenture, to be dated as of the closing date of this offering, by and among the Issuer, the Guarantors, the Base Trustee and U.S. Bank Trust Company, National Association, as series trustee (the “Trustee”). As used in this section, all references to the “indenture” mean the base indenture as supplemented by the twelfth supplemental indenture. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.
The following description is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines the rights of holders of the notes. A copy of the base indenture is available as set forth under “Incorporation by Reference”, and a copy of the twelfth supplemental indenture will be filed on a current report on Form 8-K and will be available as set forth under “Incorporation by Reference.”
The registered holder of any note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.
Principal, Maturity and Interest
The Issuer will issue $2,000,000,000 aggregate principal amount of its 5.900% Senior Notes due 2024 (the “2024 notes”), $1,750,000,000 aggregate principal amount of its 6.050% Senior Notes due 2025 (the “2025 notes”), $2,000,000,000 aggregate principal amount of its 6.165% Senior Notes due 2027 (the “2027 notes”), $750,000,000 aggregate principal amount of its 6.330% Senior Notes due 2029 (the “2029 notes”) and $1,000,000,000 aggregate principal amount of its 6.379% Senior Notes due 2032 (the “2032 notes” and together with the 2024 notes, the 2025 notes, the 2027 notes and the 2029 notes, the “notes”) in this offering.
The 2024 notes will mature on July 5, 2024 , the 2025 notes will mature on March 15, 2025, the 2027 notes will mature on July 15, 2027, the 2029 notes will mature on July 15, 2029, and the 2032 notes will mature on July 15, 2032. The indenture governing the notes will provide for the issuance of additional notes of the same class and series, subject to compliance with the covenants contained in the indenture. The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Interest on the 2024 notes will accrue at the rate of 5.900% per annum and will be payable semi-annually in arrears on January 5 and July 5, commencing on January 5, 2023. The Issuer will make each interest payment to the holders of record of the notes on the immediately preceding June 21 and December 22.
Interest on the 2025 notes will accrue at the rate of 6.050% per annum and will be payable semi-annually in arrears on March 15 and September 15, commencing on September 15, 2022. The Issuer will make each interest payment to the holders of record of the notes on the immediately preceding March 1 and September 1.
Interest on the 2027 notes will accrue at the rate of 6.165% per annum and will be payable semi-annually in arrears on January 15 and July 15, commencing on January 15, 2023. The Issuer will make each interest payment to the holders of record of the notes on the immediately preceding January 1 and July 1.
Interest on the 2029 notes will accrue at the rate of 6.330% per annum and will be payable semi-annually in arrears on January 15 and July 15, commencing on January 15, 2023. The Issuer will make each interest payment to the holders of record of the notes on the immediately preceding January 1 and July 1.
Interest on the 2032 notes will accrue at the rate of 6.379% per annum and will be payable semi-annually in arrears on January 15 and July 15, commencing on January 15, 2023. The Issuer will make each interest payment to the holders of record of the notes on the immediately preceding January 1 and July 1.

Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360 day year comprised of twelve 30-day months.
Interest Rate Adjustment Based on Certain Rating Events
The interest rate payable on the notes of each series will be subject to adjustments from time to time if either Moody’s or S&P (or, if either Moody’s or S&P ceases to rate the notes of that series or fails to make a rating of the notes of that series publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by us as a replacement agency for Moody’s or S&P, as applicable (a “substitute rating agency”)) downgrades (or subsequently upgrades) the rating assigned to the notes of that series in the manner described below.
If the rating from Moody’s (or any substitute rating agency therefor) of the notes is decreased to a rating set forth in the immediately following table, the interest rate on the notes will increase such that it will equal the interest rate payable on the notes on the date of their initial issuance, plus the percentage set forth opposite the ratings from the table below, plus any applicable percentage from the immediately following paragraph.
Moody’s Rating*	Percentage interest rate increase on the notes
Ba1	0.250%
Ba2	0.500%
Ba3	0.750%
B1 or below	1.000%

*
Including the equivalent ratings, in either case of any substitute rating agency or under any successor rating categories of Moody’s.

In addition, if the rating from S&P (or any substitute rating agency therefor) of the notes is decreased to a rating set forth in the immediately following table, the interest rate on the notes will increase such that it will equal the interest rate payable on the notes on the date of their initial issuance, plus the percentage set forth opposite the ratings from the table below, plus any applicable percentage from the immediately preceding paragraph.
S&P Rating*	Percentage interest rate increase on the notes
BB+	0.250%
BB	0.500%
BB-	0.750%
B1 or below	1.000%

*
Including the equivalent ratings, in either case of any substitute rating agency or under any successor rating categories of S&P.

Notwithstanding the forgoing, if at any time the interest rate on the notes of a series has been adjusted upward and either Moody’s or S&P (or, in either case, a substitute rating agency therefor), as the case may be, subsequently increases its rating of the notes of that series to any of the threshold ratings set forth above, the interest rate on the notes of that series will be decreased such that the interest rate for the notes of that series equals the interest rate payable on the notes of that series on the date of their initial issuance, plus the percentages set forth opposite the ratings from the tables above in effect immediately following the increase in rating. If Moody’s (or any substitute rating agency therefor) subsequently increases its rating of the notes of a series to Baa3 or higher (or its respective equivalent, in either case of any substitute rating agency or under any successor rating categories of Moody’s) and S&P (or any substitute rating agency therefor) increases its rating to BBB- or higher (or its respective equivalent, in either case of any substitute rating agency or under any successor rating categories of S&P), the interest rate on the notes of that series will be decreased to the interest rate payable on the notes of that series on the date of their initial issuance.
In addition, the interest rates on the notes of any series will permanently cease to be subject to any adjustment described above (notwithstanding any subsequent downgrade in the ratings by either or both rating agencies) if the notes become rated Baa2 and BBB (or the equivalent of either such rating, in the case of a substitute rating agency) or higher by Moody’s and S&P (or, in either case, a substitute rating agency therefor), respectively (or one of these ratings if the notes are only rated by one rating agency). In such case, the interest rate on the notes of that series will be the interest rate payable on the notes of that series on the date of their initial issuance.
Each adjustment required by any decrease or increase in a rating set forth above (or an equivalent rating, in either case of any substitute rating agency or under any successor rating categories of Moody’s or S&P, as the case may be), whether occasioned by the action of Moody’s or S&P (or, in either case, a substitute rating agency therefor), shall be made independent of any and all other adjustments; provided, however, in no event shall (1) the interest rate for the notes of a series be reduced to below the interest rate payable on the notes of that series on the date of their initial issuance, or (2) the total increase in the interest rate on the notes of a series exceed 2.000% above the interest rate payable on the notes of that series on the date of their initial issuance.
Except as provided in this paragraph and the immediately following paragraph, no adjustments in the interest rate of the notes of a series shall be made solely as a result of a rating agency ceasing to provide a rating of such series of notes. If at any time fewer than two rating agencies provide a rating of the notes of a series for any reason beyond our control, we will use our commercially reasonable efforts to obtain a rating of such series of notes from a substitute rating agency, to the extent one exists, and if a substitute rating agency exists, for purposes of determining any increase or decrease in the interest rate on the notes of a series pursuant to the tables above:
(a)
such substitute rating agency will be substituted for the last rating agency to provide a rating of such series of notes, but which has since ceased to provide such rating;

(b)
the relative rating scale used by such substitute rating agency to assign ratings to senior unsecured debt will be determined in good faith by an independent investment banking institution of national standing appointed by us and, for purposes of determining the applicable ratings included in the applicable table above with respect to such substitute rating agency, such ratings will be deemed to be the equivalent ratings used by Moody’s or S&P, as applicable, in such table; and

(c)
the interest rate on the notes of such series will increase or decrease, as the case may be, such that the interest rate equals the interest rate payable on the notes of such series on the date of their initial issuance, plus the appropriate percentage, if any, set forth opposite the rating from such substitute rating agency in the applicable table above (taking into account the provisions of clause (b) above) (plus any applicable percentage resulting from a decreased rating by the other rating agency).

For so long as only one rating agency provides a rating of the notes of a series, any subsequent increase or decrease in the interest rate of such series of notes necessitated by a reduction or increase in the rating by the rating agency providing the rating shall be twice the percentage set forth in the applicable table above. For so long as none of Moody’s, S&P or a substitute rating agency provides a rating of the notes of a series, the interest rate on the notes of such series will increase to, or remain at, as the case may be, 2.000% above the interest rate payable on the notes of such series on the date of their initial issuance. If Moody’s or S&P either ceases to rate the notes of a series for reasons within our control or ceases to make a rating of the notes of such series publicly available for reasons within our control, we will not be entitled to obtain a rating from a substitute rating agency and the increase or decrease in the interest rate of the notes of such series shall be determined in the manner described above as if either only one or no rating agency provides a rating of the notes of such series.
Any interest rate increase or decrease described above will take effect from the first day of the interest period, commencing after the date on which a rating change occurs that requires an adjustment in the interest rate. As such, interest will not accrue at such increased or decreased rate until the next interest payment date following the date on which the rating change occurs. If Moody’s, or S&P (or, in either case, a substitute rating agency therefor) changes its rating of the notes of a series more than once during any particular interest period, the last change by such agency will control for purposes of any interest rate increase or decrease with respect to the notes of such series described above relating to such rating agency’s action.
If the interest rate payable on the notes of a series is increased as described above, the term “interest,” as used with respect to the notes of that series, will be deemed to include any such additional interest unless the context otherwise requires.
The interest rate and the amount of interest payable on the notes will be determined and calculated by us. For the avoidance of doubt, the Trustee shall have no duty to monitor any ratings of the notes, or to determine if an adjustment to any interest rate is to be made or what an interest rate should be, or make any other determinations or calculations in respect of the interest amounts due on the notes, or to notify the holders of any of the foregoing or determine the consequences thereof.
Payments on the Notes
Principal of, premium, if any, and interest on the notes will be payable at the office or agency maintained by the Issuer for such purposes or, at the option of the Issuer, payment of interest may be made by check mailed to the holders of the notes at their respective addresses set forth in the register of holders; provided that all payments of principal, premium, if any, and interest with respect to the notes represented by one or more global notes registered in the name of DTC or its nominee will be made through the facilities of DTC until otherwise designated by the Issuer; provided, further, that the Issuer’s office or agency will be the office of the Trustee maintained for such purpose.
Paying Agent and Registrar for the Notes
The Trustee will initially act as paying agent and registrar. The Issuer may change the paying agent or registrar without prior notice to the holders, and the Issuer or any of its Subsidiaries may act as the paying agent or registrar.
Transfer and Exchange
A holder may transfer or exchange notes in accordance with the indenture. The registrar and the Trustee may require a holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. The Issuer is not required to transfer or exchange any note selected for redemption or repurchase. Also, the Issuer is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed or repurchased.
Guarantees
The notes will be guaranteed by the Parent Guarantor and, initially, by each direct and indirect Subsidiary that guarantees the Issuer’s obligations under the Credit Agreements (the “Subsidiary Guarantors”). The Guarantors will jointly and severally guarantee the Issuer’s obligations under the indenture and the notes on a senior unsecured, full and unconditional basis. The obligations of each Guarantor (other than a company that is a direct or indirect parent of the Issuer) under its Guarantee will be limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. By virtue of this limitation, a Guarantor’s obligation under its Guarantee could be significantly less than amounts payable with respect to the notes, or a Guarantor may have effectively no obligation under its Guarantee. See “Risk Factors — Risks Related to the Notes and the Guarantees — Federal and state statutes could allow courts, under specific circumstances, to void or subordinate the notes or any of the subsidiary guarantees and require note holders to return payments received from the Issuer or the Subsidiary Guarantors.” In an effort to alleviate the effect of this limitation, each Guarantor that makes a payment or distribution under a Guarantee will be entitled to a contribution from each other Guarantor (if any) in an amount pro rata, based on the net assets of each Guarantor.
Each Guarantor may consolidate with or merge into or sell its assets to the Issuer or another Guarantor without limitation, or with, into or to any other Person upon the terms and conditions set forth in the indenture. See “— Certain Covenants — Merger, Consolidation or Sale of Assets.”

A Guarantor (other than a company that is a direct or indirect parent of the Issuer except in the case of clause (a)(i)(B) or (D) below) shall be automatically and unconditionally released and discharged from all of its obligations under its Guarantee of the notes if (a) (i) (A) all of its assets or Capital Stock is sold or transferred, (B) the Guarantor merges with or into, or consolidates with or amalgamates with, or transfers all or substantially all of its assets to, another Person in compliance with the covenant described under “— Certain Covenants — Merger, Consolidation or Sale of Assets,” (C) such Guarantor ceases to be a Subsidiary of the Issuer in connection with any (direct or indirect) sale of Capital Stock or other transaction; or (D) the notes are subject to legal defeasance or the indenture is satisfied and discharged as provided below under the captions “— Legal Defeasance and Covenant Defeasance” and “— Satisfaction and Discharge;” and (ii) such Guarantor is released from its guarantee of the Credit Agreements or (b) such Guarantor ceases to, or substantially contemporaneously with the release of such Guarantor’s obligation under its Guarantee hereunder will cease to, or at such time does not, guarantee the Issuer’s obligations under the Credit Agreements; provided that such Guarantor has delivered to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that all conditions precedent herein provided for relating to such transaction have been complied with.
Ranking
Senior Debt
The notes will be general unsecured obligations of the Issuer that rank senior in right of payment to all existing and future Indebtedness that is expressly subordinated in right of payment to the notes. The notes will rank equally in right of payment with all existing and future liabilities of the Issuer that are not so subordinated and will be effectively subordinated to (a) all of the Issuer’s Secured Debt, if any, to the extent of the value of the assets securing such Indebtedness and (b) liabilities of our Subsidiaries that do not guarantee the notes. In the event of bankruptcy, liquidation, reorganization or other winding up of the Issuer or the Guarantors or upon a default in payment with respect to, or the acceleration of, any senior secured Indebtedness, the assets of the Issuer and the Guarantors that secure such senior secured Indebtedness will be available to pay obligations on the notes and the Guarantees only after all Indebtedness under such senior secured Indebtedness has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the notes and the Guarantees then outstanding.
Liabilities of Subsidiaries versus Notes
Some of the Subsidiaries of the Issuer will not guarantee the notes, and, as described above under “— Guarantees,” Guarantees of Subsidiaries may be released under certain circumstances. In addition, future Subsidiaries of the Issuer may not be required to guarantee the notes. Claims of creditors of any Subsidiaries that are not Guarantors, including trade creditors and creditors holding indebtedness or guarantees issued by such Subsidiaries, and claims of preferred stockholders of such Subsidiaries generally will have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of the Issuer, including holders of the notes. Accordingly, the notes and each Guarantee will be effectively subordinated to creditors (including trade creditors) and preferred stockholders, if any, of such Subsidiaries that are not Guarantors.
As of March 31, 2022:
•
the Issuer’s non-guarantor Subsidiaries collectively held $13.4 billion in assets; and

•
the Issuer’s non-guarantor Subsidiaries had $3.4 billion of liabilities, including trade payables.

The indenture does not impose any limitation on the incurrence of unsecured Indebtedness and preferred stock by the Issuer and certain of its Subsidiaries.
Redemption
Special Mandatory Redemption
In the event that (x) the M&M Acquisition is not consummated on or prior to August 17, 2023, or such later date as the parties to the transaction agreement may agree as the “Outside Date” thereunder, or

(y) the transaction agreement is terminated without the M&M Acquisition being consummated (any such event being a “Special Mandatory Redemption Event”), we will be required to redeem all of the outstanding notes at a redemption price equal to 101% of the aggregate principal amount of such notes, respectively, plus accrued and unpaid interest, if any, to (but excluding) the redemption date (the “Special Mandatory Redemption Price”). For purposes of the foregoing, the M&M Acquisition will be deemed consummated if the closing under the transaction agreement occurs, including after giving effect to any amendments to the transaction agreement or waivers thereunder acceptable to us.
Notice of the occurrence of a Special Mandatory Redemption Event and that a Special Mandatory Redemption is to occur (the “Special Mandatory Redemption Notice”) will be delivered to the Trustee and delivered to holders of notes according to the procedures of the Depositary within 10 Business Days after the Special Mandatory Redemption Event. At our written request, the Trustee shall give the Special Mandatory Redemption Notice in our name and at our expense. On the redemption date specified in the Special Mandatory Redemption Notice, which shall be no more than 10 Business Days (or such other minimum period as may be required by the Depositary) after mailing or sending the Special Mandatory Redemption Notice, the special mandatory redemption shall occur (the date of such redemption, the “Special Mandatory Redemption Date”). If funds sufficient to pay the Special Mandatory Redemption Price of all of each series of the notes subject to such Special Mandatory Redemption then outstanding on the Special Mandatory Redemption Date are deposited with a paying agent or the Trustee on or before such Special Mandatory Redemption Date, then on and after such Special Mandatory Redemption Date, the notes of such series shall cease to bear interest and, other than the right to receive the Special Mandatory Redemption Price, all rights under the notes of such series shall terminate.
Upon the consummation of the M&M Acquisition, the foregoing provisions regarding the Special Mandatory Redemption will cease to apply.
Optional Redemption
(A) At any time, in the case of the 2024 notes and the 2025 notes, and (B) prior to (i) in the case of the 2027 notes, June 15, 2027 (1 month before the maturity date of the 2027 notes), (ii) in the case of the 2029 notes, May 15, 2029 (2 months before the maturity date of the 2029 notes), and (iii) in the case of the 2032 notes, April 15, 2032 (3 months before the maturity date of the 2032 notes) (the applicable date with respect to each of the 2027 notes, the 2029 notes and the 2032 notes, the “Applicable Par Call Date”), the Issuer may redeem any series of notes, at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming, in the case of the 2027 notes, the 2029 notes and the 2032 notes, that the notes of such series matured on the Applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus (i) in the case of the 2024 notes, 45 basis points, (ii) in the case of the 2025 notes, 45 basis points, (iii) in the case of the 2027 notes, 50 basis points, (iv) in the case of the 2029 notes, 50 basis points, and (v) in the case of the 2032 notes, 50 basis points, less (b) interest accrued to the date of redemption, and
(2) 100% of the principal amount of the notes of such series to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.
With respect to the 2027 notes, 2029 notes and 2032 notes, on or after the Applicable Par Call Date, the Issuer may redeem any such series of notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes of such series being redeemed plus accrued and unpaid interest thereon to the redemption date.
The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notices under this optional redemption section will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.

In the case of a partial redemption, selection of the notes for redemption will be made as set forth in “Selection and Notice” below.
Unless the Issuer defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.
The Issuer may also acquire notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the indenture.
Mandatory Redemption (other than Special Mandatory Redemption)
Except as described above under “— Special Mandatory Redemption,” The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the notes.
Repurchase at the Option of Holders
Change of Control Offer
If a Change of Control Event occurs, each holder of notes will have the right to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, the Issuer will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest on the notes repurchased, to the date of purchase. Within 30 days following any Change of Control Event, the Issuer will send a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent, pursuant to the procedures required by the indenture and described in such notice. The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such conflict.
On the Change of Control Payment Date, the Issuer will, to the extent lawful:
(a)
accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(b)
deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(c)
deliver or cause to be delivered to the Trustee the notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Issuer.

The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.
The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control Event will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control Event, the indenture contains no provisions that permit the holders of the notes to require that the Issuer repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

The Issuer will not be required to make a Change of Control Offer upon a Change of Control Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Issuer and purchases all notes properly tendered and not withdrawn under the Change of Control Offer or (2) notice of redemption has been given pursuant to the indenture as described above under the caption “— Optional Redemption,” unless and until there is a default in the payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control Event or conditional upon the occurrence of a Change of Control Event, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made and such Change of Control Offer is otherwise made in compliance with the provisions of this covenant.
The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Issuer and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuer to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Issuer and its Subsidiaries taken as a whole to another Person or group may be uncertain.
Also see “Risk Factors — Risks Related to the Notes and the Guarantees — We may be unable to purchase the notes upon a change of control event.”
Selection and Notice
If less than all of each series of the notes under the indenture are to be redeemed at any time, the Trustee will select the notes for redemption as follows:
(1)
if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

(2)
if the notes are not listed on any national securities exchange, on a pro rata basis to the extent practicable and, when the notes are in the form of global securities, in accordance with the applicable rules and procedures of DTC.

Notices of redemption will be sent at least 10 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture.
Notice of any redemption of the notes in connection with a transaction or an event may, at our discretion, be given prior to the completion or the occurrence thereof. Any redemption or notice may, at our discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of a related transaction or event (such as an equity or equity-linked offering, an incurrence of indebtedness or an acquisition or other strategic transaction involving a change of control in us or another entity). At our discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed. We will provide written notice to the Trustee prior to the close of business two Business Days prior to the redemption date if any such redemption has been rescinded or delayed. Upon receipt of such notice of the delay of such date of redemption or the rescission of such notice of redemption, such date of redemption shall be automatically delayed or such notice of redemption shall be automatically rescinded, as applicable, and the redemption of the notes shall be automatically delayed or rescinded and cancelled, as applicable, as provided in such notice.
If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. However, no notes of $2,000 or less will be redeemed in part. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption if funds sufficient to pay the redemption price have been deposited with a paying agent.
Certain Covenants
Liens
The Issuer will not, and will not permit any Subsidiary to, create, incur, issue, assume or guarantee any Indebtedness secured by a Lien (other than Permitted Liens) upon any Principal Property or Capital Stock of any Subsidiary that directly owns any Principal Property without in any such case making or causing to be made effective provision whereby the notes (together with, if the Issuer shall so determine, any other Indebtedness of the Company or such Subsidiary then existing or thereafter created which is not subordinate to the notes) shall be secured equally and ratably with (or prior to) such Indebtedness, so long as such Indebtedness shall be so secured, unless after giving effect thereto, the aggregate amount (without duplication) of all such Indebtedness plus all Attributable Debt of the Issuer and its Subsidiaries in respect of any Sale and Leaseback Transaction would not exceed 15% of Consolidated Net Tangible Assets.
Sale / Lease-Back Transactions
The Issuer will not, and will not permit any of its Subsidiaries to, enter into any Sale and Lease-Back Transaction with respect to any Principal Property unless,
(a)
the Issuer or such Subsidiary would be entitled to create, incur, issue, assume or guarantee Indebtedness secured by a Lien pursuant to the provisions described under “Certain Covenants — Liens” on the Principal Property to be leased in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction without equally and ratably securing the notes;

(b)
the Issuer or such Subsidiary shall apply, within 180 days of the effective date of any such arrangement, an amount not less than the greater of (i) the net proceeds of the sale of such Principal Property or (ii) the fair market value (as determined by the Board of Directors) of such Principal Property to either the prepayment or retirement (other than any mandatory prepayment or retirement) of Indebtedness incurred or assumed by the Issuer or such Subsidiary (other than Indebtedness owned by Issuer or any of its Subsidiaries) which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than twelve months after the date of the creation of such Indebtedness, or to the acquisition, construction or improvement of a manufacturing plant or manufacturing facility; or

(c)
the Attributable Debt of the Issuer or such Subsidiary in respect of such Sale and Lease-Back Transaction and all other Sale and Lease-Back Transactions entered into after the Issue Date (other than any such Sale and Lease-Back Transaction as would be permitted as described in clauses (a) and (b) of this covenant, plus the aggregate principal amount of Indebtedness secured by Liens then outstanding (not including any such Indebtedness secured by Permitted Liens) which do not equally and ratably secure the notes (or secure the notes on a basis that is prior to other Indebtedness secured thereby) would not exceed 15% of Consolidated Net Tangible Assets.

Merger, Consolidation or Sale of Assets
Consolidation, Merger or Sale of Assets of the Issuer
The Issuer may not, directly or indirectly: (a) consolidate or merge with or into or wind up into another Person (whether or not the Issuer is the surviving Person); or (b) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person; unless:
(i)
either: (1) the Issuer is the surviving Person; or (2) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the jurisdiction of organization of the Issuer or the United States, any state of the United States or the District of Columbia (the Issuer or such Person, as the case may be, hereinafter referred to as the “Successor Company”);
(ii)
the Successor Company (if other than the Issuer) expressly assumes all the obligations of the Issuer under the notes and the indenture pursuant to agreements reasonably satisfactory to the Trustee;

(iii)
immediately after such transaction no Default or Event of Default exists;

(iv)
each Guarantor, unless it is the other party to the transactions described above, in which case clause (ii) shall apply, shall have confirmed in writing that its Guarantee shall apply to such Person’s obligations under the notes and the indenture; and

(v)
the Issuer shall have delivered to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such amendment or supplement (if any) comply with the indenture.

The Successor Company will succeed to, and be substituted for, the Issuer under the indenture and the notes. Notwithstanding the foregoing clauses (iii) and (iv), (x) any Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Issuer or to another Subsidiary and (y) the Issuer may merge with an Affiliate incorporated solely for the purpose of reincorporating the Issuer in a (or another) state of the United States, so long as the amount of Indebtedness of the Issuer and its Subsidiaries is not increased thereby.
Consolidation, Merger or Sale of Assets by a Guarantor
Subject to the provisions described under “— Guarantees — Release,” no Guarantor shall consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person, unless:
(a)
such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States, any state thereof or the District of Columbia (such Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”);

(b)
the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under the indenture pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(c)
immediately after such transaction no Default or Event of Default exists; and

(d)
the Issuer shall have delivered to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such amendment or supplement (if any) comply with the indenture.

The Successor Guarantor will succeed to, and be substituted for, such Guarantor under the indenture. Notwithstanding the foregoing, (i) a Guarantor may merge with an Affiliate incorporated solely for the purpose of reincorporating such Guarantor in another state of the United States or the District of Columbia, so long as the amount of Indebtedness of the Guarantor is not increased thereby, (ii) any Guarantor may merge into or transfer all or part of its properties and assets to the Issuer or another Guarantor and (iii) a transfer of assets or Capital Stock of any Guarantor shall be permitted (including all or substantially all the assets of any Guarantor). Notwithstanding anything to the contrary herein, except as expressly permitted under the indenture no Guarantor shall be permitted to consolidate with, merge into or transfer all or part of its properties and assets to the Parent Guarantor.

Additional Guarantees
After the Issue Date, the Issuer will cause each Subsidiary that guarantees any Indebtedness of the Issuer or any of the Guarantors under the Credit Agreements, in each case, substantially at the same time, to execute and deliver to the Trustee a Guarantee pursuant to which such Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, interest and additional amounts, if any, on the notes and all other obligations under the indenture on the same terms and conditions as those set forth in the indenture.
Reports
Whether or not required by the Commission, so long as any notes are outstanding, the Issuer will electronically file with the Commission by the respective dates specified in the Commission’s rules and regulations (each a “Required Filing Date”), unless, in any such case, such filings are not then permitted by the Commission:
(a)
all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuer were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Issuer’s certified independent accountants; and

(b)
all current reports that would be required to be filed with the Commission on Form 8-K if the Issuer were required to file such reports.

If such filings with Commission are not then permitted by the Commission, or such filings are not generally available on the Internet free of charge, the Issuer will, within 15 days of each Required Filing Date, transmit by mail to holders of the notes, as their names and addresses appear in the note register, without cost to such holders of the notes, and file with the Trustee copies of the information or reports that the Issuer would be required to file with the Commission pursuant to the first paragraph if such filing were then permitted.
So long as the Parent Guarantor complies with the requirements of Rules 3-10 and 13-01 of Regulation S-X promulgated by the Commission (or any successor provision), the reports, information and other documents required to be filed and furnished to holders of the notes pursuant to this covenant may, at the option of the Issuer, be filed by and be those of the Parent Guarantor rather than the Issuer.
The availability of the foregoing reports on the Commission’s EDGAR service (or successor thereto) shall be deemed to satisfy the Issuer’s delivery obligations to the Trustee and holders.
Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee shall have no duty to monitor or confirm, on a continuing basis or otherwise, the Issuer’s or any other person’s compliance with any of the covenants under the indenture, to determine whether the Issuer posts reports, information or documents on the SEC’s website (including via the EDGAR filing system), the Issuer’s (or Parent’s) website or otherwise, to collect any such information from the SEC’s website (including via the EDGAR filing system), the Issuer’s (or Parent’s) website or otherwise, or to review or analyze reports delivered to it to ensure compliance with the provisions of the indenture, to ascertain the correctness or otherwise of the information or the statements contained therein or to participate in any conference calls.
Events of Default and Remedies
Under the indenture, an “Event of Default” is defined as any of the following:
(a)
the Issuer defaults in payment when due and payable, upon redemption (including a Special Mandatory Redemption), acceleration or otherwise, of principal of, or premium, if any, on the notes;

(b)
the Issuer defaults in the payment when due of interest on or with respect to the notes and such default continues for a period of 30 days;

(c)
the Issuer defaults in the performance of, or breaches any covenant, warranty or other agreement contained in the indenture (other than a default in the performance or breach of a covenant, warranty or agreement which is specifically dealt with in clauses (a) or (b) above) and such default or breach continues for a period of 60 days after the notice specified below;

(d)
a default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any Subsidiary Guarantor (other than Indebtedness under a Qualified Securitization Financing) or the payment of which is guaranteed by the Issuer or any Subsidiary Guarantor (other than Indebtedness under a Qualified Securitization Financing) (other than Indebtedness owed to the Issuer or a Subsidiary), whether such Indebtedness or guarantee now exists or is created after the Issue Date, if (i) such default either (1) results from the failure to pay any such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or (2) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity and (ii) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $100.0 million or more at any one time outstanding;

(e)
certain events of bankruptcy affecting the Issuer or any Guarantor that is a Significant Subsidiary; or

(f)
any Guarantee of a Significant Subsidiary fails to be in full force and effect (except as contemplated by the terms thereof) or any Guarantor (other than the Parent Guarantor) denies or disaffirms its obligations under its Guarantee and such Default continues for 10 days.

If an Event of Default (other than an Event of Default specified in clause (e) above with respect to the Issuer) shall occur and be continuing, the Trustee or the holders of at least 25% in principal amount of outstanding notes under the indenture (with a copy to the Trustee) may declare the principal of and accrued interest on such notes to be due and payable by notice in writing to the Issuer and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration,” and the same shall become immediately due and payable. Notwithstanding the foregoing, if an Event of Default specified in clause (e) above with respect to the Issuer occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of the notes.
The indenture will provide that, at any time after a declaration of acceleration with respect to the notes issued under the indenture as described in the preceding paragraph, the holders of a majority in principal amount of the outstanding notes issued under the indenture may rescind and cancel such declaration and its consequences:
(a)
if the rescission would not conflict with any judgment or decree;

(b)
if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(c)
to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(d)
if the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(e)
in the event of the cure or waiver of an Event of Default of the type described in clause (5) of the description above of Events of Default, the Trustee shall have received an Officers’ Certificate and an opinion of counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.
The holders of a majority in principal amount of the notes issued under the indenture may waive any existing Default or Event of Default under the indenture, and its consequences, except a default in the payment of the principal of or interest on such notes.
In the event of any Event of Default specified in clause (e) of the first paragraph above, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of the notes, if within 20 days after such Event of Default arose the Issuer delivers an Officers’ Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the notes as described above be annulled, waived or rescinded upon the happening of any such events.
Holders of the notes may not enforce the indenture or the notes except as provided in the indenture and under the Trust Indenture Act of 1939, as amended. Subject to the provisions of the indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders of the notes, unless such holders have offered to the Trustee indemnity satisfactory to it. Subject to all provisions of the indenture and applicable law, the holders of a majority in aggregate principal amount of the then outstanding notes issued under such indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.
The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the indenture. Within 30 days after it has actual knowledge of any Default or Event of Default, the Issuer is required to deliver to the Trustee an Officers’ Certificate specifying the Default or Event of Default, its status and what action the Issuer is taking or proposes to take in respect thereof.
No Personal Liability of Directors, Officers, Employees and Stockholders
No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor or any direct or indirect parent entity, as such, will have any liability for any obligations of the Issuer or any Guarantor under the notes, the indenture, any Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.
Legal Defeasance and Covenant Defeasance
The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes issued under the indenture (Legal Defeasance) except for:
(a)
the rights of holders of outstanding notes issued thereunder to receive payments in respect of the principal of, or interest or premium, if any, on such notes when such payments are due from the trust referred to below;

(b)
the Issuer’s obligations with respect to the notes issued thereunder concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(c)
the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(d)
the Legal Defeasance provisions of the indenture.

In addition, the Issuer may, at its option and at any time, elect to have the obligations of the Issuer released with respect to certain covenants that are described in the indenture (Covenant Defeasance) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes issued thereunder. In the event Covenant Defeasance occurs, certain events (not including nonpayment, bankruptcy, receivership, rehabilitation and insolvency events of the Issuer but not its Subsidiaries) described under “— Events of Default and Remedies” will no longer constitute an Event of Default with respect to the notes issued thereunder.
In order to exercise either Legal Defeasance or Covenant Defeasance under the indenture:
(a)
the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the notes issued thereunder, cash in U.S. dollars, U.S. Government Obligations or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants (in the event that U.S. Government Obligations are deposited), to pay the principal of, or interest and premium, if any, on the outstanding notes issued thereunder on the stated maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the notes are being defeased to maturity or to a particular redemption date;

(b)
in the case of Legal Defeasance, the Issuer has delivered to the Trustee an opinion of counsel confirming that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the beneficial owners of the respective outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)
in the case of Covenant Defeasance, the Issuer has delivered to the Trustee an opinion of counsel confirming that the beneficial owners of the respective outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)
no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens in connection therewith);

(e)
such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

(f)
the Issuer must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders of notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and

(g)
the Issuer must deliver to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver
Except as provided in the next three succeeding paragraphs, the indenture or the notes issued thereunder may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the notes then outstanding issued under the indenture (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indenture or the notes issued thereunder may be waived with the consent of the holders of a majority in principal amount of the then outstanding notes issued under the indenture (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of each holder affected, an amendment or waiver of the indenture may not (with respect to any notes held by a non-consenting holder):
(a)
reduce the principal amount of notes issued thereunder whose holders must consent to an amendment, supplement or waiver;

(b)
reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes issued thereunder (other than provisions relating to the covenant described above under the caption “— Repurchase at the Option of Holders — Change of Control Offer”);

(c)
reduce the rate of or change the time for payment of interest on any note issued thereunder;

(d)
waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the notes issued thereunder (except a rescission of acceleration of the notes issued thereunder by the holders of at least a majority in aggregate principal amount of the notes issued thereunder and a waiver of the payment default that resulted from such acceleration);

(e)
make any note payable in money other than that stated in the notes;

(f)
make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium, if any, on the notes issued thereunder;

(g)
waive a redemption payment with respect to any note issued thereunder (other than a payment required by the covenant described above under the caption “— Change in Control Offer”);

(h)
modify the subsidiary Guarantees in any manner adverse to the holders of the notes; or

(i)
make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of notes, the Issuer and the Trustee may amend or supplement the indenture or the notes issued thereunder:
(a)
to cure any ambiguity, defect or inconsistency;

(b)
to provide for uncertificated notes in addition to or in place of certificated notes;

(c)
to provide for the assumption of the Issuer’s obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of the assets of the Issuer and its Subsidiaries;

(d)
to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder;

(e)
to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(f)
to add a Guarantee of the notes; or

(g)
to conform the text of any provision of the indenture, the notes or Guarantees to any provision of this description of the notes to the extent such provision was intended to be a verbatim recitation of such provision, which intent shall be conclusively evidenced by an Officers’ Certificate to that effect.

Satisfaction and Discharge
The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:
(a)
either:

(i)
all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or
(ii)
all notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the sending of a notice of redemption or otherwise or will become due and payable by reason of the sending of a notice of redemption or otherwise within one year and the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, U.S. Government Obligations or a combination thereof, in amounts as will be sufficient without consideration of any reinvestment of interest, in the opinion of a nationally recognized firm of independent public accountants (in the event that U.S. Government Obligations are deposited), to pay and discharge the entire Indebtedness on the notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(b)
the Issuer has paid or caused to be paid all sums payable by them under the indenture; and

(c)
the Issuer has delivered irrevocable instructions to the Trustee under the indenture to apply the deposited money toward the payment of the notes issued thereunder at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an Officers’ Certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
Concerning the Trustee
If the Trustee becomes a creditor of the Issuer, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.
The holders of a majority in principal amount of the then outstanding notes issued under the indenture will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the Trustee will be required, in the exercise of its power, to use the same degree of care a prudent man would use under the circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.
Notices
Notices to holders of the notes will be sent by mail or email to the registered holders, or otherwise in accordance with the procedures of the applicable depositary.
Governing Law
The indenture, the notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.
Certain Definitions
Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and

“under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
“Applicable Calculation Date” means, (i) in the case of the 2024 notes, the final maturity date of the 2024 notes, (ii) in the case of the 2025 notes, the final maturity date of the 2025 notes and (iii) in the case of the 2027 notes, 2029 notes and 2032 notes, the Applicable Par Call Date of such series.
“Attributable Debt” in respect of a Sale and Lease-Back Transaction means, as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease involved in such Sale and Lease-Back Transaction, as determined in good faith by the Issuer) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).
“Board of Directors” means:
(a)
with respect to a corporation, the board of directors of the corporation;

(b)
with respect to a partnership (including a société en commandite par actions), the Board of Directors of the general partner or manager of the partnership; and

(c)
with respect to any other Person, the board or committee of such Person serving a similar function.

Unless otherwise specified, “Board of Directors” refers to the Board of Directors of the Parent Guarantor.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York or the Trustee are authorized or required by law to close.
“Capital Stock” means:
(a)
in the case of a corporation, corporate stock;

(b)
in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c)
in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(d)
any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Change of Control” means the occurrence of any of the following:
(a)
the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) other than the Parent Guarantor or any Subsidiary of the Parent Guarantor; or

(b)
the Issuer or any of its Subsidiaries becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, but excluding any Subsidiary of the Parent Guarantor) in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent entity.
“Change of Control Event” means the occurrence of both a Change of Control and a Rating Decline.
“Clearstream” means Clearstream Banking, société anonyme.
“Commission” means the Securities and Exchange Commission.
“Consolidated Net Tangible Assets” means, at any particular time, Consolidated Tangible Assets at such time after deducting therefrom all current liabilities, except for (i) notes and loans payable, and (ii) current maturities of the principal component of obligations in respect of capitalized leases, all as set forth on the most recent consolidated balance sheet of the Parent Guarantor and its consolidated Subsidiaries and computed in accordance with GAAP.
“Consolidated Tangible Assets” means, at any particular time, the aggregate amount of all assets (less applicable reserves and other properly deductible items) after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expenses (to the extent included in said aggregate amount of assets) and other like intangibles, as set forth on the most recent consolidated balance sheet of the Parent Guarantor and its consolidated Subsidiaries and computed in accordance with GAAP.
“Credit Agreements” means (i) that certain Credit Agreement, dated as of March 18, 2022, by and among the Parent Guarantor, the Issuer, Celanese Europe B.V., certain subsidiaries of the Issuer from time to time party thereto as borrowers, each lender from time to time party thereto, Bank of America, N.A., as administrative agent, a swing line lender and an L/C Issuer and other swing line lenders and L/C issuers party thereto, and (ii) that certain Term Loan Credit Agreement, dated as of March 18, 2022, by and among the Parent Guarantor, the Issuer, each lender from time to time party thereto, Bank of America, N.A., as administrative agent, a swing line lender and an L/C issuer and other swing line lenders and L/C issuers, in each case including any related notes, guarantees, instruments and agreements executed in connection therewith, and in each case as amended, restated, supplemented, modified, renewed, refunded, replaced or refinanced from time to time in one or more agreements or indentures (in each case with the same or new lenders or institutional investors), including any agreement or indenture extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“Euroclear” means Euroclear Bank S.A./N.V., or its successor, as operator of the Euroclear System.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
“GAAP” means generally accepted accounting principles in the United States set forth in the Financial Accounting Standards Board Accounting Standards Codification or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied. For purposes of this description of the Notes, the term “consolidated” with respect to any Person means such Person consolidated with its Subsidiaries.
“Gradation” means a gradation within a Rating Category or a change to another Rating Category, which shall include: (a) “+” and “−” in the case of S&P’s current Rating Categories (e.g., a decline from BB+ to BB would constitute a decrease of one gradation), (b) 1, 2 and 3 in the case of Moody’s current Rating Categories (e.g., a decline from Ba1 to Ba2 would constitute a decrease of one gradation), or (c) the equivalent in respect of successor Rating Categories of S&P or Moody’s or Rating Categories used by Rating Agencies other than S&P and Moody’s.
“guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness or other obligations.
“Guarantee” means any guarantee of the obligations of the Issuer under the indenture and the notes by a Guarantor in accordance with the provisions of the indenture. When used as a verb, “Guarantee” shall have a corresponding meaning.
“Guarantor” means any Person that incurs a Guarantee of the notes; provided that upon the release and discharge of such Person from its Guarantee in accordance with the indenture, such Person shall cease to be a Guarantor.
“Indebtedness” means any indebtedness for borrowed money.
“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by S&P and Baa3 (or the equivalent) by Moody’s, or the equivalent thereof under any new ratings system if the ratings system of any such agency shall be modified after the date of the indenture or an equivalent rating by any other Rating Agency.
“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.
“Issue Date” means July 14, 2022.
“Joint Venture” means any Person that is not a Wholly-Owned Subsidiary of the Issuer or any Subsidiary of the Issuer in which the Issuer or such Subsidiary makes an Investment.
“Lien” means any mortgage, security interest, pledge or lien.
“Moody’s” means Moody’s Investors Service, Inc. and its successors.
“Non-Recourse Indebtedness” means, with respect to any Joint Venture, any Indebtedness of such Joint Venture or its Subsidiaries that is, by its terms, recourse only to (i) the assets of, and/or Capital Stock in, such Joint Venture and its Subsidiaries and/or (ii) the assets of any Subsidiary that owns Capital Stock in such Joint Venture and owns no material assets other than (x) Capital Stock and other Investments in such Joint Venture and (y) cash and cash equivalents, and that is neither guaranteed by the Issuer or any of its Subsidiaries (other than such Joint Venture and its Subsidiaries) or would become the obligation of the Issuer or any of its Subsidiaries (other than such Joint Venture and its Subsidiaries) upon a default thereunder, other than (i) recourse for fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities, prohibited transfers, violations of single purpose entity covenants and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate guaranty or indemnification agreements in non-recourse financings, and (ii) the existence of a guarantee that does not constitute a guarantee of payment of principal, interest or premium on Indebtedness.
“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Issuer.
“Officers’ Certificate” means a certificate signed on behalf of the Issuer by two Officers of the Issuer, one of whom is the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, that meets the requirements set forth in the indenture.

“Outstanding Notes” means, collectively, the Issuer’s (i) 4.625% notes due November 15, 2022, (ii) 1.125% notes due September 26, 2023, (iii) 3.500% notes due May 8, 2024, (iv) 1.250% notes due February 11, 2025, (v) 1.400% notes due August 5, 2026, (vi) 2.125% notes due March 1, 2027 and (vii) 0.625% notes due September 10, 2028.
“Parent Guarantor” means Celanese Corporation, a Delaware corporation.
“Permitted Liens” means the following types of Liens:
(a)
Liens on such property, Capital Stock or Indebtedness existing as of the Issue Date;

(b)
Liens on such property or Capital Stock or Indebtedness of, any Person, which Liens are existing at the time such Person is merged into or consolidated with the Issuer or any Subsidiary;

(c)
Liens in favor of any governmental body to secure progress, advance or other payments pursuant to any contract or provision of any statute;

(d)
Liens on such property, Capital Stock or Indebtedness existing at the time of acquisition thereof (including acquisition through merger or consolidation);

(e)
Liens on such property, Capital Stock or Indebtedness to secure the payment of all or any part of the purchase price or improvement or construction cost thereof or to secure any Indebtedness incurred prior to, at the time of, or within 180 days after, the acquisition of such property Capital Stock or Indebtedness, the completion of any construction or the commencement of full operation, for the purpose of financing all or any part of the purchase price or construction cost thereof;

(f)
Liens on any property of, or Capital Stock in, any Joint Venture (or any Subsidiary of a Joint Venture), or on any property of any Subsidiary of the Issuer that owns Capital Stock in such Joint Venture and owns no material assets other than (i) Capital Stock and other Investments in such Joint Venture and (ii) cash and cash equivalents, in each case, securing Non-Recourse Indebtedness of such Joint Venture;

(g)
Liens incurred in connection with a Sale and Leaseback Transaction satisfying the provisions under “Certain Covenants — Limitations on Sale and Leaseback Transactions”;

(h)
any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Liens permitted by clauses (a) through (g); provided that such extension, renewal or replacement Lien shall be limited to all or a part of the same such property or shares of stock or Indebtedness that secured the Lien extended, renewed or replaced (plus improvements on such property); and

(i)
Liens for current taxes not yet due and payable or taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the Company’s consolidated financial statements in accordance with GAAP.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
“Principal Property” means any single parcel of real estate, any single manufacturing plant or any single warehouse, in each case owned by the Issuer or any of its Subsidiaries which is located within the U.S., the net book value of which on the date as of which the determination is being made exceeds 1% of Consolidated Net Tangible Assets, other than any such single parcel of real estate, any single manufacturing plant or any single warehouse that, in the opinion of the Board of Directors, is not of material importance to the business conducted by the Issuer and its Subsidiaries as a whole.
“Qualified Securitization Financing” means any Securitization Financing of a Securitization Subsidiary that meets the following conditions: (a) the Issuer shall have determined in good faith that such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and the Securitization Subsidiary, (b) all sales of Securitization Assets and related assets to the Securitization Subsidiary are made at fair market value

(as determined in good faith by the Issuer) and (c) the financing terms, covenants, termination events and other provisions thereof shall be substantially on market terms (as determined in good faith by the Issuer) and may include Standard Securitization Undertakings.
“Rating Agency” means each of (a) S&P and Moody’s or (b) if either S&P or Moody’s or both of them are not making ratings of the notes publicly available, a nationally recognized United States rating agency or agencies, as the case may be, selected by the Issuer, which will be substituted for S&P or Moody’s or both, as the case may be.
“Rating Category” means (a) with respect to S&P, any of the following categories (any of which may include a “+” or “−”): AAA, AA, A, BBB, BB, B, CCC, CC, C, R, SD and D (or equivalent successor categories); (b) with respect to Moody’s, any of the following categories (any of which may include a “1”, “2” or “3”): Aaa, Aa, A, Baa, Ba, B, Caa, Ca, and C (or equivalent successor categories); and (c) the equivalent of any such categories of S&P or Moody’s used by another Rating Agency, if applicable.
“Rating Decline” means that at any time within the earlier of (a) 90 days after the date of public notice of a Change of Control, or of the Issuer’s or the Parent Guarantor’s intention or the intention of any Person to effect a Change of Control, and (b) the occurrence of the Change of Control (which period shall in either event be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by a Rating Agency which announcement is made prior to the date referred to in clause (b)), the rating of the notes is decreased by either Rating Agency by one or more Gradations and the rating by both Rating Agencies on the notes following such downgrade is not an Investment Grade Rating.
“Sale and Lease-Back Transaction” means the leasing by the Issuer or any of its Subsidiaries of any Principal Property, whether owned on the Issue Date or acquired thereafter (except for temporary leases for a term, including any renewal term, of up to three years and except for leases between the Issuer and any of its Subsidiaries or between its Subsidiaries), which Principal Property has been or is to be sold or transferred by the Issuer or such Subsidiary to any party with the intention of taking back a lease of such Principal Property.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global, Inc. and any successor to its rating agency business.
“Secured Debt” means any Indebtedness secured by a Lien.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Securitization Assets” means any accounts receivable, inventory, royalty or revenue streams from sales of inventory subject to a Qualified Securitization Financing.
“Securitization Financing” means any transaction or series of transactions that may be entered into by the Issuer or any of its Subsidiaries pursuant to which the Issuer or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Subsidiary (in the case of a transfer by the Issuer or any of its Subsidiaries) or (b) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in, any Securitization Assets (whether now existing or arising in the future) of the Issuer or any of its Subsidiaries, and any assets related thereto including all collateral securing such Securitization Assets, all contracts and all guarantees or other obligations in respect of such Securitization Assets, proceeds of such Securitization Assets and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Securitization Assets and any obligations in respect of any Swap Contract entered into by the Issuer or any such Subsidiary in connection with such Securitization Assets.
“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Securitization Subsidiary” means a Wholly Owned Subsidiary of the Issuer (or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which the Issuer or any Subsidiary of the Issuer makes an Investment and to which the Parent Guarantor or any Subsidiary of the Issuer transfers Securitization Assets and related assets) which engages in no activities other than in connection with the financing of Securitization Assets of the Issuer or its Subsidiaries, all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business and (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Issuer or any other Subsidiary of the Issuer (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Parent Guarantor or any other Subsidiary of the Issuer in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Issuer or any other Subsidiary of the Issuer, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Issuer nor any other Subsidiary of the Issuer has any material contract, agreement, arrangement or understanding (other than Standard Securitization Undertakings) other than on terms which the Issuer reasonably believes to be no less favorable to the Issuer or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Parent Guarantor and (c) to which neither the Issuer nor any other Subsidiary of the Issuer has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.
“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.
“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and other obligations entered into by Parent Guarantor or any Subsidiary thereof which Parent Guarantor has determined in good faith to be customary in a Securitization Financing, including those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.
“Subsidiary” means, with respect to any specified Person:
(a)
any corporation, association or other business entity, of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(b)
any partnership, joint venture, limited liability company or similar entity of which (i) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise and (ii) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Swap Contract” means any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement.
“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs.
The Treasury Rate shall be determined by the Issuer as of 4:15 p.m., New York City time (or as of such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal

Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear as of such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Applicable Calculation Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Applicable Calculation Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third Business Day preceding the redemption date no such yield or yields appear in H.15, or H.15 or any successor designation or publication is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Applicable Calculation Date, as applicable. If there is no United States Treasury security maturing on the Applicable Calculation Date but there are two or more United States Treasury securities with a maturity date equally distant from the Applicable Calculation Date, one with a maturity date preceding the Applicable Calculation Date and one with a maturity date following the Applicable Calculation Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Applicable Calculation Date. If there are two or more United States Treasury securities maturing on the Applicable Calculation Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places. Prior to the applicable redemption date, the Issuer shall file with the Trustee an Officers’ Certificate setting forth the Treasury Rate and showing the calculation of such in reasonable detail. The Trustee will have no responsibility for the calculation of the Treasury Rate and will have no duty to verify the Issuer’s calculation.
“United States Dollar Equivalent” means with respect to any monetary amount in a currency other than United States dollars, at any time of determination thereof, the amount of United States dollars obtained by translating such other currency involved in such computation into United States dollars at the spot rate for the purchase of United States dollars with the applicable other currency as published in the Financial Times on the date that is two Business Days prior to such determination.
“United States” means the United States of America, the states of the United States, and the District of Columbia.
“United States person” means any individual who is a citizen or resident of the United States for United States federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust, if (a) a court within the United States is able to exercise primary jurisdiction over its administration and one or more United States persons have the authority to control all of its substantial decisions or (b) it has a valid election in place under applicable United States Treasury regulations to be treated as a domestic trust.

“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.
“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

BOOK-ENTRY, DELIVERY AND FORM
The notes will be issued in the form of one or more global securities (“Global Securities”) that will be deposited with, or on behalf of, DTC, and registered in the name of DTC’s partnership nominee, Cede & Co. Except under the circumstance described below, the notes will not be issuable in definitive form. Unless and until it is exchanged in whole or in part for the individual notes it represents, a Global Security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee of DTC to a successor depository or any nominee of such successor.
DTC
DTC has provided the following information to us:
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
DTC holds securities for its participating organizations, referred to as “Direct Participants,” and facilitates the clearance and settlement of securities transactions, such as transfers and pledges, in deposited securities, through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.
DTCC is owned by a number of its direct participants and by The New York Stock Exchange, Inc., NYSE American LLC and the Financial Industry Regulatory Authority, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC rules applicable to its participants are on file with the SEC.
Purchases of Global Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Global Securities on DTC’s records. The ownership interest of each actual purchaser of each Global Security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Global Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Global Securities, except in the event that use of the book-entry system for the Global Securities is discontinued.
To facilitate subsequent transfers, all Global Securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Global Securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Global Securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Global Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the Global Securities unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the Global Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy). Principal and interest payments on the Global Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from us or the Trustee, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, the Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our responsibility or that of the Trustee, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.
If less than all of each series of the notes are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.
DTC may discontinue providing its services as depository with respect to the Global Securities at any time by giving reasonable notice to us or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Global Security certificates are required to be printed and delivered.
We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, Global Security certificates will be printed and delivered to DTC.
Clearstream
Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.
Distributions with respect to interests in the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures to the extent received by DTC for Clearstream.
Euroclear
Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission.
Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of the notes sold outside of the United States and cross-market transfers of the notes associated with secondary market trading.
Although DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.
The information in this section concerning DTC, Clearstream and Euroclear and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but neither we nor the underwriters take any responsibility for the accuracy or completeness of this information.
Settlement and Payment
Settlement for the notes will be made by the underwriters in immediately available funds. All payments of principal, premium, if any, and interest in respect of the notes will be made by us in immediately available funds. Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, the notes will trade in DTC’s Same-Day Funds Settlement System until maturity or earlier redemption or until the notes are issued in certificated form, and secondary market trading activity in the notes will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.
Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the total ownership of each of the U.S. agents of Clearstream and Euroclear, as participants in DTC. When notes are to be transferred from the account of a Direct Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to receive notes against payment.
After settlement, Clearstream or Euroclear will credit its participant’s account. Credit for the notes will appear on the next day (European time). Because settlement is taking place during New York business hours, Direct Participants will be able to employ their usual procedures for sending notes to the relevant U.S. agent acting for the benefit of Clearstream or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to the Direct Participant, a cross-market transaction will settle no differently than a trade between two Direct Participants.
When a Clearstream or Euroclear Participant wishes to transfer notes to a Direct Participant, the seller will be required to send instructions to Clearstream or Euroclear through a participant at least one Business Day prior to settlement. In these cases, Clearstream or Euroclear will instruct its U.S. agent to transfer these notes against payment for them. The payment will then be reflected in the account of the Clearstream or Euroclear Participant the following day, with the proceeds back-valued to the value date, which would be the preceding day, when settlement occurs in New York. If settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream or Euroclear Participant’s account will instead be valued as of the actual settlement date.
You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same Business Day as in the United States. United States investors who wish to transfer their interests in the notes, or to make or receive a payment or delivery of the notes, on a particular day, may find that the transactions will not be performed until the next Business Day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.
Clearstream or Euroclear will credit payments to the cash accounts of Clearstream customers or Euroclear participants, as applicable, in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures.
Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.
Certificated Notes
If the depositary for any of the notes represented by a registered global note is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue notes in definitive form in exchange for the registered global note that had been held by the depositary. Any notes issued in definitive form in exchange for a registered global note will be registered in the name or names that the depositary gives to the Trustee or other relevant agent of the Trustee. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global note that had been held by the depositary. In addition, we may at any time determine that the notes shall no longer be represented by a global note and will issue notes in definitive form in exchange for such global note pursuant to the procedure described above.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of certain United States federal income tax consequences of the acquisition, ownership and disposition of the notes. It is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations promulgated thereunder (the “Treasury Regulations”) and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. No ruling from the Internal Revenue Service (the “IRS”) has been or is expected to be sought with respect to any aspect of the transactions described herein. Accordingly, no assurance can be given that the IRS will agree with the views expressed in this summary or that a court will not sustain any challenge by the IRS in the event of litigation.
This summary is limited to notes purchased for cash upon their initial issuance at their “issue price” (i.e., the first price at which a substantial amount of the applicable series of notes is sold for money to investors, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and held as capital assets within the meaning of Section 1221 of the Code. This summary does not address all of the United States federal income tax consequences that may be relevant to particular holders in light of their personal circumstances, or to certain types of holders that may be subject to special tax treatment (such as banks and other financial institutions, real estate investment trusts and regulated investment companies, employee stock ownership plans, entities treated as partnerships for United States federal income tax purposes or investors therein, former citizens or residents of the United States, controlled foreign corporations, corporations that accumulate earnings to avoid United States federal income tax, insurance companies, tax-exempt entities, dealers in securities, brokers, “United States holders” (as defined below) whose functional currency is not the United States dollar or who hold notes through a foreign entity or foreign account, non-United States trusts and estates with United States beneficiaries, persons subject to the alternative minimum tax, persons required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an applicable financial statement or persons who hold the notes as a hedge or who hedge the interest rate on the notes). In addition, this summary does not include any discussion of the tax laws of any state, local or non-United States government that may be applicable to a particular holder, and does not consider any aspects of United States federal tax law other than United States federal income taxation (such as estate and gift taxes).
For purposes of this discussion, a “United States holder” is a beneficial owner of the notes that is, for United States federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is subject to United States federal income taxation regardless of its source; or

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a trust if (a) a court within the United States can exercise primary supervision over its administration, and one or more United States persons have the authority to control all of the substantial decisions of that trust or (b) the trust was in existence on August 20, 1996, and validly elected to continue to be treated as a United States trust.

For purposes of this discussion, a “non-United States holder” is a beneficial owner of the notes that is, for United States federal income tax purposes, an individual, corporation, estate or trust that is not a United States holder.
If an entity treated as a partnership for United States federal income tax purposes holds the notes, the United States federal income tax treatment of a partner in the partnership generally will depend on such partner’s particular circumstances and on the activities of the partnership. Partners in partnerships considering an investment in the notes should consult their own tax advisors.
If you are considering the purchase of the notes, you should consult your own tax advisor concerning the United States federal income tax consequences to you in light of your own specific situation, and any consequences arising under other United States federal tax laws or the laws of any other taxing jurisdiction.

Certain Contingent Payments
We may be obligated to pay an amount in excess of the stated interest and principal amount of the notes or to make payments in advance of their scheduled time, as described under the headings “Description of the Notes — Redemption — Optional Redemption,”“— Repurchase at the Option of Holders — Change of Control Offer,” “Description of the Notes — Redemption — Special Mandatory Redemption,” And “Description of the Notes — Interest Rate Adjustment of the Notes Based on Certain Rating Events.” The potential obligation to make these payments could subject the notes to the provisions of the Treasury Regulations relating to “contingent payment debt instruments.” Under these regulations, however, one or more contingencies will not cause a debt instrument to be treated as a contingent payment debt instrument if, as of the issue date of the notes, such contingencies in the aggregate are “remote” or are considered to be “incidental” or, in certain circumstances, if it is “significantly more likely than not” that none of such contingencies will occur. We intend to take the position that the likelihood that we will pay these contingent amounts is remote or these amount are incidental, or it is “significantly more likely than not” that we will not pay these contingent amounts, and therefore that the notes should not be treated as contingent payment debt instruments, and we do not intend to treat them as such. Our position is binding on a holder, unless the holder discloses in the proper manner to the IRS that it is taking a different position. However, this determination is not binding on the IRS and is inherently factual, and we can give you no assurance that our position would be sustained if challenged by the IRS. A successful challenge of this position by the IRS could adversely affect the timing and amount of a holder’s income and would require a holder to treat any gain realized from a sale or other taxable disposition of a note as ordinary income rather than capital gain. The remainder of this disclosure assumes that the notes will not be considered contingent payment debt instruments. Holders are urged to consult their own tax advisors regarding the potential application to the notes of the contingent payment debt regulations and the consequences thereof.
Consequences to United States Holders
Payment of Interest
It is expected, and this discussion assumes, that the notes will be issued without original issue discount for U.S. federal income tax purposes. Interest on the notes will generally be taxable to a United States holder as ordinary interest income as the interest accrues or is paid in accordance with the holder’s regular method of tax accounting.
Sale or Other Taxable Disposition of the Notes
Upon a sale, exchange, redemption, retirement or other taxable disposition of a note, a United States holder generally will recognize taxable gain or loss equal to the difference, if any, between (a) the amount of the cash and the fair market value of any property received on the sale or other taxable disposition (less an amount equal to any accrued and unpaid interest, which will be taxable as interest income as discussed above to the extent not previously included in income), and (b) the United States holder’s adjusted tax basis in the note. A United States holder’s adjusted tax basis in a note generally will be equal to the holder’s cost therefor.
Any gain or loss realized on the sale, exchange, redemption, retirement or other taxable disposition of a note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the disposition the United States holder’s holding period in the note exceeds one year. Long-term capital gains of non-corporate United States holders generally are taxed at preferential rates. The deductibility of capital losses is subject to limitations.
Medicare Tax
Certain United States holders who are individuals, estates or certain trusts generally must pay an additional 3.8% Medicare tax on the lesser of (a) the United States person’s “net investment income” for the relevant taxable year and (b) the excess of the United States person’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000 depending on the individual’s circumstances). Net investment income will generally include interest income and net gains from the disposition of the notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A United States holder that is an individual, estate or trust should consult its tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in the notes.
Information Reporting and Backup Withholding
In general, a United States holder of the notes will be subject to backup withholding with respect to payments of interest on the notes, and the proceeds of a sale or other disposition (including a retirement or redemption) of the notes, at the applicable tax rate (currently at a rate of 24%), unless such holder (a) is an entity that is exempt from backup withholding and, when required, demonstrates this fact, or (b) provides the applicable withholding agent with its taxpayer identification number (“TIN”), certifies that the TIN provided is correct and that the holder has not been notified by the IRS that such holder is subject to backup withholding due to prior underreporting of interest or dividends, and otherwise complies with applicable requirements of the backup withholding rules. In addition, such amounts will generally be subject to information reporting requirements. A United States holder that does not provide the applicable withholding agent with its correct TIN may be subject to penalties imposed by the IRS.
Backup withholding is not an additional tax. Any amount withheld from a payment to a United States holder may be allowed as a credit against such holder’s United States federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
Consequences to Non-United States Holders
Payment of Interest
Subject to the discussion below of information reporting and backup withholding and FATCA (as defined below), under the “portfolio interest exemption,” a non-United States holder will generally not be subject to United States federal income tax (or any United States federal withholding tax) on payments of interest (including any additional amounts paid in respect of any tax withheld) on the notes that is not effectively connected with the non-United States holder’s trade or business, provided that:
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the non-United States holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Issuer entitled to vote;

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the non-United States holder is not, and is not treated as, a bank receiving interest on an extension of credit pursuant to a loan agreement entered into in the ordinary course of its trade or business;

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the non-United States holder is not a “controlled foreign corporation” that is related (actually or constructively) to the Issuer; and

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certain certification requirements are met.

Under current law, the certification requirement will be satisfied in any of the following circumstances:
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If a non-United States holder provides to the applicable withholding agent a statement on an IRS Form W-8BEN or W-8BEN-E (or a suitable successor or substitute form), as applicable, together with all appropriate attachments, signed under penalties of perjury, identifying the non-United States holder by name and address and stating, among other things, that the non-United States holder is not a United States person.

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If a note is held through a securities clearing organization, bank or another financial institution that holds customers’ securities in the ordinary course of its trade or business, (a) the non-United States holder provides an IRS Form W-8BEN or W-8BEN-E (or a suitable successor or substitute form), as applicable, to such organization or institution, and (b) such organization or institution, under penalty of perjury, certifies to us that it has received such a form from the beneficial owner or another intermediary and furnishes the applicable withholding agent with a copy thereof.

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If a foreign financial institution or other foreign intermediary that holds the note on behalf of the non-United States holder has entered into a withholding agreement with the IRS and submits an IRS

Form W-8IMY (or a suitable successor or substitute form) and certain other required documentation to the applicable withholding agent.
If the requirements of the portfolio interest exemption described above are not satisfied, a 30% United States federal withholding tax will apply to the gross amount of interest on the notes that is paid to a non-United States holder, unless either: (a) an applicable income tax treaty reduces or eliminates such tax, and the non-United States holder claims the benefit of that treaty by providing a properly completed and duly executed IRS Form W-8BEN or W-8BEN-E (or a suitable successor or substitute form), as applicable, establishing qualification for benefits under the treaty, or (b) the interest is effectively connected with the non-United States holder’s conduct of a trade or business in the United States and the non-United States holder provides an appropriate statement to that effect on a properly completed and duly executed IRS Form W-8ECI (or a suitable successor or substitute form), as applicable.
If a non-United States holder is engaged in a trade or business in the United States and interest on a note is effectively connected with the conduct of that trade or business, the non-United States holder will be required to pay United States federal income tax on that interest on a net income basis in generally the same manner as a United States holder, unless an applicable income tax treaty provides otherwise. If a non-United States holder is eligible for the benefits of an income tax treaty between the United States and its country of residence, any interest income that is effectively connected with a United States trade or business will be subject to United States federal income tax in the manner specified by the treaty, provided that the non-United States holder claims the benefit of the treaty by properly submitting an IRS Form W-8BEN or W-8BEN-E (or a suitable successor or substitute form), as applicable. In addition, a non-United States holder that is classified as a foreign corporation for United States federal income tax purposes may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.
Sale or Other Taxable Disposition of the Notes
Subject to the discussion below of information reporting and backup withholding and FATCA, a non-United States holder generally will not be subject to United States federal income tax (or any United States federal withholding tax) on any gain recognized by such holder upon a sale, exchange, redemption, retirement at maturity or other taxable disposition of a note (other than any amount representing accrued and unpaid interest, which will be taxable as interest income as discussed above), unless:
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the non-United States holder is an individual who is present in the United States for 183 days or more during the taxable year of disposition and certain other conditions are met; or

•
the gain is effectively connected with the conduct of a United States trade or business of the non-United States holder.

If the first exception applies, the non-United States holder generally will be subject to United States federal income tax at a rate of 30% (unless a lower treaty rate applies) on the amount by which its United States-source capital gains exceed certain United States-source capital losses. If the second exception applies, the non-United States holder will be subject to United States federal income tax on the net gain derived from the sale or other taxable disposition of the notes in generally the same manner as a United States holder, unless an applicable income tax treaty provides otherwise. In addition, corporate non-United States holders may be subject to a branch profits tax of 30% (or a lower applicable treaty rate) on any effectively connected earnings and profits, subject to adjustments. If a non-United States holder is eligible for the benefits of an income tax treaty between the United States and its country of residence, the United States federal income tax treatment of any such gain may be modified in the manner specified by the treaty.
Information Reporting and Backup Withholding
When required, the applicable withholding agent will report to the IRS and to each non-United States holder the amount of any interest paid on the notes in each calendar year, and the amount of United States federal income tax withheld, if any, with respect to these payments. Copies of these information returns may also be made available to the tax authorities of the country in which you reside or are organized under the provisions of a specific treaty or agreement.

Payments of interest will be subject to backup withholding (currently at a rate of 24%) unless the non-United States holder certifies as to its non-United States status or otherwise establishes an exemption from backup withholding, and will be subject to information reporting in any event.
Payments of the proceeds from a sale or other disposition (including a retirement or redemption) of a note to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting, but not backup withholding, generally will apply to those payments (unless the non-United States holder certifies its non-United States status) if the broker is: (a) a United States person, (b) a controlled foreign corporation for United States federal income tax purposes, (c) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment was effectively connected with a United States trade or business, or (d) a foreign partnership with specified connections to the United States.
Payment of the proceeds from a sale or other disposition (including a retirement or redemption) of a note to or through the United States office of a broker will be subject to information reporting and backup withholding unless the non-United States holder certifies as to its non-United States status or otherwise establishes an exemption from information reporting and backup withholding.
Backup withholding is not an additional tax. Any amount withheld from a payment to a non-United States holder may be allowed as a credit against such holder’s United States federal income tax liability and may entitle the holder to a refund, provided the required information is timely furnished to the IRS.
Foreign Account Tax Compliance Act
Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax (“FATCA Withholding”) may apply to “withholdable payments,” which include any interest income paid on the notes to (a) a foreign financial institution (whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution complies with the requirements imposed by FATCA to collect and report (to the U.S. or another relevant taxing authority) substantial information regarding such institution’s U.S. account holders and meets certain other specified requirements or (b) a non-financial foreign entity (whether such non-financial foreign entity is the beneficial owner or an intermediary), unless such entity certifies that it does not have any “substantial United States owners” or provides certain information regarding the entity’s “substantial United States owners” and such entity meets certain other specified requirements. Accordingly, the entity through which the notes are held will affect the determination of whether such withholding is required. In addition, subject to the discussion below regarding proposed Treasury Regulations, FATCA Withholding may apply to the gross proceeds payable upon the sale, exchange, redemption, retirement or maturity of the notes. However, recently proposed Treasury Regulations eliminate FATCA Withholding on payments of gross proceeds. Taxpayers may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. There can be no assurance that final Treasury Regulations would provide an exemption from FATCA Withholding for gross proceeds.
You should consult your own tax advisors regarding FATCA and whether it may be relevant to your purchase, ownership and disposition of the notes.

UNDERWRITING
BofA Securities, Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc. and J.P. Morgan Securities LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.
Underwriter	Principal Amount of 2024 Notes	Principal Amount of 2025 Notes	Principal Amount of 2027 Notes	Principal Amount of 2029 Notes	Principal Amount of 2032 Notes
BofA Securities, Inc.	$700,000,000	$612,500,000	$700,000,000	$262,500,000	$350,000,000
Citigroup Global Markets Inc.	180,000,000	157,500,000	180,000,000	67,500,000	90,000,000
Deutsche Bank Securities Inc.	180,000,000	157,500,000	180,000,000	67,500,000	90,000,000
HSBC Securities (USA) Inc.	180,000,000	157,500,000	180,000,000	67,500,000	90,000,000
J.P. Morgan Securities LLC	180,000,000	157,500,000	180,000,000	67,500,000	90,000,000
MUFG Securities Americas Inc.	82,500,000	72,188,000	82,500,000	30,937,000	41,250,000
SMBC Nikko Securities America, Inc.	82,500,000	72,188,000	82,500,000	30,937,000	41,250,000
UniCredit Capital Markets LLC	82,500,000	72,187,000	82,500,000	30,938,000	41,250,000
U.S. Bancorp Investments, Inc.	82,500,000	72,187,000	82,500,000	30,938,000	41,250,000
Morgan Stanley & Co. LLC	55,000,000	48,125,000	55,000,000	20,625,000	27,500,000
PNC Capital Markets LLC	55,000,000	48,125,000	55,000,000	20,625,000	27,500,000
Goldman Sachs & Co. LLC	35,000,000	30,625,000	35,000,000	13,125,000	17,500,000
Santander Investment Securities Inc.	35,000,000	30,625,000	35,000,000	13,125,000	17,500,000
Standard Chartered Bank	35,000,000	30,625,000	35,000,000	13,125,000	17,500,000
TD Securities (USA) LLC	35,000,000	30,625,000	35,000,000	13,125,000	17,500,000
Total	$2,000,000,000	$1,750,000,000	$2,000,000,000	$750,000,000	$1,000,000,000
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of each series of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities. We have also agreed to reimburse the underwriters for their legal and other expenses incurred in connection with the offering.
The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts
The representatives have advised us that the underwriters propose initially to offer the notes to the public at the applicable public offering prices set forth on the cover page of this prospectus supplement. After the initial offering, the public offering prices or any other terms of the offering may be changed. The underwriters may offer and sell notes through certain of their affiliates.
The expenses of the offering, not including the underwriting discounts, are estimated to be $15.9 million and are payable by us.
New Issues of Notes
Each series of the notes is a new issue of securities with no established trading markets. We do not intend to list the notes on any securities exchange or any automated dealer quotation system. Although the underwriters have informed us that they currently intend to make markets in the notes after we complete the offering, they have no obligation to do so and may discontinue making markets in the notes at any time without notice. We cannot assure you that liquid trading markets for the notes will develop, that you will be able to sell your notes at a particular time or that the prices you receive when you sell will be favorable.
Settlement
We expect that delivery of the notes will be made to investors on or about July 14, 2022, which will be the fifth Business Day following the date of pricing of the notes (such settlement being referred to as T+5). Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market are required to settle in two Business Days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to two Business Days before their delivery will be required, by virtue of the fact that the notes initially settle in T+5, to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to two Business Days before their delivery should consult their advisors.
Short Positions
In connection with the offering, the underwriters may over allot or effect transactions which stabilize or maintain the market prices of the notes at levels which might not otherwise prevail. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market prices of the notes or preventing or retarding a decline in the market prices of the notes. As a result, the prices of the notes may be higher than the price that might otherwise exist in the open market.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Other Relationships
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking, financial advisory services and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Sales in the United States may be made through certain affiliates of the underwriters. One or more of the Underwriters may use affiliates or other appropriately licensed entities for sales of the notes in jurisdictions in which such Underwriters are not otherwise permitted.
Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.
Certain of the underwriters or their respective affiliates have a lending relationship with us, and as a result certain of these underwriters or their respective affiliates routinely hedge, and certain of those underwriters or their respective affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.
Certain of the underwriters or their affiliates are agents, arrangers and/or lenders under our Credit Agreements. Additionally, affiliates of certain of the underwriters have agreed to provide committed interim financing to fund the M&M Acquisition and the proceeds of the notes offered hereby will directly reduce such commitments on a dollar for dollar basis.
Notice to Prospective Investors in the EEA
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a “qualified investor” as defined in Directive 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. For the purposes of this section, the expression an “offer of notes to the public” in relation to any notes in any relevant Member State of the EEA means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to be enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that relevant Member State by any measure implementing the Prospectus Regulation in that relevant Member State. This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.
Notice to Prospective Investors in the United Kingdom
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European

Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
In addition, in the UK, this prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at persons who: (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Order, (iii) are outside the UK, and/or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of the notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). In the UK, this prospectus supplement and the accompanying prospectus are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons and any investment or investment activity to which this prospectus supplement and accompanying prospectus relates are available only to relevant persons and will be engaged in only with relevant persons. The notes are being offered solely to “qualified investors” as defined in the UK Prospectus Regulation.
No part of this prospectus supplement should be published, reproduced, distributed or otherwise made available in whole or in part to any other person. No person may communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes other than in circumstances in which Section 21(1) of the FSMA does not apply to us.
Notice to Prospective Investors in Hong Kong
Neither this prospectus supplement nor the accompanying prospectus has been approved by or registered with the Securities and Futures Commission of Hong Kong or the Registrar of Companies of Hong Kong. The notes will not be offered or sold in Hong Kong other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) has been issued or will be issued in Hong Kong or elsewhere other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Notice to Prospective Investors in Singapore
Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (a) to an institutional investor under Section 274 of the Securities and Futures Act (Chapter 289) (the “SFA”), (b) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except: (i) to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA; (ii) where no consideration is or will be given for the transfer; (iii) by operation of law; (iv) as specified in Section 276(7) of the SFA; or (v) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.
Singapore Securities and Futures Act Product Classification
Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Australia
No prospectus, disclosure document, offering material or advertisement in relation to the notes has been lodged with the Australian Securities and Investments Commission or the Australian Stock Exchange Limited. Accordingly, a person may not (a) make, offer or invite applications for the issue, sale or purchase of notes within, to or from Australia (including an offer or invitation which is received by a person in Australia) or (b) distribute or publish this prospectus supplement, the accompanying prospectus, or any other prospectus, disclosure document, offering material or advertisement relating to the notes in Australia, unless (i) the minimum aggregate consideration payable by each offeree is the United States dollar equivalent of at least A$500,000 (disregarding moneys lent by the offeror or its associates) or the offer otherwise does not require disclosure to investors in accordance with Part 6D.2 of the Corporations Act 2001 (CWLTH) of Australia; and (ii) such action complies with all applicable laws and regulations.
Notice to Prospective Investors in Switzerland
This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement and the accompanying prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (the “DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement and the accompanying prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement and the accompanying prospectus you should consult an authorized financial advisor.
Notice to Investors in Canada
The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Korea
The notes have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”) and the Notes have been and will be offered in Korea as a private placement under the FSCMA. None of the notes may be offered, sold and delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). For a period of one year from the issue date of the notes, any acquirer of the Notes who was solicited to buy the notes in Korea is prohibited from transferring any of the Notes to another person in any way other than as a whole to one transferee. Furthermore, the purchaser of the Notes shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the notes.
Each agent has represented and agreed that it has not offered, sold or delivered the notes directly or indirectly, or offered or sold the notes to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea and will not offer, sell or deliver the notes directly or indirectly, or offer or sell the notes to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FSCMA, the FETL and other relevant laws and regulations of Korea.

LEGAL MATTERS
The validity of the notes and guarantees will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York. The validity of the notes and the guarantees will be passed upon for the underwriters by Cahill Gordon & Reindel LLP, New York, New York.

EXPERTS
The consolidated financial statements of the Company as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The financial statements of the Mobility & Materials Businesses of DuPont de Nemours, Inc. as of December 31, 2021 and December 31, 2020 and for the years then ended included in this prospectus supplement have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Report of Independent Auditors
To the Board of Directors of DuPont de Nemours, Inc.
Opinion
We have audited the accompanying combined financial statements of the Mobility & Materials Businesses (the “Company”) of DuPont de Nemours, Inc., which comprise the combined balance sheets as of December 31, 2021 and 2020, and the related combined statements of operations, of comprehensive income (loss), of changes in net parent investment, and of cash flows for the years then ended, including the related notes (collectively referred to as the “combined financial statements”).
In our opinion, the accompanying combined financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.
Basis for Opinion
We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Combined Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Responsibilities of Management for the Combined Financial Statements
Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date the financial statements are available to be issued.
Auditors’ Responsibilities for the Audit of the Combined Financial Statements
Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.
In performing an audit in accordance with US GAAS, we:
•
Exercise professional judgment and maintain professional skepticism throughout the audit.

•
Identify and assess the risks of material misstatement of the combined financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the combined financial statements.

•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.
/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
June 20, 2022

Mobility & Materials Businesses
Combined Statements of Operations
(In millions) For the years ended December 31,	2021	2020
Net sales	$3,532	$2,806
Cost of sales	2,489	2,168
Research and development expenses	73	74
Selling, general and administrative expenses	331	287
Amortization of intangibles	131	129
Restructuring and asset related charges, net	5	38
Goodwill impairment charges	—	3,129
Integration and separation costs	54	31
Equity in earnings of nonconsolidated affiliates	9	19
Sundry income, net	15	13
Income (loss) before income taxes	473	(3,018)
Provision for income taxes	48	16
Net income (loss)	425	(3,034)
Net income attributable to noncontrolling interests	17	13
Net income (loss) attributable to Mobility & Materials Businesses	$408	$(3,047)
See Notes to the Combined Financial Statements.

Mobility & Materials Businesses
Combined Statements of Comprehensive Income (Loss)
(In millions) For the years ended December 31,	2021	2020
Net income (loss)	$425	$(3,034)
Other comprehensive (loss) income, net of tax
Cumulative translation adjustments	(138)	141
Total other comprehensive (loss) income	(138)	141
Comprehensive income (loss)	287	(2,893)
Comprehensive income attributable to noncontrolling interests, net of tax	17	13
Comprehensive income (loss) attributable to Mobility & Materials Businesses	$270	$(2,906)
See Notes to the Combined Financial Statements.

Mobility & Materials Businesses
Combined Balance Sheets
(In millions)	December 31, 2021	December 31, 2020
Assets
Current Assets
Cash and cash equivalents	$80	$70
Accounts and notes receivable, net	509	481
Inventories	690	482
Prepaid expenses and other current assets	57	26
Total current assets	1,336	1,059
Property
Property, plant and equipment	1,503	1,491
Less: Accumulated depreciation	480	391
Property, plant and equipment, net	1,023	1,100
Other Assets
Goodwill	2,118	2,169
Other intangible assets	1,851	2,012
Investments and noncurrent receivables	67	68
Deferred income tax assets	22	20
Deferred charges and other assets	45	29
Total Other Assets	4,103	4,298
Total Assets	$6,462	$6,457
Liabilities and Equity
Current Liabilities
Accounts payable	$463	$353
Income taxes payable	84	40
Accrued and other current liabilities	139	128
Total Current Liabilities	686	521
Other Noncurrent Obligations
Deferred income tax liabilities	443	519
Other noncurrent obligations	63	51
Total Other Noncurrent Obligations	506	570
Total Liabilities	1,192	1,091
Commitments and Contingent Liabilities (Note 12)
Equity
Parent company net investment	5,182	5,150
Accumulated other comprehensive (loss) income	(93)	45
Total Mobility & Materials Businesses Equity	5,089	5,195
Noncontrolling interests	181	171
Total Equity	5,270	5,366
Total Liabilities and Equity	$6,462	$6,457
See Notes to the Combined Financial Statements.

Mobility & Materials Businesses
Combined Statements of Cash Flows
(In millions) For the years ended December 31,	2021	2020
Operating Activities
Net income (loss)	$425	$(3,034)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation of property, plant and equipment	100	110
Amortization of definite-lived intangible assets	131	129
Stock-based compensation	10	6
Credit for deferred income tax	(69)	(55)
Goodwill impairment charges	—	3,129
Restructuring and asset related charges, net	5	38
Equity in earnings of affiliates	(9)	(19)
Changes in assets and liabilities:
Accounts and notes receivable	(46)	52
Inventories	(225)	255
Accounts payable	115	16
Other assets and liabilities, net	11	53
Cash provided by operating activities	448	680
Investing Activities
Capital expenditures	(50)	(74)
Cash distributions from equity affiliates	5	13
Cash used for investing activities	(45)	(61)
Financing Activities
Distributions to noncontrolling interests	(7)	(38)
Net transfers to Parent	(386)	(608)
Cash used for financing activities	(393)	(646)
Increase (decrease) in cash and cash equivalents	10	(27)
Cash and cash equivalents at beginning of period	70	97
Cash and cash equivalents at end of period	$80	$70
Supplemental cash flow information
Cash paid during the year for:
Income taxes	$72	$33
See Notes to the Combined Financial Statements.

Mobility & Materials Businesses
Combined Statements of Changes in Net Parent Investment
(In millions)	Parent Company Net Investment	Accumulated Other Comprehensive Income (Loss)	Total Mobility & Materials Businesses Equity	Noncontrolling Interests	Total Equity
2020
Balance at January 1, 2020	$8,799	$(96)	$8,703	$196	$8,899
Net (loss) income	(3,047)	—	(3,047)	13	(3,034)
Other comprehensive income	—	141	141	—	141
Distributions to noncontrolling interests	—	—	—	(38)	(38)
Net transfers to Parent	(602)	—	(602)	—	(602)
Balance at December 31, 2020	$5,150	$45	$5,195	$171	$5,366
2021
Net income	408	—	408	17	425
Other comprehensive loss	—	(138)	(138)	—	(138)
Distributions to noncontrolling interests	—	—	—	(7)	(7)
Net transfers to Parent	(376)	—	(376)	—	(376)
Balance at December 31, 2021	$5,182	$(93)	$5,089	$181	$5,270
See Notes to the Combined Financial Statements.

Mobility & Materials Businesses
Notes To The Combined Financial Statements

NOTE 1 — ORGANIZATION AND DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION
Organization and Description of Business
The accompanying Combined Financial Statements and notes present the combined results of operations, financial position, and cash flows of a majority of DuPont de Nemours, Inc.’s (“DuPont” or “Parent”) historic Mobility & Materials segment, including the Engineering Polymers business and select product lines within the Performance Resins and Advanced Solutions businesses (collectively, the “Mobility & Materials Businesses” or “the Company”). The Mobility & Materials Businesses are a leading provider of high-performance engineering thermoplastics and advanced solutions for the transportation, electronics, industrial and consumer end-markets, offering products with unique, customer-specific characteristics (e.g., high temperature resistance, mechanical strength, weight reduction) for use in the fabrication of components for mechanical, chemical and electrical systems.
Transaction Anticipated in the fourth quarter of 2022
On February 17, 2022, DuPont entered into a Transaction Agreement (the “Transaction Agreement”) with Celanese Corporation (“Celanese”) to divest the Company. The transaction is expected to close around the end of 2022, subject to customary closing conditions and regulatory approvals.
DowDuPont (“DWDP”) Merger of Dow and DuPont completed in August 2017
Effective August 31, 2017, pursuant to the merger of equals transactions contemplated by the Agreement and Plan of Merger, dated as of December 11, 2015, as amended on March 31, 2017 (“DWDP Merger Agreement”), The Dow Chemical Company (“Historical Dow”) and E. I. du Pont de Nemours and Company (“Historical EID”) each merged with subsidiaries of DowDuPont Inc. (“DowDuPont”) and, as a result, Historical Dow and Historical EID became subsidiaries of DowDuPont (the “DWDP Merger”). The DWDP Merger was accounted for as a business combination, using the acquisition method of accounting, with Historical Dow determined to be the accounting acquirer.
DWDP Distributions
DowDuPont completed a series of internal reorganizations and realignment steps in order to separate into three, independent, publicly traded companies, one for each of its agriculture, materials science and specialty products businesses. DowDuPont formed two wholly owned subsidiaries: Dow Inc. (“Dow,” formerly known as Dow Holdings Inc.), to serve as a holding company for its materials science business, and Corteva, Inc. (“Corteva”), to serve as a holding company for its agriculture business. On April 1, 2019, DuPont completed the separation of the materials science business through the spin-off of Dow Inc. (the “Dow Distribution”). On June 1, 2019, DuPont completed the separation of the agriculture business through the spin-off of Corteva including the Historical EID, (the “Corteva Distribution” and together with the Dow Distribution, the “DWDP Distributions”). Following the Corteva Distribution, on June 1, 2019, DowDuPont changed its registered name from “DowDuPont Inc.” to “DuPont de Nemours, Inc.” and holds the specialty products business, which is inclusive of the Company.
Prior to the DWDP Distributions, the Company’s business was conducted by Historical EID and its consolidated subsidiaries and affiliates. As a result, in connection with the DWDP Merger, the Company’s assets and liabilities were remeasured and recognized at fair value.
Basis of Presentation
Historically, the Company has been managed and operated in the normal course with other businesses of Parent through multiple legal entities that are not dedicated to the Mobility & Materials Businesses. For all periods presented, the Company consisted of several legal entities, previously acquired businesses, as well as businesses with no separate legal status. Separate financial statements of the Company have not historically been prepared. The Combined Financial Statements have been derived from DuPont’s accounting records as if the Company’s operations had been conducted independently from those of DuPont and were prepared on a stand-alone basis in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

The historical results of operations, financial position and cash flows of the Company presented in these Combined Financial Statements may not be indicative of what they would have been had the Company actually been an independent stand-alone entity, nor are they necessarily indicative of the Company’s future results of operations, financial position and cash flows.
The significant accounting policies described below, together with the other notes that follow, are an integral part of the Combined Financial Statements.
The Combined Statements of Operations and Comprehensive Income (Loss) reflect allocations of general corporate expenses from Parent including, but not limited to, executive management, finance, legal, information technology, employee benefits administration, treasury, risk management, procurement and other shared services, and restructuring and DWDP Merger integration and separation activities related to these functions. These allocations were made on the basis of revenue, expenses, headcount or other relevant measures. Management of the Company and Parent consider these allocations to be an overall reasonable reflection of the utilization of services by, or the benefits provided to, the Company, in the aggregate. The allocations may not, however, reflect the expenses the Company would have incurred as a stand-alone company for the periods presented.
The Combined Balance Sheets include Parent assets and liabilities that are specifically identifiable or otherwise attributable to the Company, including subsidiaries and affiliates in which Parent has a controlling financial interest or is the primary beneficiary.
Parent uses a centralized approach to cash management and financing of its operations and Parent funds the Company’s operating and investing activities as needed. Cash transfers to and from the cash management accounts of Parent are reflected in the Combined Statements of Cash Flows as “Net transfers to Parent.”
Transactions between the Company and Parent’s other businesses are reflected in the Combined Financial Statements and disclosed as related party transactions when material. Related party transactions with Parent are included in Note 4.
The Combined Financial Statements include the accounts of the Company and subsidiaries in which a controlling interest is maintained. For those combined subsidiaries in which the Company’s ownership is less than 100 percent, the outside stockholders’ interests are shown as noncontrolling interests.
All significant intracompany accounts and transactions within the Company have been eliminated in the preparation of the accompanying Combined Financial Statements. All significant intercompany transactions with Parent are deemed to have been paid in the periods the costs were incurred.
The Company’s operations are included in the consolidated U.S. federal, and certain state, local and foreign income tax returns filed by Parent, where applicable. Income tax expense and other income tax related information contained in these Combined Financial Statements are presented on a separate return basis as if the Company filed its own tax returns. The tax results as presented in the Combined Financial Statements may not be reflective of the results that the Company would generate in the future. In jurisdictions where the Company has been included in the tax returns filed by Parent, any income taxes payable resulting from the related income tax provision have been reflected in the balance sheet within “Parent company net investment.”
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Use of Estimates in Financial Statement Preparation
The preparation of financial statements in accordance with U.S. GAAP requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. The Company’s Combined Financial Statements include amounts that are based on management’s best estimates and judgments. Actual results could differ from those estimates.

Cash and Cash Equivalents
Cash equivalents represent investments with maturities of three months or less from time of purchase. They are carried at cost plus accrued interest, which approximates fair value.
Accounts and Notes Receivable and Allowance for Doubtful Accounts
Accounts and notes receivables are recognized net of an allowance for doubtful accounts. The allowance for doubtful accounts reflects the best estimate of losses inherent in the Company’s accounts and notes receivable portfolio, which is determined by assessing expected credit losses on the basis of historical experience, specific allowances for known troubled accounts, and other available evidence. Accounts and notes receivable are written off when management determines that they are uncollectible.
Fair Value Measurements
Under the accounting guidance for fair value measurements and disclosures, a fair value hierarchy was established that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.
The Company uses the following valuation techniques to measure fair value for its assets and liabilities:
Level 1 —
Quoted market prices in active markets for identical assets or liabilities;

Level 2 —
Significant other observable inputs (e.g., quoted prices for similar items in active markets, quoted prices for identical or similar items in markets that are not active, inputs other than quoted prices that are observable such as interest rate and yield curves, and market-corroborated inputs);

Level 3 —
Unobservable inputs for the asset or liability, which are valued based on management’s estimates of assumptions that market participants would use in pricing the asset or liability.

Foreign Currency Translation
The Company’s worldwide operations utilize the U.S. dollar (“USD”) or local currency as the functional currency, where applicable. The Company identifies its separate and distinct foreign entities and groups the foreign entities into two categories: 1) extension of the parent or foreign subsidiaries operating in a hyper-inflationary environment (USD functional currency) and 2) self-contained (local functional currency). If a foreign entity does not align with either category, factors are evaluated, and a judgment is made to determine the functional currency.
For foreign entities where the USD is the functional currency, all foreign currency-denominated asset and liability amounts are re-measured into USD at end-of-period exchange rates, except for inventories, prepaid expenses, property, plant and equipment, goodwill and other intangible assets, which are re-measured at historical rates. Foreign currency income and expenses are re-measured at average exchange rates in effect during the year, except for expenses related to balance sheet amounts re-measured at historical exchange rates. Exchange gains and losses arising from re-measurement of foreign currency-denominated monetary assets and liabilities are included in income in the period in which they occur.
For foreign entities where the local currency is the functional currency, assets and liabilities denominated in local currencies are translated into USD at end-of-period exchange rates and the resultant translation adjustments are reported, net of their related tax effects, as a component of accumulated other comprehensive income (loss) in equity. Assets and liabilities denominated in other than the local currency are re-measured into the local currency prior to translation into USD and the resultant exchange gains or losses are included in income in the period in which they occur. Income and expenses are translated into USD at average exchange rates in effect during the period.

The Company changes the functional currency of its separate and distinct foreign entities only when significant changes in economic facts and circumstances indicate clearly that the functional currency has changed. In the ordinary course of business, Parent enters into contractual arrangements (derivatives) to reduce the exposure of Parent and its consolidated subsidiaries, including the Company, taken as a whole to foreign currency, interest rate and commodity price risks. Since these activities are conducted by Parent based on total exposures for Parent and its subsidiaries, the Combined Financial Statements do not reflect the impact of such activities.
Inventories
The Company’s inventories are valued at the lower of cost or net realizable value. Elements of cost in inventories include raw materials, direct labor and manufacturing overhead. Supplies are valued at cost or net realizable value, whichever is lower; cost is generally determined by the weighted average cost method. The Company’s inventories are generally accounted for under the weighted average cost method. The Company establishes allowances for obsolescence of inventory based upon quality considerations and assumptions about future demand and market conditions.
In periods of abnormally low production, certain fixed costs normally absorbed into inventory are recorded directly to cost of sales in the period incurred.
Property, Plant and Equipment
Property, plant and equipment are carried at cost less accumulated depreciation. Depreciation is based on the estimated service lives of depreciable assets and is calculated using the straight-line method. Fully depreciated assets are retained in property and accumulated depreciation accounts until they are removed from service. When assets are surrendered, retired, sold, or otherwise disposed of, their gross carrying values and related accumulated depreciation are removed from the Combined Balance Sheets and included in determining the gain or loss on such disposals.
Goodwill and Other Intangible Assets
The Company records goodwill when the purchase price of a business acquisition exceeds the estimated fair value of net identified tangible and intangible assets acquired. Goodwill is tested for impairment at the reporting unit level annually during the fourth quarter, or more frequently when events or changes in circumstances indicate that the fair value of a reporting unit has more likely than not declined below its carrying value.
When testing goodwill for impairment, the Company has the option to first perform qualitative testing to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. If the Company chooses not to complete a qualitative assessment for a given reporting unit or if the initial assessment indicates that it is more likely than not that the carrying value of a reporting unit exceeds its estimated fair value, additional quantitative testing is required. If the carrying value of a reporting unit exceeds its fair value, an impairment loss is recognized in the amount by which the carrying value of the reporting unit exceeds its fair value, limited to the amount of goodwill at the reporting unit. The Company determines fair values for each of the reporting units using a combination of the income approach and/or market approach. Under the income approach, fair value is determined based on the present value of estimated future cash flows, discounted at an appropriate risk-adjusted rate. Under the market approach, the Company selects peer sets based on close competitors and reviews the EBIT/EBITDA multiples to determine the fair value. When applicable, third party purchase offers may be utilized to measure fair value. The Company applies a weighting to the market approach and income approach to determine the fair value. See Note 11 for further information on goodwill.
Indefinite-lived intangible assets are tested for impairment at least annually; however, these tests are performed more frequently when events or changes in circumstances indicate that the asset may be impaired. When testing indefinite-lived intangible assets for impairment, the Company has the option to first perform qualitative testing to determine whether it is more likely than not that the fair value of indefinite-lived intangible assets is less than carrying value. If the Company chooses not to complete a qualitative assessment for indefinite-lived intangible assets or if the initial assessment indicates that it is more likely than not that the carrying value of indefinite-lived intangible assets exceeds the fair value, additional quantitative testing is required. Impairment exists when carrying value exceeds fair value. The Company’s fair value methodology is primarily based on discounted cash flow techniques.
Definite-lived intangible assets are amortized over their estimated useful lives, generally on a straight-line basis for periods ranging from one to 19 years. The Company continually evaluates the reasonableness of the useful lives of these assets. Once these assets are fully amortized, they are removed from the Combined Balance Sheets.
Impairment and Disposals of Long-Lived Assets
The Company evaluates the carrying value of long-lived assets to be held and used when events or changes in circumstances indicate that the carrying value may not be recoverable. The carrying value of a long-lived asset group is considered for impairment when the total projected undiscounted cash flows from the assets are separately identifiable and are less than its carrying value. In that event, a loss would be recognized based on the amount by which the carrying value exceeds the fair value of the long-lived asset group. The Company’s fair value methodology is an estimate of fair market value which is made based on prices of similar assets or other valuation methodologies including present value techniques. Long-lived assets to be disposed of by sale, if material, are classified as held for sale and reported at the lower of carrying amount or fair value less cost to sell, and depreciation is ceased. Long-lived assets to be disposed of other than by sale are classified as held and used until they are disposed of. Depreciation is recognized over the remaining useful life of the assets.
Leases
The Company determines whether an arrangement is a lease at the inception of the arrangement based on the terms and conditions in the contract. A contract contains a lease if there is an identified asset and the Company has the right to control the asset. Operating lease right-of-use (“ROU”) assets are included in “Deferred charges and other assets” on the Combined Balance Sheets. Operating lease liabilities are included in “Accrued and other current liabilities” and “Other noncurrent obligations” on the Combined Balance Sheets.
ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at the commencement date based on the present value of lease payments over the lease term. As most of the Company’s leases do not provide the lessor’s implicit rate, the Company uses its incremental borrowing rate at the commencement date in determining the present value of lease payments. Lease terms include options to extend the lease when it is reasonably certain those options will be exercised. Leases with an initial term of 12 months or less are not recorded on the balance sheet, and lease expense is recognized on a straight-line basis over the lease term.
The Company has lease agreements with lease and non-lease components, which are accounted for as a single lease component for all asset classes. Additionally, for certain equipment leases, the portfolio approach is applied to account for the operating lease ROU assets and lease liabilities. In the Combined Statements of Operations, lease expense for operating lease payments is recognized on a straight-line basis over the lease term. See Note 13 for additional information regarding the Company’s leases.
Short-Term Borrowings and Long-Term Debt
Parent’s current and long-term debt, and related interest expense, has not been recognized within the Company’s Combined Financial Statements, because they are not specifically identifiable to the Company.
Revenue Recognition
The Company recognizes revenue when its customer obtains control of promised goods, in an amount that reflects the consideration which the Company expects to receive in exchange for those goods. To determine revenue recognition for the arrangements that the Company determines are within the scope of Revenue from Contracts with Customers (Topic 606), the Company performs the following five steps:

(1) identify the contract(s) with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when (or as) the entity satisfies a performance obligation. See Note 3 for additional information on revenue recognition.
Cost of Sales
Cost of sales primarily includes the cost of manufacture and delivery, ingredients or raw materials, direct salaries, wages and benefits and overhead, non-capitalizable costs associated with capital projects and other operational expenses. No amortization of intangibles is included within costs of goods sold.
Research and Development
Research and development costs are expensed as incurred. Research and development expense includes costs (primarily consisting of employee costs, materials, contract services, research agreements, and other external spend) relating to the discovery and development of new products and enhancement of existing products.
Selling, General and Administrative Expenses
Selling, general and administrative expenses primarily include selling and marketing expenses, commissions, functional costs, and business management expenses.
Integration and Separation Costs
Integration and separation costs primarily have consisted of financial advisory, information technology, legal, accounting, consulting, and other professional advisory fees associated with the preparation and execution of activities related to strategic initiatives.
Litigation
Accruals for legal matters are recorded when it is probable that a liability has been incurred and the amount of the liability can be reasonably estimated. Legal costs, such as outside counsel fees and expenses, are charged to expense in the period incurred.
Restructuring and Asset Related Charges
Charges for restructuring programs generally include targeted actions involving employee severance and related benefit costs, contract termination charges, and asset related charges, which include impairments or accelerated depreciation and amortization of long-lived assets associated with such actions. Employee severance and related benefit costs are provided to employees under Parent’s ongoing benefit arrangements. These charges are accrued during the period when management commits to a plan of termination and it becomes probable that employees will be entitled to benefits at amounts that can be reasonably estimated. Contract termination charges primarily reflect costs to terminate a contract before the end of its term or costs that will continue to be incurred under the contract for its remaining term without economic benefit to the Company. Asset related charges reflect impairments to long-lived assets and indefinite-lived intangible assets no longer deemed recoverable and depreciation and amortization of long-lived assets, which is accelerated over their remaining economic lives.
Income Taxes
The Company accounts for income taxes using the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities using enacted tax rates. The effect of a change in tax rates on deferred tax assets or liabilities is recognized in income in the period that includes the enactment date.
The Company recognizes the financial statement effects of an uncertain income tax position when it is more likely than not, based on the technical merits, that the position will be sustained upon examination.

The Company accrues for other tax contingencies when it is probable that a liability to a taxing authority has been incurred and the amount of the contingency can be reasonably estimated. The current portion of uncertain income tax positions is included in “Income taxes payable” and the long-term portion is included in “Other noncurrent obligations” in the Combined Balance Sheets.
Parent Company Net Investment
The Company’s equity on the Combined Balance Sheets represents Parent’s net investment in the Company and is presented as “Parent company net investment” in lieu of stockholders’ equity. The Combined Statements of Changes in Net Parent Investment include net cash transfers and other property transfers between Parent and the Company, as well as intercompany receivables and payables between the Company and other Parent affiliates that were settled on a current basis. Additionally, Parent company net investment includes assets and liabilities that have historically been held at the Parent level but are specifically identifiable or otherwise attributable to the Company, and other assets and liabilities recorded by Parent, whose related income and expenses have been pushed down to the Company. All transactions reflected in “Parent company net investment” in the accompanying Combined Balance Sheets have been considered cash receipts and payments within financing activities in the Combined Statements of Cash Flows.
Earnings per share data has not been presented in the accompanying Combined Financial Statements because the Company does not operate as a separate legal entity with its own capital structure.
NOTE 3 — REVENUE
Revenue Recognition
Products
Substantially all of the Company’s revenue is derived from product sales. Product sales consist of sales of the Company’s products to supply manufacturers and distributors. The Company considers purchase orders, which in some cases are governed by master supply agreements, to be a contract with a customer. Contracts with customers are considered to be short-term when the time between order confirmation and satisfaction of the performance obligations is equal to or less than one year.
Revenue from product sales is recognized when the customer obtains control of the Company’s product, which occurs at a point in time, usually upon shipment, with payment terms typically in the range of 30 to 60 days after invoicing depending on business and geographic region. The Company elected the practical expedient to not adjust the amount of consideration for the effects of a significant financing component for all instances in which the period between payment and transfer of the goods will be one year or less. When the Company performs shipping and handling activities after the transfer of control to the customer (e.g., when control transfers prior to shipment), these are considered fulfillment activities, and accordingly, the costs are accrued when the related revenue is recognized. Taxes collected from customers relating to product sales and remitted to governmental authorities are excluded from revenues. The Company elected to use the practical expedient to expense cash and non-cash sales incentives as the amortization period for the costs to obtain the contract would have been one year or less.
The transaction price includes estimates for reductions in revenue from customer rebates and rights of return on product sales. These amounts are estimated based upon the most likely amount of consideration to which the customer will be entitled. All estimates are based on historical experience, anticipated performance, and the Company’s best judgment at the time to the extent it is probable, that a significant reversal of revenue recognized will not occur. All estimates for variable consideration are reassessed periodically.
For contracts with multiple performance obligations, the Company allocates the transaction price to each performance obligation based on the relative standalone selling price. The standalone selling price is the observable price which depicts the price as if sold to a similar customer in similar circumstances.

Disaggregation of Revenue
The Company disaggregates its revenue from contracts with customers by major product line and geographic region, as it believes it best depicts the nature, amount, timing and uncertainty of its revenue and cash flows. Refer to Note 17 for the breakout of net sales by geographic region.
Net Sales by Major Product Line
(In millions) For the years ended December 31,	2021	2020
Advanced Solutions	$660	$493
Engineering Polymers	2,276	1,856
Performance Resins	596	457
Total	$3,532	$2,806
NOTE 4 — RELATED PARTY TRANSACTIONS
Historically, the Company has been managed and operated in the normal course with other businesses of Parent. Accordingly, certain shared costs have been allocated to the Company and reflected as expenses in the stand-alone Combined Financial Statements. Management of Parent and the Company considers the allocation methodologies used to be reasonable and appropriate reflections of the historical expenses attributable to the Company for purposes of the stand-alone financial statements. The expenses reflected in the Combined Financial Statements may not be indicative of expenses that would be incurred by the Company in the future. All related party transactions approximate prices at cost.
Corporate Expense Allocations
The Company’s Combined Statements of Operations include general corporate expenses of Parent for services provided by Parent for certain support functions that are provided on a centralized basis. These costs were first attributed to the Company if specifically identifiable to its businesses. If not specifically identifiable to the Company’s businesses, these costs have been allocated by using relevant allocation methods, primarily based on sales metrics, consistently for all periods presented.
Corporate expense allocations were recorded in the Combined Statements of Operations within the following captions:
(In millions) For the years ended December 31,	2021	2020
Selling and administrative expenses	$153	$140
Research and development expenses	27	29
Cost of sales	11	12
Integration and separation costs(1)	54	31
Restructuring and asset related charges, net	—	3
Total	$245	$215

(1)
Integration and separation costs primarily have consisted of financial advisory, information technology, legal, accounting, consulting, and other professional advisory fees associated with the preparation and execution of activities related to strategic initiatives.

Parent Company Equity
Net transfers to Parent are included within Parent company net investment on the Combined Statements of Changes in Net Parent Investment. The components of the net transfers to Parent are as follows:

(In millions) For the years ended December 31,	2021	2020
Cash pooling and general financing activities	$(83)	$(371)
Less: Corporate cost allocations	245	215
Less: Provision for income taxes	48	16
Total net transfers to Parent per Combined Statements of Changes in Net Parent Investment	(376)	(602)
Stock-based compensation	(10)	(6)
Net transfers to Parent per Combined Statements of Cash Flows	$(386)	$(608)
NOTE 5 — SUPPLEMENTARY INFORMATION
Sundry Income, net
(In millions) For the years ended December 31,	2021	2020
Foreign exchange gains, net	$5	$5
Non-operating pension credit(1)	14	8
Miscellaneous expense, net	(4)	—
Sundry income, net	$15	$13

(1)
See Note 14 for more information on the Company’s participation in Parent pension plans under the Multiemployer approach.

Accounts Payable
(In millions)	December 31, 2021	December 31, 2020
Accounts payable, trade	$395	$295
Other(1)	68	58
Total accounts payable	$463	$353

(1)
Primarily consists of accrued discounts and rebates, VAT and miscellaneous accounts payable items.

Accrued and Other Current Liabilities
(In millions)	December 31, 2021	December 31, 2020
Accumulated losses for companies accounted for using equity method (“nonconsolidated affiliates”)	$66	$70
Accrued compensation and other employee related costs	39	20
Current operating lease liabilities(1)	8	8
Other(2)	26	30
Accrued and other current liabilities	$139	$128

(1)
See Note 13 for required lease disclosures.

(2)
No other component of “Accrued and other current liabilities,” other than those disclosed in the table above, was more than five percent of total current liabilities at December 31, 2021 and 2020, respectively.

NOTE 6 — INCOME TAXES
During the periods presented in the Combined Financial Statements, the Company did not file separate tax returns in the U.S. federal, certain state and local, and certain foreign tax jurisdictions, as the

Company was included in the tax grouping of Parent and its affiliate entities within the respective jurisdictions. Provision for income taxes included in these Combined Financial Statements have been calculated using the separate return basis, as if the Company filed separate tax returns. The Company’s Provision for income taxes as presented in the Combined Financial Statements may not be indicative of the income taxes that the Company will generate in the future.
Geographic Allocation of Income (Loss) and Provision for Income Taxes
(In millions) For the years ended December 31,	2021	2020
Income (Loss) before income taxes
Domestic	$13	$(1,539)
Foreign	460	(1,479)
Income (Loss) before income taxes	$473	$(3,018)
Current tax expense
Federal	$14	$16
State and local	5	1
Foreign(1)	98	54
Total current tax expense	$117	$71
Deferred tax benefit
Federal(1)	$(30)	$(34)
State and local	(6)	(5)
Foreign(1)	(33)	(16)
Total deferred tax benefit	$(69)	$(55)
Provision for income taxes	48	16
Net income (loss)	$425	$(3,034)
Pre-tax loss for the year ended December 31, 2020 includes non-deductible, non-cash goodwill impairment charges of $3,129 million impacting the businesses held by the Company. Of these amounts, $1,469 million related to the U.S and the remaining $1,660 million related to foreign operations. See Note 11 for additional information.
Reconciliation to U.S. Statutory Rate	2021	2020
Statutory U.S. federal income tax rate	21.0%	21.0%
Foreign income taxed at rates other than the statutory U.S. federal income tax rate	0.4	(0.1)
U.S. tax effect of foreign earnings and dividends(1)	(4.2)	0.3
Unrecognized tax benefits	(0.4)	—
Tax goodwill basis step-up(2)	(6.3)	—
State and local income taxes	(0.2)	0.1
Change in valuation allowance	(0.3)	—
Goodwill impairments	—	(21.8)
Other, net	0.1	—
Effective tax rate	10.1%	(0.5)%

(1)
Includes a tax benefit of $15 million and $5 million related to the foreign derived intangible income deduction for the years ended December 31, 2021 and 2020, respectively.

(2)
Reflects the impact of a step-up in tax basis in goodwill for the Company’s European regional headquarters legal entity.

Deferred Tax Balances at December 31, (In millions)	2021	2020
Deferred tax assets:
Tax loss and credit carryforwards(1)	$22	$28
Lease liability	8	5
Unrealized exchange gains, net	1	1
Other accruals and reserves	15	10
Other, net	48	21
Gross deferred tax assets	$94	$65
Valuation allowances(1)	(11)	(10)
Total deferred tax assets	$83	$55
Deferred tax liabilities:
Inventory	$(5)	$1
Investments	(4)	(11)
Operating lease asset	(8)	(5)
Property	(86)	(104)
Intangibles	(401)	(435)
Total deferred tax liabilities	$(504)	$(554)
Total net deferred tax liability	$(421)	$(499)

(1)
Primarily related to recorded tax benefits and the non-realizability of branch tax credit carryforwards in the United States.

Included in the 2021 and 2020 deferred tax asset and liability amounts above is $204 million and $221 million, respectively, of a net deferred tax liability related to certain of the Parent’s businesses associated with the Parent’s historical Mobility and Materials segment conducted by a legal entity which is a partnership for U.S. federal income tax purposes.
Operating Loss and Tax Credit Carryforwards at December 31, (In millions)	Deferred Tax Asset
	2021	2020
Operating loss carryforwards
Expire within 5 years	$2	$—
Expire after 5 years or indefinite expiration	13	19
Total operating loss carryforwards	$15	$19
Tax credit carryforwards
Expire within 5 years	$—	$—
Expire after 5 years or indefinite expiration	7	9
Total tax credit carryforwards	$7	$9
Total Operating Loss and Tax Credit Carryforwards	$22	$28

Total Gross Unrecognized Tax Benefits
(In millions) For the years ended December 31,	2021	2020
Total unrecognized tax benefits at January 1,	$9	$9
Decreases related to positions taken on items from prior years	(2)	—
Increases related to positions taken on items from prior years	—	—
Increases related to positions taken in the current year	1	1
Settlement of uncertain tax positions with tax authorities	—	(1)
Decreases due to expiration of statutes of limitations	—	—
Exchange loss (gain)	—	—
Total unrecognized tax benefits at December 31,	$8	$9
Total unrecognized tax benefits that, if recognized, would impact the effective tax rate	$8	$9
Total amount of interest and penalties recognized in “Provision for income taxes”	$(1)	$—
Total accrual for interest and penalties associated with unrecognized tax benefits	$2	$3
The Company files tax returns in the various national, state and local income taxing jurisdictions in which it operates, either as a separate taxpayer or as a member of Parent’s consolidated income tax return. These tax returns are subject to examination and possible challenge by the tax authorities. Positions challenged by the tax authorities may be settled or appealed by the Company. As a result, there is an uncertainty in income taxes recognized in the Company’s financial statements in accordance with accounting for income taxes and accounting for uncertainty in income taxes. The ultimate resolution of such uncertainties is not expected to have a material impact on the Company’s results of operations.
Tax years that remain subject to examination for the Company’s major tax jurisdictions are shown below:
Tax Years Subject to Examination by Major Tax Jurisdiction at December 31, 2021 Jurisdiction	Earliest Open Year
Brazil	2017
Canada	2015
China	2011
Germany	2015
Japan	2013
The Netherlands	2017
Switzerland	2015
United States:
Federal income tax(1)	2012
State and local income tax	2011

(1)
The U.S. Federal income tax jurisdiction is open back to 2012 with respect to EID pursuant to the DWDP Tax Matters Agreement.

Undistributed earnings of Parent’s foreign subsidiaries that are generated by the Company’s business that are deemed to be permanently invested amounted to $1,173 million at December 31, 2021. In addition to the U.S. federal tax imposed by the Tax Cuts and Jobs Act (the “Act”) on all accumulated unrepatriated earnings through December 31, 2017, the Act introduced additional U.S. federal tax on foreign earnings, effective as of January 1, 2018. The undistributed foreign earnings at December 31, 2021 may still be subject to certain taxes upon repatriation, primarily where foreign withholding taxes apply. It is not practicable to calculate the unrecognized deferred tax liability on undistributed foreign earnings due to the complexity of the hypothetical calculation.
NOTE 7 — ACCOUNTS AND NOTES RECEIVABLE, NET
(In millions)	December 31, 2021	December 31, 2020
Accounts receivable, trade(1)	$388	$379
Notes receivable, trade	31	29
Other(2)	90	73
Total Accounts and Notes receivable, net	$509	$481

(1)
Accounts receivable — trade is net of allowances of $1 million at December 31, 2021 and $2 million at December 31, 2020. Allowances are equal to the estimated uncollectible amounts and current expected credit losses. That estimate is based on historical collection experience, current economic and market conditions, and review of the current status of customers’ accounts.

(2)
Other includes receivables in relation to value added tax, advances and deposits and general sales tax and other taxes. One individual group, miscellaneous accounts receivables, which is primarily composed of billings for services in support of joint venture operations and shared sites, represented more than ten percent of total receivables at December 31, 2021, in the amount of $56 million. No other individual group represents more than ten percent of total receivables for the periods presented.

Accounts and notes receivable are carried at amounts that approximate fair value.
NOTE 8 — INVENTORIES
(In millions)	December 31, 2021	December 31, 2020
Finished goods	$446	$318
Work in process	74	30
Raw materials	130	96
Supplies	40	38
Total inventories	$690	$482
NOTE 9 — PROPERTY, PLANT, AND EQUIPMENT
(In millions)	Estimated Useful Lives (Years)	December 31, 2021	December 31, 2020
Land and land improvements	1 – 25	$166	$177
Buildings	1 – 50	264	241
Machinery, equipment, and other	1 – 25	1,004	975
Construction in progress		69	98
Total Property, Plant and Equipment		$1,503	$1,491
Total Accumulated Depreciation		$(480)	$(391)
Total Property, Plant and Equipment, net		$1,023	$1,100
(In millions) For the years ended December 31,	2021	2020
Depreciation expense	$100	$110
NOTE 10 — NONCONSOLIDATED AFFILIATES
The Company’s investments in nonconsolidated affiliates are recorded in “Investments and noncurrent receivables” and “Accrued and other current liabilities” in the Combined Balance Sheets.

The Company’s net investment in and dividends received from nonconsolidated affiliates are shown in the following tables:
Investments in Nonconsolidated Affiliates as of December 31, (In millions)	2021	2020
Investments and noncurrent receivables	$66	$66
Accrued and other current liabilities	(66)	(70)
Net investment in nonconsolidated affiliates	$—	$(4)
Dividends Received from Nonconsolidated Affiliates
(In millions) For the years ended December 31,	2021	2020
Dividends from nonconsolidated affiliates	$5	$13
Sales to nonconsolidated affiliates were $75 million, and $49 million for the years ended December 31, 2021 and 2020, respectively. Purchases from nonconsolidated affiliates were $49 million and $42 million for the years ended December 31, 2021 and 2020, respectively. Related party receivables and payables were not material as of December 31, 2021 and 2020, respectively. The Company had an ownership interest in 6 nonconsolidated affiliates, with ownership interest (direct and indirect) ranging from 49.9 percent to 50 percent at December 31, 2021 as shown in the table below:
Nonconsolidated affiliate	Total ownership percentage
Toray Co., Ltd.	50.0%
DuBay Polymer GmbH	50.0%
DuP Teijin Films U.K.	50.0%
DuP Teijin Films S.A.	50.0%
Teijin DuPont Films, Inc.	49.9%
Teijin-DuPont Films, L.P.	49.9%
NOTE 11 — GOODWILL AND OTHER INTANGIBLE ASSETS
The following table summarizes changes in the carrying amount of goodwill for the years ended December 31, 2021 and 2020.
(In millions)	Goodwill
Balance at December 31, 2019	$5,247
Impairments	(3,129)
Currency Translation Adjustment	51
Balance at December 31, 2020	$2,169
Impairments	—
Currency Translation Adjustment	(51)
Balance at December 31, 2021	$2,118
The Company tests goodwill for impairment annually during the fourth quarter, or more frequently when events or changes in circumstances indicate that the fair value of a reporting unit is below its carrying value. As a result of the related acquisition method of accounting in connection with the DWDP Merger, Historical EID’s assets and liabilities were measured at fair value resulting in increases to the Company’s goodwill and other intangible assets. The fair value valuation increased the risk that any declines in financial projections, including changes to key assumptions, could have a material, negative impact on the fair value of the Company’s reporting units and assets, and therefore could result in an impairment.
Where the Company performed quantitative analyses, as described further below, the Company used a combination of discounted cash flow models (a form of the income approach) utilizing Level 3 unobservable inputs and the market approach. The Company’s significant assumptions in these analyses include, but are not limited to, future cash flow projections, the weighted average cost of capital, the terminal growth rate, and the tax rate. The Company’s estimates of future cash flows are based on current regulatory and economic climates, recent operating results, and planned business strategies. These estimates could be negatively affected by changes in federal, state, or local regulations or economic downturns. Future cash flow estimates are, by their nature, subjective and actual results may differ materially from the Company’s estimates. If the Company’s ongoing estimates of future cash flows are not met, the Company may have to record additional impairment charges in future periods. The Company also uses the Guideline Public Company Method, a form of the market approach (utilizing Level 3 unobservable inputs), which is derived from metrics of publicly traded companies or historically completed transactions of comparable businesses. The selection of comparable businesses is based on the markets in which the reporting units operate giving consideration to risk profiles, size, geography, and diversity of products and services. When applicable, third party purchase offers may be utilized to measure fair value. The Company applies a weighting to the market approach and income approach to determine the fair value. As such, the Company believes the current assumptions and estimates utilized are both reasonable and appropriate.
2021 Annual Goodwill Impairment Testing
In the fourth quarter of 2021, the Company performed qualitative testing on its reporting units and determined that no further impairments existed. The qualitative evaluation is an assessment of factors, including reporting unit or asset specific operating results and cost factors, as well as industry, market and macroeconomic conditions, to determine whether it is more likely than not (more than 50%) that the fair value of a reporting unit or asset is less than the respective carrying amount, including goodwill. The results of these qualitative assessments indicated that it is not more likely than not that the fair values of the reporting units were less than their carrying values.
2020 Annual Goodwill Impairment Testing
In the fourth quarter of 2020, the Company performed qualitative testing on the Mobility & Materials Businesses that were part of Parent’s historical Transportation & Industrial reporting unit (the “M&M T&I reporting unit”). The qualitative evaluation is an assessment of factors, including reporting unit or asset specific operating results and cost factors, as well as industry, market and macroeconomic conditions, to determine whether it is more likely than not (more than 50%) that the fair value of a reporting unit or asset is less than the respective carrying amount, including goodwill. For the Microcircuit Materials (“MCM”) reporting unit, the Company performed quantitative testing in order to determine if the fair value of the reporting unit exceeded the respective carrying amount of the reporting unit, including goodwill. Based on the qualitative analysis performed, the Company concluded that the carrying amount of the M&M T&I reporting unit did not exceed the fair value of the M&M T&I reporting unit and, as such, no impairment charge was needed for the year ended December 31, 2020. Based on the quantitative analysis performed, the Company concluded that the carrying amount of the MCM reporting unit exceeded the fair value resulting in a pre-tax, non-cash goodwill impairment charge of $85 million, reflected in “Goodwill impairment charges” in the Combined Statements of Operations for the year ended December 31, 2020.
Second Quarter 2020 Goodwill Impairment Testing
In the second quarter of 2020, near-term demand weakness in global automotive production resulting from the COVID-19 pandemic, along with revised views of recovery based on third party market information, served as a triggering event requiring the Company to perform an impairment analysis of the goodwill associated with the M&M T&I reporting unit. Based on the analysis performed, during the second quarter of 2020, the Company concluded that the carrying amount of the M&M T&I reporting unit exceeded the fair value resulting in a pre-tax, non-cash goodwill impairment charge of $3,044 million, reflected in “Goodwill impairment charges” in the Combined Statements of Operations for the year ended December 31, 2020.
COVID-19 and supply chain disruptions continue to impact the broader global economy and has caused volatility in financial markets. If there is a of lack of recovery, the time period to recovery is longer than expected or further global softening is experienced in certain markets, the Company may be required to perform additional impairment assessments for its goodwill, other intangibles, and long-lived assets, the results of which could result in material impairment charges.
Other Intangible Assets
The gross carrying amounts and accumulated amortization of other intangible assets by major class are as follows:
	December 31, 2021			December 31, 2020
(In millions)	Gross Carrying Amount	Accumulated Amort	Net	Gross Carrying Amount	Accumulated Amort	Net
Intangible assets with finite lives:
Developed technology	$585	$(186)	$399	$586	$(143)	$443
Customer-related	1,635	(371)	1,264	1,674	(293)	1,381
Other	9	(1)	8	9	(1)	8
Total other intangible assets with finite lives	$2,229	$(558)	$1,671	$2,269	$(437)	$1,832
Intangible assets with indefinite lives:
Trademarks/tradenames	180	—	180	180	—	180
Total other intangible assets with indefinite lives	180	—	180	180	—	180
Total	$2,409	$(558)	$1,851	$2,449	$(437)	$2,012
In the second quarter of 2020, the Company performed quantitative testing on indefinite-lived intangible assets attributable to the Company, for which the Company determined that the fair value of certain tradenames had declined related to the factors described above. The Company performed an analysis of the fair value using the relief from royalty method (a form of the income approach) using Level 3 inputs within the fair value hierarchy. The key assumptions used in the calculation included projected revenue, royalty rates and discount rates. These key assumptions involve management judgment and estimates relating to future operating performance and economic conditions that may differ from actual cash flows. As a result of the testing, the Company recorded a pre-tax, non-cash indefinite-lived intangible asset impairment charge of $24 million ($18 million, net of tax), which is reflected in “Restructuring and asset related charges, net,” in the Combined Statements of Operations for the year ended December 31, 2020. The remaining net book value of the tradenames attributable to the Company at December 31, 2020 was approximately $180 million, which represents fair value.
In the fourth quarter of 2021 and 2020, the Company performed qualitative testing on its indefinite-lived intangible assets attributable to the Company. The qualitative evaluation is an assessment of factors, including asset specific operating results and cost factors, as well as industry, market and macroeconomic conditions, to determine whether it is more likely than not (more than 50%) that the fair value of the asset is less than the respective carrying amount. Based on the qualitative analyses performed, the Company concluded that the carrying amount of the indefinite-lived intangible assets did not exceed their fair value, and as such, no impairment charge was needed in the fourth quarter of 2021 and 2020, respectively.
The aggregate pre-tax amortization expense for definite-lived intangible assets was $131 million and $129 million, for the years ended December 31, 2021, and 2020, respectively. Estimated amortization expense was $134 million for each of the next five fiscal years.
NOTE 12 — COMMITMENTS AND CONTINGENT LIABILITIES
Litigation
The Company is involved in numerous claims and lawsuits, principally in the United States, including various product liability (involving the Company’s current or former products), intellectual property, employment related, and commercial matters. Certain of these matters may purport to be class actions and seek damages in very large amounts. Liabilities related to matters that are not directly attributable to the Company business and for which the Company is not the legal obligor are not recognized within the Company’s Combined Financial Statements for any of the periods presented.
As of December 31, 2021, the Company had recorded liabilities of approximately $3 million related to the foregoing. Because such matters are subject to inherent uncertainties, and unfavorable rulings or developments could occur, there can be no certainty that the Company will not ultimately incur charges in excess of presently recorded liabilities. Although considerable uncertainty exists, management does not believe it is reasonably possible that the ultimate disposition of these matters will have a material adverse effect on the Company’s results of operations, combined financial position or liquidity. However, the ultimate liabilities could be material to results of operations in the period recognized.
NOTE 13 — LEASES
The Company has operating leases for real estate, railcars, fleet, and certain machinery and equipment that have remaining lease terms of approximately one year to 35 years. For purposes of calculating operating lease liabilities, lease terms may be deemed to include options to extend the lease when it is reasonably certain that the Company will exercise that option. Some leasing arrangements require variable payments that are dependent on usage, output, or may vary for other reasons, such as insurance and tax payments. The variable lease payments are not presented as part of the initial ROU asset or lease liability.
Certain of the Company’s leases include residual value guarantees. These residual value guarantees are based on a percentage of the lessor’s asset acquisition price and the amount of such guarantee declines over the course of the lease term. The portion of residual value guarantees that are probable of payment is included in the related lease liability in the Combined Balance Sheets. The Company’s lease agreements do not contain any material restrictive covenants.
The components of lease cost for operating leases were as follows:
(In millions) For the years ended December 31,	2021	2020
Operating lease cost	$9	$10
Short-term lease cost	1	—
Total lease cost	$10	$10
Supplemental cash flow information related to leases was as follows:
(In millions) For the years ended December 31,	2021	2020
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$9	$10
New operating lease assets and liabilities entered into during the year ended December 31, 2021 and 2020 were $20 million and $2 million, respectively. Supplemental balance sheet information related to leases was as follows:
(In millions)	December 31, 2021	December 31, 2020
Operating Leases
Operating lease right-of-use assets(1)	$44	$27
Current operating lease liabilities(2)	8	8
Noncurrent operating lease liabilities(3)	36	19
Total operating lease liabilities	$44	$27

(1)
Included in “Deferred charges and other assets” in the Combined Balance Sheets.

(2)
Included in “Accrued and other current liabilities” in the Combined Balance Sheets.

(3)
Included in “Other noncurrent obligations” in the Combined Balance Sheets.

Operating lease ROU assets and lease liabilities are recognized at the commencement date based on the present value of lease payments over the lease term. As most of the Company’s leases do not provide the lessor’s implicit rate, the Company uses its incremental borrowing rate at the commencement date in determining the present value of lease payments.
Lease Term and Discount Rate	December 31, 2021	December 31, 2020
Weighted-average remaining lease term (years)	12.16	8.01
Discount rate	2.42%	3.16%
Maturities of lease liabilities were as follows:
Maturity of Lease Liabilities at December 31, 2021 (In millions)	Operating Leases
2022	$9
2023	7
2024	6
2025	5
2026	4
2027 and thereafter	23
Total lease payments	$54
Less: Interest	10
Present value of lease liabilities	$44
NOTE 14 — PENSION PLANS
The Company employees participate, as eligible, in Parent’s sponsored pension plans, including defined benefit plans and defined contribution plans. Where permitted by applicable law, Parent reserves the right to amend, modify, or discontinue the plans at any time.
Multiemployer Plans
Defined Benefit Pension Plans
Parent offers both funded and unfunded noncontributory defined benefit pension plans in certain non-US jurisdictions that are shared among its businesses, including the Company, and the participation of its employees and retirees in these plans is reflected as though the Company participated in a multiemployer plan with Parent. The Company’s proportionate share of the expense (credit) associated with the multiemployer plan is reflected in the Combined Financial Statements, while any assets and liabilities associated with the multiemployer plans are retained by Parent and recorded on Parent’s balance sheet.
The benefits under these plans are based primarily on years of service and employees’ pay near retirement.
Parent’s funding policy is consistent with the funding requirements of federal laws and regulations. Pension coverage for employees of Parent’s non-U.S. combined subsidiaries is provided, to the extent deemed appropriate, through separate plans. Obligations under such plans are funded by depositing funds with trustees, covered by insurance contracts, or remain unfunded.
The Company participates in Parent’s non-U.S. plans as though they are participants in a multiemployer plan of Parent. Under the multiemployer approach, the amount recognized as expense (credit) represents an allocation of net periodic pension cost (income), which includes service cost and non-operating pension costs (credits). The following table presents the expense (income) allocated to the Combined Financial

Statements, which was based on the headcount of participants in the plans. These figures do not represent cash payments to Parent, or Parent’s plans.
(In millions) For the years ended December 31,	2021	2020
Plan Name
Non-U.S. Plans (credit) expense	$(3)	$4
Defined Contribution Plans
The Company, through its participation in Parent’s sponsored defined contribution plans, offers defined contribution benefits to its employees. The most significant is the U.S. Retirement Savings Plan (“the Plan”), which covers all U.S. full-service employees. This Plan includes a non-leveraged Employee Stock Ownership Plan (“ESOP”). Employees are not required to participate in the ESOP and those who do are free to diversify out of the ESOP. The purpose of the Plan is to provide retirement savings benefits for employees and to provide employees an opportunity to become stockholders of Parent. The Plan is a tax qualified contributory profit sharing plan, with cash or deferred arrangement and any eligible employee of Parent, including the Company’s employees, may participate. Currently, Parent contributes 100 percent of the first six percent of the employee’s contribution election and also contributes three percent of each eligible employee’s eligible compensation regardless of the employee’s contribution. Parent’s matching contributions vest immediately upon contribution. The three percent nonmatching employer contribution vests after employees complete three years of service. Parent’s contributions to the Plan on behalf of the Company represent an allocation of the total contributions made based on the headcount of the Company’s participants in the plan. Parent made the following contributions on behalf of the Company:
(In millions) For the years ended December 31,	2021	2020
Contributions	$13	$11
NOTE 15 — STOCK-BASED COMPENSATION
Effective with the DWDP Merger, on August 31, 2017, DowDuPont assumed all Historical Dow and Historical EID equity incentive compensation awards outstanding immediately prior to the DWDP Merger. The Historical EID and Historical Dow stock-based compensation plans were assumed by DowDuPont and remained in place with the ability to grant and issue DowDuPont common stock until the DWDP Distributions.
Immediately following the Corteva spin-off, Parent adopted the DuPont Omnibus Incentive Plan (“DuPont OIP”) which provides for equity-based and cash incentive awards to certain employees, directors, independent contractors and consultants. Upon adoption of the DuPont OIP, the Historical EID and Historical Dow plans were rolled into the DuPont OIP as separate subplans and no longer grant new awards. All previously granted equity awards under these subplans have the same terms and conditions that were applicable to the awards under Historical Dow and Historical EID plans immediately prior to the DWDP Distributions. Under the DuPont OIP, a maximum of 1 million shares of common stock are available for award as of December 31, 2021.
During the second quarter of 2020, the stockholders of Parent approved the DuPont 2020 Equity and Incentive Plan (the “2020 EIP”), which allows Parent to grant options, share appreciation rights, restricted shares, RSUs, share bonuses, other share-based awards, cash awards, each as defined in the 2020 EIP, or any combination of the foregoing. The 2020 EIP limits the number of shares that may be subject to awards payable in shares of DuPont common stock to 18 million. The approval of the 2020 EIP had no effect on Parent’s ability to make future grants under the DuPont OIP in accordance with its terms, and awards that are outstanding under the DuPont OIP remain outstanding in accordance with their terms.
Parent grants stock-based compensation awards that vest over a specified period or upon employees meeting certain performance and/or retirement eligibility criteria. The fair value of equity instruments issued to employees is measured on the grant date. The fair value of liability instruments issued to employees is measured at the end of each quarter. The fair value of equity and liability instruments is expensed over the vesting period or, in the case of retirement, from the grant date to the date on which retirement eligibility provisions have been met and additional service is no longer required. The Company estimates expected forfeitures.
The total stock-based compensation cost included within the Combined Statements of Operations was $10 million and $6 million for the years ended December 31, 2021, and 2020, respectively. The income tax benefits related to stock-based compensation arrangements were $2 million, and $1 million for the years ended December 31, 2021, and 2020, respectively.
Total unrecognized pretax compensation cost related to RSUs and PSUs of $11 million at December 31, 2021, is expected to be recognized over a weighted average period of 2.06 years. The total fair value of RSUs and PSUs vested in the year ended December 31, 2021 was $6 million. The weighted average grant-date fair value of RSUs and PSUs granted during 2021 was $73.96 . The maximum contractual term of equity share options was 3.00 years at December 31, 2021.
NOTE 16 — ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)
The following table summarizes the activity related to each component of accumulated other comprehensive income (loss):
Accumulated Other Comprehensive Income (Loss)
(In millions) For the years ended December 31,	Cumulative Translation Adj	Total
2020
Balance at January 1, 2020	$(96)	$(96)
Other comprehensive income before reclassifications	141	141
Net other comprehensive income	$141	$141
Balance at December 31, 2020	$45	$45
2021
Other comprehensive loss before reclassifications	(138)	(138)
Net other comprehensive loss	$(138)	$(138)
Balance at December 31, 2021	$(93)	$(93)
NOTE 17 — GEOGRAPHIC INFORMATION
Sales are attributed to geographic regions based on customer location; long-lived assets are attributed to geographic regions based on asset location.
Net Trade Revenue by Geographic Region
(In millions) For the years ended December 31,	2021	2020
United States	$563	$493
Canada	40	40
EMEA(1)	888	675
Asia Pacific(2)	1,857	1,438
Latin America	184	160
Total	$3,532	$2,806

(1)
Europe, Middle East and Africa.

(2)
Net sales attributed to China/Hong Kong for the years ended December 31, 2021, and 2020 were $1,013 million and $798 million, respectively.

Long-lived Assets by Geographic Region
	December 31,
(In millions)	2021	2020
United States	$418	$430
Canada	26	24
EMEA(1)(2)	270	304
Asia Pacific(3)	304	337
Latin America	5	5
Total	$1,023	$1,100

(1)
Europe, Middle East and Africa.

(2)
Long-lived Assets attributed to Germany as of December 31, 2021 and 2020 were $145 million and $161 million, respectively.

(3)
Long-lived Assets attributed to China as of December 31, 2021 and 2020 were $112 million and $119 million, respectively.

NOTE 18 — SUBSEQUENT EVENTS
Other than those described in the notes to the Combined Financial Statements, no events have occurred after December 31, 2021, but before June 20, 2022, the date the financial statements were available to be issued, that require consideration as adjustments to, or disclosures in, the Combined Financial Statements.

Mobility & Materials Businesses
Combined Statements of Operations (Unaudited)
(In millions) For the three months ended March 31,	2022	2021
Net sales	$889	$826
Cost of sales	682	576
Research and development expenses	18	19
Selling, general and administrative expenses	84	81
Amortization of intangibles	33	33
Integration and separation costs	96	1
Equity in (losses) earnings of nonconsolidated affiliates	(1)	3
Sundry income (expense), net	7	(2)
(Loss) Income before income taxes	(18)	117
Benefit from income taxes	(4)	(9)
Net (loss) income	(14)	126
Net income attributable to noncontrolling interests	1	5
Net (loss) income attributable to Mobility & Materials Businesses	$(15)	$121
See Notes to the Combined Financial Statements.

Mobility & Materials Businesses
Combined Statements of Comprehensive Income (Loss) (Unaudited)
(In millions) For the three months ended March 31,	2022	2021
Net (loss) income	$(14)	$126
Other comprehensive loss, net of tax
Cumulative translation adjustments	(59)	(70)
Total other comprehensive loss	(59)	(70)
Comprehensive (loss) income	(73)	56
Comprehensive income attributable to noncontrolling interests, net of tax	1	5
Comprehensive (loss) income attributable to Mobility & Materials Businesses	$(74)	$51
See Notes to the Combined Financial Statements.

Mobility & Materials Businesses
Combined Balance Sheets (Unaudited)
(In millions)	March 31, 2022	December 31, 2021
Assets
Current Assets
Cash and cash equivalents	$80	$80
Accounts and notes receivable, net	577	509
Inventories	785	690
Prepaid expenses and other current assets	75	57
Total current assets	1,517	1,336
Property
Property, plant and equipment	1,494	1,503
Less: Accumulated depreciation	497	480
Property, plant and equipment, net	997	1,023
Other Assets
Goodwill	2,093	2,118
Other intangible assets	1,812	1,851
Investments and noncurrent receivables	56	67
Deferred income tax assets	19	22
Deferred charges and other assets	44	45
Total Other Assets	4,024	4,103
Total Assets	$6,538	$6,462
Liabilities and Equity
Current Liabilities
Accounts payable	$531	$463
Income taxes payable	79	84
Accrued and other current liabilities	106	139
Total Current Liabilities	716	686
Other Noncurrent Obligations
Deferred income tax liabilities	413	443
Other noncurrent obligations	60	63
Total Other Noncurrent Obligations	473	506
Total Liabilities	1,189	1,192
Commitments and Contingent Liabilities (Note 8)
Equity
Parent company net investment	5,321	5,182
Accumulated other comprehensive loss	(152)	(93)
Total Mobility & Materials Businesses Equity	5,169	5,089
Noncontrolling interests	180	181
Total Equity	5,349	5,270
Total Liabilities and Equity	$6,538	$6,462
See Notes to the Combined Financial Statements.

Mobility & Materials Businesses
Combined Statements of Cash Flows (Unaudited)
(In millions) For the three months ended March 31,	2022	2021
Operating Activities
Net (loss) income	$(14)	$126
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation of property, plant and equipment	25	25
Amortization of definite-lived intangible assets	33	33
Stock-based compensation	—	2
Credit for deferred income tax and other tax related items	(29)	(34)
Equity in losses (earnings) of affiliates	1	(3)
Changes in assets and liabilities:
Accounts and notes receivable	(77)	(27)
Inventories	(103)	(94)
Accounts payable	83	75
Other assets and liabilities, net	(62)	(3)
Cash (used in) provided by operating activities	(143)	100
Investing Activities
Capital expenditures	(21)	(13)
Cash distributions from equity affiliates	12	—
Cash used for investing activities	(9)	(13)
Financing Activities
(Distributions to) contributions from noncontrolling interests	(2)	4
Net transfers from (to) Parent	154	(90)
Cash provided by (used for) financing activities	152	(86)
Increase in cash and cash equivalents	—	1
Cash and cash equivalents at beginning of period	80	70
Cash and cash equivalents at end of period	$80	$71
See Notes to the Combined Financial Statements.

Mobility & Materials Businesses
Combined Statements of Changes in Net Parent Investment (Unaudited)
(In millions)	Parent Company Net Investment	Accumulated Other Comprehensive Income (Loss)	Total Mobility & Materials Businesses Equity	Non-controlling Interests	Total Equity
Balance at December 31, 2020	$5,150	$45	$5,195	$171	$5,366
Net income	121	—	121	5	126
Other comprehensive loss	—	(70)	(70)	—	(70)
Contributions from noncontrolling interests	—	—	—	4	4
Net transfers to Parent	(88)	—	(88)	—	(88)
Balance at March 31, 2021	$5,183	$(25)	$5,158	$180	$5,338
Balance at December 31, 2021	$5,182	$(93)	$5,089	$181	$5,270
Net (loss) income	(15)	—	(15)	1	(14)
Other comprehensive loss	—	(59)	(59)	—	(59)
Distributions to noncontrolling interests	—	—	—	(2)	(2)
Net transfers from Parent	154	—	154	—	154
Balance at March 31, 2022	$5,321	$(152)	$5,169	$180	$5,349
See Notes to the Combined Financial Statements.

Mobility & Materials Businesses
Notes To The Combined Financial Statements (Unaudited)

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Interim Financial Statements
The accompanying unaudited interim Combined Financial Statements of a majority of DuPont de Nemours, Inc.’s (“DuPont” or “Parent”) historic Mobility & Materials segment, including the Engineering Polymers business and select product lines within the Performance Resins and Advanced Solutions businesses (collectively, the “Mobility & Materials Businesses” or “the Company”) have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) . In the opinion of management, the interim Combined Financial Statements reflect all adjustments (including normal recurring accruals) which are considered necessary for the fair statement of the results for the periods presented. Results from interim periods should not be considered indicative of results for the full year. These interim Combined Financial Statements should be read in conjunction with the audited annual Combined Financial Statements and notes thereto for the year ended December 31, 2021, collectively referred to as the “2021 Annual Financial Statements.” The interim Combined Financial Statements include the accounts of the Company and subsidiaries in which a controlling interest is maintained.
Transaction Anticipated in the fourth quarter of 2022
On February 17, 2022, DuPont entered into a Transaction Agreement (the “Transaction Agreement”) with Celanese Corporation (“Celanese”) to divest the Company. The transaction is expected to close around the end of 2022, subject to customary closing conditions and regulatory approvals.
Basis of Presentation
Historically, the Company has been managed and operated in the normal course with other businesses of Parent through multiple legal entities that are not dedicated to the Mobility & Materials Businesses. For all periods presented, the Company consisted of several legal entities, previously acquired businesses, as well as businesses with no separate legal status. Separate financial statements of the Company have not historically been prepared for the Company. The interim Combined Financial Statements have been derived from DuPont’s accounting records as if the Company’s operations had been conducted independently from those of DuPont and were prepared on a stand-alone basis in accordance with U.S. generally accepted accounting principles (“GAAP”).
The historical results of operations, financial position and cash flows of the Company presented in these interim Combined Financial Statements may not be indicative of what they would have been had the Company actually been an independent stand-alone entity, nor are they necessarily indicative of the Company’s future results of operations, financial position and cash flows.
The Company’s interim Combined Statements of Operations and Comprehensive Income (Loss) reflect allocations of general corporate expenses from Parent including, but not limited to, executive management, finance, legal, information technology, employee benefits administration, treasury, risk management, procurement and other shared services, and restructuring and integration and separation activities related to these functions in connection with the merger of the DOW Chemical Company (“Historical Dow”) and E. I. du Pont de Nemours and Company (“Historical EID”) effective August 31, 2017 (the “DWDP Merger”). These allocations were made on the basis of revenue, expenses, headcount or other relevant measures. Management of the Company and Parent consider these allocations to be an overall reasonable reflection of the utilization of services by, or the benefits provided to, the Company, in the aggregate. The allocations may not, however, reflect the expenses the Company would have incurred as a stand-alone company for the periods presented.
The Company’s interim Combined Balance Sheets include Parent assets and liabilities that are specifically identifiable or otherwise attributable to the Company, including subsidiaries and affiliates in which Parent has a controlling financial interest or is the primary beneficiary.
NOTE 2 — REVENUE
Revenue Recognition
Products
Substantially all of the Company’s revenue is derived from product sales. Product sales consist of sales of the Company’s products to supply manufacturers and distributors. The Company considers purchase orders, which in some cases are governed by master supply agreements, to be a contract with a customer. Contracts with customers are considered to be short-term when the time between order confirmation and satisfaction of the performance obligations is equal to or less than one year.
The Company records accounts receivable when the right to consideration becomes unconditional. Trade accounts receivable were $454 million at March 31, 2022 and $388 million at December 31, 2021. Trade accounts receivable are included in “Accounts and notes receivable, net” in the interim Combined Balance Sheets. There were no contract assets or contract liabilities at March 31, 2022 or December 31, 2021.
Disaggregation of Revenue
The Company disaggregates its revenue from contracts with customers by major product line, as the Company believes it best depicts the nature, amount, timing and uncertainty of its revenue and cash flows.
Net Sales by Major Product Line
(In millions) For the three months ended March 31,	2022	2021
Advanced Solutions	$147	$166
Engineering Polymers	587	501
Performance Resins	155	159
Total	$889	$826
NOTE 3 — RELATED PARTY TRANSACTIONS
Historically, the Company has been managed and operated in the normal course with other businesses of Parent. Accordingly, certain shared costs have been allocated to the Company and reflected as expenses in the stand-alone interim Combined Financial Statements. Management of Parent and the Company considers the allocation methodologies used to be reasonable and appropriate reflections of the historical expenses attributable to the Company for purposes of the stand-alone financial statements. The expenses reflected in the interim Combined Financial Statements may not be indicative of expenses that would be incurred by the Company in the future. All related party transactions approximate prices at cost.
Corporate Expense Allocations
The Company’s interim Combined Statements of Operations include general corporate expenses of Parent for services provided by Parent for certain support functions that are provided on a centralized basis. These costs were first attributed to the Company if specifically identifiable to its businesses. If not specifically identifiable to the Company’s businesses, these costs have been allocated by using relevant allocation methods, primarily based on sales metrics, consistently for all periods presented.
Corporate expense allocations were recorded in the interim Combined Statements of Operations within the following captions:
(In millions) For the three months ended March 31,	2022	2021
Selling and administrative expenses	$38	$37
Research and development expenses	6	6
Cost of sales	4	3
Integration and separation costs(1)	96	1
Total	$144	$47

(1)
Costs primarily have consisted of financial advisory, information technology, legal, accounting, consulting, and other professional advisory fees associated with the preparation and execution of activities related to strategic initiatives. Costs incurred in the three months ended March 31, 2022 are related to the anticipated divestiture of the Company by the Parent.

Parent Company Equity
Net transfers from (to) Parent are included within Parent company net investment on the interim Combined Statements of Changes in Net Parent Investment. The components of the net transfers from (to) Parent are as follows:
(In millions) For the three months ended March 31,	2022	2021
Cash pooling and general financing activities	$294	$(50)
Less: Corporate cost allocations	144	47
Less: Benefit from income taxes	(4)	(9)
Total net transfers from (to) Parent per interim Combined Statements of Changes in Net Parent Investment	154	(88)
Stock-based compensation	—	(2)
Net transfers from (to) Parent per interim Combined Statements of Cash Flows	$154	$(90)
Sales to and Purchases from Equity Method Investments (“Nonconsolidated affiliates”)
Sales to nonconsolidated affiliates, (which included the entities Toray Co., Ltd, DuBay Polymer GmbH, DuP Teijin Films U.K., DuP Teijin Films S.A., Teijin DuPont Films, Inc. and Teijin-DuPont Films, L.P.) were $25 million and $16 million for the three months ended March 31, 2022 and 2021, respectively. Purchases from nonconsolidated affiliates were $14 million for the three months ended March 31, 2022 and 2021. Related party receivables and payables were not material as of March 31, 2022 and December 31, 2021, respectively.
NOTE 4 — SUNDRY INCOME (EXPENSE), NET
(In millions) For the three months ended March 31,	2022	2021
Foreign exchange gains, net	$7	$1
Non-operating pension credit	4	3
Miscellaneous expense, net	(4)	(6)
Sundry income (expense), net	$7	$(2)
NOTE 5 — INCOME TAXES
During the periods presented in the interim Combined Financial Statements, the Company did not file separate tax returns in the U.S. federal, certain state and local, and certain foreign tax jurisdictions, as the Company was included in the tax grouping of Parent and its affiliate entities within the respective jurisdictions. Benefit from income taxes included in these interim Combined Financial Statements have been calculated using the separate return basis, as if the Company filed separate tax returns. The Company’s Benefit from income taxes as presented in the interim Combined Financial Statements may not be indicative of the income taxes that the Company will generate in the future.
The Company’s effective tax rate fluctuates based on, among other factors, the geographic mix of earnings. The tax benefit for the first quarter of 2022 resulted in an effective tax rate on operations of 22.2 percent on a pre-tax loss of $18 million, whereas for the first quarter of 2021, the tax benefit resulted in an effective tax rate of (7.7) percent, on pre-tax income of $117 million. The effective tax rate for the first quarter of 2021 was principally the result of a $30 million tax benefit related to the step-up in tax basis in the goodwill of the Company’s European regional headquarters legal entity.
Each year Parent, inclusive of the Company, files hundreds of tax returns in the various national, state and local income taxing jurisdictions in which it operates. These tax returns are subject to examination and possible challenge by the tax authorities. Positions challenged by the tax authorities may be settled or appealed by the Company. As a result, there is an uncertainty in income taxes recognized in the Company’s financial statements in accordance with accounting for income taxes and accounting for uncertainty in income taxes. The ultimate resolution of such uncertainties is not expected to have a material impact on the Company’s results of operations.
NOTE 6 — INVENTORIES
(In millions)	March 31, 2022	December 31, 2021
Finished goods	$503	$446
Work in process	79	74
Raw materials	163	130
Supplies	40	40
Total inventories	$785	$690
NOTE 7 — GOODWILL AND OTHER INTANGIBLE ASSETS
The following table summarizes changes in the carrying amount of goodwill for the three months ended March 31, 2022:
(In millions)	Goodwill
Balance at December 31, 2021	$2,118
Currency Translation Adjustment	(25)
Balance at March 31, 2022	$2,093
Other Intangible Assets
The gross carrying amounts and accumulated amortization of other intangible assets by major class are as follows:
	March 31, 2022			December 31, 2021
(In millions)	Gross Carrying Amount	Accumulated Amort	Net	Gross Carrying Amount	Accumulated Amort	Net
Intangible assets with finite lives:
Developed technology	$585	$(197)	$388	$585	$(186)	$399
Customer-related	1,636	(400)	1,236	1,635	(371)	1,264
Other	9	(1)	8	9	(1)	8
Total other intangible assets with finite lives	$2,230	$(598)	$1,632	$2,229	$(558)	$1,671
Intangible assets with indefinite lives:
Trademarks/tradenames	180	—	180	180	—	180
Total other intangible assets with indefinite lives	180	—	180	180	—	180
Total	$2,410	$(598)	$1,812	$2,409	$(558)	$1,851
The aggregate pre-tax amortization expense for definite-lived intangible assets was $33 million for each of the three month periods ended March 31, 2022 and 2021.
NOTE 8 — COMMITMENTS AND CONTINGENT LIABILITIES
Litigation
The Company is involved in numerous claims and lawsuits, principally in the United States, including various product liability (involving the Company’s current or former products), intellectual property, employment related, and commercial matters. Certain of these matters may purport to be class actions and seek damages in very large amounts. Liabilities related to matters that are not directly attributable to the Company business and for which the Company is not the legal obligor are not recognized within the Company’s interim Combined Financial Statements for any of the periods presented.
As of March 31, 2022, the Company had recorded liabilities of approximately $3 million related to the foregoing. Because such matters are subject to inherent uncertainties, and unfavorable rulings or developments could occur, there can be no certainty that the Company will not ultimately incur charges in excess of presently recorded liabilities. Although considerable uncertainty exists, management does not believe it is reasonably possible that the ultimate disposition of these matters will have a material adverse effect on the Company’s results of operations, combined financial position or liquidity. However, the ultimate liabilities could be material to results of operations in the period recognized.
NOTE 9 — LEASES
Operating lease right of use assets and lease liabilities are recognized at the commencement date based on the present value of lease payments over the lease term. New operating lease assets and liabilities entered into during the three months ended March 31, 2022 and 2021 were $1 million and $9 million, respectively. Supplemental balance sheet information related to leases was as follows:
(In millions)	March 31, 2022	December 31, 2021
Operating Leases
Operating lease right-of-use assets(1)	$42	$44
Current operating lease liabilities(2)	7	8
Noncurrent operating lease liabilities(3)	35	36
Total operating lease liabilities	$42	$44

(1)
Included in “Deferred charges and other assets” in the Combined Balance Sheets.

(2)
Included in “Accrued and other current liabilities” in the Combined Balance Sheets.

(3)
Included in “Other noncurrent obligations” in the Combined Balance Sheets.

NOTE 10 — ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)
The following table summarizes the activity related to each component of accumulated other comprehensive income (loss):
Accumulated Other Comprehensive Income (Loss)
(In millions) For the three months ended March 31,	Cumulative Translation Adj	Total
2021
Balance at January 1, 2021	$45	$45
Other comprehensive loss before reclassifications	(70)	(70)
Net other comprehensive loss	$(70)	$(70)
Balance at March 31, 2021	$(25)	$(25)
2022
Balance at January 1, 2022	$(93)	$(93)
Other comprehensive loss before reclassifications	(59)	(59)
Net other comprehensive loss	$(59)	$(59)
Balance at March 31, 2022	$(152)	$(152)

PROSPECTUS
Celanese Corporation
COMMON STOCK
PREFERRED STOCK
GUARANTEES OF DEBT SECURITIES
Celanese US Holdings LLC
DEBT SECURITIES

Celanese Corporation and/or Celanese US Holdings LLC, a wholly-owned subsidiary of Celanese Corporation, may offer from time to time to sell one or more of the securities described in this prospectus separately or together in any combination. The direct and indirect wholly-owned subsidiaries of Celanese US Holdings LLC that are identified as co-registrants in the registration statement containing this prospectus may guarantee the debt securities of Celanese US Holdings LLC.
Each time we offer securities using this prospectus, we will provide specific terms and offering prices in supplements to this prospectus. The prospectus supplements may also add, update or change the information contained in this prospectus and will also describe the specific manner in which we will offer these securities. You should carefully read this prospectus and the applicable prospectus supplement, including the information incorporated by reference, prior to investing in our securities.
We may offer and sell the securities on a continuous or delayed basis directly to investors or through underwriters, dealers or agents, or through a combination of these methods. The names of any underwriters, dealers or agents will be included in a prospectus supplement. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any commissions or discounts.
Celanese Corporation’s common stock is listed on the New York Stock Exchange under the symbol “CE.”
The principal executive offices of Celanese Corporation and Celanese US Holdings LLC are located at 222 W. Las Colinas Blvd., Suite 900N, Irving, Texas 75039-5421, and the telephone number for each is (972) 443-4000.

Investing in our securities involves risks. We discuss risk factors relating to our company in filings we make with the Securities and Exchange Commission, including under “Risk Factors” in our most recently filed Annual Report on Form 10-K and in our subsequent periodic filings. The prospectus supplement relating to a particular offering of securities may discuss certain risks of investing in those securities. You should carefully consider these risk factors and risks before deciding to purchase any securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 6, 2020.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (“Securities Act”), using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities offered by us. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus; accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered, the initial public offering price, the price paid for the securities by any underwriters, net proceeds, the plan of distribution and the other specific terms related to the offering of the securities.
You should rely only on the information in this prospectus, and any supplement to this prospectus, including the information incorporated by reference. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing or incorporated by reference in this prospectus and any prospectus supplement is accurate only as of the date indicated on the front cover of these documents or the date of the document incorporated by reference. Our business, financial condition, results of operations, and other information contained in this prospectus and any prospectus supplement may have changed since that date.
As used throughout this prospectus, unless the context otherwise requires or indicates:
•
“Celanese” means Celanese Corporation, and not its subsidiaries;

•
“Celanese US” means Celanese US Holdings LLC, a wholly-owned subsidiary of Celanese, and not its subsidiaries; and

•
“Company,” “we,” “our” and “us” refer to Celanese and its subsidiaries, including Celanese US, on a consolidated basis.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain parts of this prospectus and any prospectus supplement, and the documents incorporated by reference contain forward-looking statements, as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate to matters of a strictly factual or historical nature and generally discuss or relate to forecasts, estimates or other expectations regarding future events. Generally, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “may,” “can,” “could,” “might,” “will” and similar expressions, as they relate to us, are intended to identify forward-looking statements, including statements that relate to such matters as planned and expected capacity increases and utilization rates; anticipated capital spending; environmental matters; legal proceedings; sources of raw materials and exposure to, and effects of, hedging of raw material and energy costs and foreign currencies; interest rate fluctuations; global and regional economic, political, business and regulatory conditions; expectations, strategies and plans for individual assets and products, business segments, as well as for the whole Company; cash requirements and uses of available cash; financing plans; pension expenses and funding; anticipated restructuring, divestiture and consolidation activities; planned construction or operation of facilities; cost reduction and control efforts and targets and integration of acquired businesses.
These statements reflect our current views and beliefs with respect to future events at the time that the statements are made, are not historical facts or guarantees of future performance and are subject to significant risks, uncertainties and other factors that are difficult to predict and many of which are outside of our control. Further, certain forward-looking statements are based upon assumptions as to future events that may not prove to be accurate and, accordingly, should not have undue reliance placed upon them.

The following factors could cause our actual results to differ materially from those results, performance or achievements that may be expressed or implied by such forward-looking statements. These factors include, among other things:
•
changes in general economic, business, political and regulatory conditions in the countries or regions in which we operate;

•
the length and depth of product and industry business cycles, particularly in the automotive, electrical, textiles, electronics and construction industries;

•
changes in the price and availability of raw materials, particularly changes in the demand for, supply of, and market prices of ethylene, methanol, natural gas, wood pulp and fuel oil and the prices for electricity and other energy sources;

•
the ability to pass increases in raw material prices on to customers or otherwise improve margins through price increases;

•
the ability to maintain plant utilization rates and to implement planned capacity additions, expansions and maintenance;

•
the ability to reduce or maintain current levels of production costs and to improve productivity by implementing technological improvements to existing plants;

•
increased price competition and the introduction of competing products by other companies;

•
the ability to identify desirable potential acquisition targets and to consummate acquisition or investment transactions, including obtaining regulatory approvals, consistent with our strategy;

•
market acceptance of our technology;

•
the ability to obtain governmental approvals and to construct facilities on terms and schedules acceptable to us;

•
changes in applicable tariffs, duties and trade agreements, tax rates or legislation throughout the world including, but not limited to, adjustments, changes in estimates or interpretations that may impact recorded or future tax impacts associated with the Tax Cuts and Jobs Act (the “TCJA”);

•
changes in the degree of intellectual property and other legal protection afforded to our products or technologies or the theft of such intellectual property;

•
compliance and other costs and potential disruption or interruption of production or operations due to accidents, interruptions in sources of raw materials, cyber security incidents, terrorism or political unrest, public health crises (including, but not limited to, the coronavirus outbreak), or other unforeseen events or delays in construction or operation of facilities, including as a result of geopolitical conditions, the occurrence of acts of war or terrorist incidents or as a result of weather, natural disasters, or other crises including public health crises;

•
potential liability for remedial actions and increased costs under existing or future environmental regulations, including those relating to climate change;

•
potential liability resulting from pending or future claims or litigation, including investigations or enforcement actions, or from changes in the laws, regulations or policies of governments or other governmental activities, in the countries in which we operate;

•
changes in currency exchange rates and interest rates;

•
our level of indebtedness, which could diminish our ability to raise additional capital to fund operations or limit our ability to react to changes in the economy or the chemicals industry; and

•
various other factors, both referenced and not referenced in this prospectus.

Additional information regarding these and other factors may be contained in our filings with the SEC incorporated herein by reference, especially on Forms 10-K, 10-Q and 8-K. See “Incorporation by Reference” herein. Many of these factors are macroeconomic in nature and are, therefore, beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from those described in this prospectus as anticipated, believed, estimated, expected, intended, planned or projected. Except as required by law, we neither intend nor undertake any obligation, and disclaim any duty, to update these forward-looking statements, which speak only as of their respective dates.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available at the SEC’s EDGAR website at http://www.sec.gov. Our SEC filings are also available at the offices of the New York Stock Exchange (the “NYSE”), 20 Broad Street, New York, New York 10005. For further information on obtaining copies of our public filings at the NYSE, you can call (212) 656-5060.
We also make available free of charge on or through our website, http://www.celanese.com, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information that we file with them. This means that we can disclose important information to you by referring you to information and documents that we have filed with the SEC. Any information that we refer to in this manner is considered part of this prospectus. Information that we later provide to the SEC, and which is deemed “filed” with the SEC, will automatically update information previously filed with the SEC, and may replace information in this prospectus and information previously filed with the SEC. We specifically are incorporating by reference the following documents (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 6, 2020; and

•
the description of our common stock, par value $0.0001, contained in our Form 8-A/A filed with the SEC on September 18, 2018 and any amendment or report updating such description.

We also incorporate by reference any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all of the securities registered by this registration statement, with the exception of any information furnished to, and not deemed file with, the SEC.
You may request a free copy of any documents referred to above, including exhibits specifically incorporated by reference in those documents, by contacting us in writing or by telephone at the following address or telephone number:
Celanese Corporation
Attention: Investor Relations
222 W. Las Colinas Blvd., Suite 900N
Irving, Texas 75039-5421
Telephone: (972) 443-4000
OUR COMPANY
We are a global chemical and specialty materials company. We are a leading global producer of high performance engineered polymers that are used in a variety of high-value applications, as well as one of the world’s largest producers of acetyl products, which are intermediate chemicals, for nearly all major industries. As a recognized innovator in the chemicals industry, we engineer and manufacture a wide variety of products essential to everyday living. Our broad product portfolio serves a diverse set of end-use applications including automotive, chemical additives, construction, consumer and industrial adhesives, consumer and medical, energy storage, filtration, food and beverage, paints and coatings, paper and packaging, performance industrial and textiles. For more information about our business, please refer to the “Business” section in our most recent Annual Report on Form 10-K filed with the SEC and incorporated by reference in this prospectus and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed with the SEC and incorporated by reference in this prospectus.
SUBSIDIARY GUARANTORS
Our subsidiary co-registrants, which we refer to as “subsidiary guarantors,” may fully and unconditionally guarantee any series of debt securities offered by this prospectus and related prospectus supplement. The applicable prospectus supplement for that series of debt securities will describe the terms of the guarantee by the subsidiary guarantors. The subsidiary guarantors are US subsidiaries which are all direct or indirect, wholly-owned subsidiaries of Celanese US.
USE OF PROCEEDS
Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds from any sale of the securities for general corporate purposes, including repayment or refinancing of debt, acquisitions, working capital, capital expenditures and repurchases and redemptions of securities. The net proceeds may be temporarily invested or applied to repay short-term or revolving debt prior to use.
DESCRIPTION OF CAPITAL STOCK
The following is a summary of select provisions of Celanese’s capital stock, as well as other certain provisions of Celanese’s Second Amended and Restated Certificate of Incorporation, as amended (the “Charter”), and Sixth Amended and Restated By-laws, as amended (the “By-laws”). The descriptions set forth below are qualified in their entirety by reference to the relevant provisions of the Charter and By-laws, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part.
Authorized Capitalization
As of January 30, 2020, the Company’s authorized capital stock consisted of (i) 400,000,000 shares of common stock (“Common Stock”), par value $0.0001 per share, of which 168,973,893 shares were issued and 119,555,928 shares were outstanding, and (ii) 100,000,000 shares of preferred stock, par value $0.01 per share, of which none were issued and outstanding.
Common Stock
Voting Rights.   Holders of Common Stock are entitled to one vote per share on all matters with respect to which the holders of Common Stock are entitled to vote. The holders of Common Stock do not have cumulative voting rights in the election of directors.
Dividend Rights.   Holders of Common Stock are entitled to receive dividends if, as and when dividends are declared from time to time by Celanese’s board of directors out of funds legally available for that purpose, after payment of dividends required to be paid on outstanding preferred stock, as described below, if any. The Company’s senior credit facilities and indentures impose restrictions on its ability to declare dividends with respect to Celanese’s Common Stock. Any decision to declare and pay dividends in the future will be made at the discretion of the board of directors and will depend on, among other things, results of operations, cash requirements, financial condition, contractual restrictions and factors that the board of directors may deem relevant.
Liquidation Rights.   Upon liquidation, dissolution or winding up, the holders of Common Stock will be entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and accrued but unpaid dividends and liquidation preferences on any outstanding preferred stock.
Other Matters.   The Common Stock has no preemptive rights and, if fully paid, is not subject to further calls or assessment by Celanese. There are no redemption or sinking fund provisions applicable to the Common Stock. All shares of Celanese’s outstanding Common Stock are fully paid and non-assessable, and the shares of Celanese’s Common Stock offered under this registration statement, upon payment and delivery in accordance with the underwriting agreement, will be fully paid and non-assessable.
Preferred Stock
Celanese’s Charter authorizes the board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of that series, including:
•
the designation of the series;

•
the number of shares of the series, which the board of directors may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

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whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

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the dates at which dividends, if any, will be payable;

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the redemption rights and price or prices, if any, for shares of the series;

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the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

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the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of Celanese;

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whether the shares of the series will be convertible into shares of any other class or series, or any other security, of Celanese or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•
restrictions on the issuance of shares of the same series or of any other class or series; and

•
the voting rights, if any, of the holders of the series.

Anti-Takeover Effects of Certain Provisions of Our Charter and By-laws
Certain provisions of Celanese’s Charter and By-laws, which are summarized in the following paragraphs, may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.
Conflicts of Interest
As permitted by Delaware law, the Celanese’s Charter renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, business opportunities specified in the Charter. The Celanese’s Charter provides that none of any director who is not employed by us (including any non-employee director who serves as one of our officers in both his director and officer capacities) or his or her affiliates will have any duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage or (ii) otherwise competing with us. In addition, in the event that any non-employee director acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for himself or his affiliates and for us or our affiliates, such non-employee director will have no duty to communicate or offer such transaction or business opportunity to us and may take any such opportunity for themselves or offer it to another person or entity. The Celanese’s Charter does not renounce our interest in any business opportunity expressly offered to a non-employee director solely in his or her capacity as a director or officer of Celanese. No business opportunity offered to any non-employee director will be deemed to be a potential corporate opportunity for us unless we would be permitted to undertake the opportunity under the Celanese’s Charter, we have sufficient financial resources to undertake the opportunity and the opportunity would be in line with our business.

Removal of Directors
Celanese’s Charter and By-laws provide that directors may be removed with or without cause and only upon the affirmative vote of holders of at least 80% of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. In addition, Celanese’s Charter also provides that any newly created directorships and any vacancies on the board of directors will be filled only by the affirmative vote of the majority of remaining directors.
No Cumulative Voting
The Delaware General Corporation Law (“DGCL”) provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless the charter provides otherwise. Celanese’s Charter does not expressly provide for cumulative voting.
Calling of Special Meetings of Stockholders; Stockholder Action by Written Consent
Celanese’s Charter provides that a special meeting of stockholders may be called at any time only by the chairman of the board of directors, the board or a committee of the board of directors which has been granted such authority by the board.
The DGCL permits stockholder action by written consent unless otherwise provided by a company’s charter. Celanese’s Charter precludes stockholder action by written consent.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
Celanese’s By-laws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary.
Generally, to be timely, a stockholder’s notice must be received at Celanese’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date on which the proxy materials for the previous year’s annual meeting were first mailed. Celanese’s By-laws also specify requirements as to the form and content of a stockholder’s notice. These provisions may impede stockholders’ ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders.
Proxy Access
Celanese’s By-laws provide that a stockholder, or a group of up to 20 stockholders, that has continuously owned at least three percent of the outstanding common stock for three years, may nominate and include in Celanese’s annual meeting proxy materials a number of director nominees not to exceed the greater of two or 20% of the number of Celanese directors then serving on the Board of Directors (rounded down to the nearest whole number), provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the By-laws. Such nominations are subject to additional eligibility, procedural and disclosure requirements set forth in the By-laws, including the requirement that Celanese must receive notice of such nominations not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders.
Supermajority Provisions
Under the DGCL, the affirmative vote of a majority of the outstanding shares entitled to vote is required to amend a corporation’s certificate of incorporation, and the affirmative vote of the majority of the shares entitled to vote, present in person or represented by proxy at any meeting at which a quorum is present, is required to amend a corporation’s by-laws, unless the certificate of incorporation or by-laws (in the case of amendments to the by-laws) requires a greater percentage. Celanese’s Charter provides that the following provisions in the Charter and By-laws may be amended only by a vote of at least 80% of the voting power of all of the outstanding shares of our stock entitled to vote in the election of directors, voting together as a single class:

•
the removal of directors;

•
the filling of vacancies on the board of directors and newly created directorships;

•
the advance notice requirements for stockholder proposals and director nominations;

•
the ability to call a special meeting of stockholders being vested solely in the chairman of the board of directors, the board of directors, or a committee of the board of directors (if duly authorized to call special meetings);

•
the provisions regarding stockholder action by written consent; and

•
the amendment provision requiring that the above provisions be amended only with an 80% supermajority vote.

In addition, Celanese’s Charter grants the board of directors the authority to amend and repeal the By-laws without a stockholder vote in any manner not inconsistent with the laws of the State of Delaware or Celanese’s Charter.
Exclusive Forum
Celanese’s By-laws provides that a state court located within the State of Delaware (or if no state court located in Delaware has jurisdiction, then the federal court for the District of Delaware) will be the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a claim of breach of fiduciary duty owed by any of our directors or officers to us or our stockholders, any action asserting a claim against us or any of our directors or officers arising pursuant to any provision of the DGCL or our Certificate of Incorporation or By-laws (as either may be amended from time to time) or any action asserting a claim against us or any of our directors or officers governed by the internal affairs doctrine, unless Celanese consents in writing to another jurisdiction.
Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. Celanese’s Charter includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director, except for liability:
•
for breach of duty of loyalty;

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for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

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under Section 174 of the DGCL (unlawful dividends or stock repurchases and redemptions); or

•
for transactions from which the director derived improper personal benefit.

Celanese’s Charter and By-laws provide that the Company must indemnify its directors and officers to the fullest extent authorized by the DGCL. Celanese is also required to advance certain expenses (including attorneys’ fees and disbursements and court costs) incurred by officers and directors in defending a covered proceeding and expressly authorize to carry directors’ and officers’ insurance providing indemnification for directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.
The limitation of liability and indemnification provisions in Celanese’s Charter and By-laws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
There is currently no pending material litigation or proceeding involving any of Celanese’s directors, officers or employees for which indemnification is sought.

Delaware Anti-takeover Statute
Section 203 of the DGCL applies to Celanese. Under certain circumstances, Section 203 limits the ability of an interested stockholder to effect various business combinations with Celanese for a three-year period following the time that such stockholder becomes an interested stockholder. For purposes of Section 203, a “business combination” is broadly defined to include mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within the immediately preceding three years did own, 15% or more of Celanese’s voting stock.
An interested stockholder may not engage in a business combination transaction with Celanese within the three-year period following the time that such stockholder became an interested stockholder unless:
•
before such time, the board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction in which the stockholder became an interested stockholder, the interested stockholder owned at least 85% of Celanese’s voting stock (excluding shares owned by officers, directors or certain employee stock purchase plans); or

•
at or subsequent to such time the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock which is not owned by the interested stockholder.

Transfer Agent and Registrar
Computershare Trust Company, N.A. is the transfer agent and registrar for Celanese’s Common Stock.
Listing
Celanese’s Common Stock is listed on the NYSE under the symbol “CE.”
Authorized but Unissued Capital Stock
The DGCL does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which would apply so long as Celanese’s Common Stock is listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power or then outstanding number of shares of Common Stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
One of the effects of the existence of unissued and unreserved common stock may be to enable Celanese’s board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.
The registered holder of any debt security will be treated as the owner of it for all purposes. Only registered holders will have rights under the applicable indenture.
General
The debt securities that we may offer will be either senior debt securities or subordinated debt securities. Any senior debt securities will be issued under an indenture, which we refer to as the senior indenture, entered into or to be entered into between us and the trustee named in the applicable prospectus supplement. Any subordinated debt securities will be issued under a different indenture, which we refer to as the subordinated indenture, to be entered into between us and Wells Fargo Bank, National Association, or another trustee chosen by us and named in the applicable prospectus supplement. We refer to both the senior indenture and the subordinated indenture as the indentures, and to each of the trustees under the indentures as a trustee. In addition, the indentures may be supplemented or amended as necessary to set forth the terms of the debt securities issued under the indentures. You should read the indentures, including any amendments or supplements, carefully to fully understand the terms of the debt securities. The terms of the debt securities will include those stated in the indentures and those made part of the indentures by reference to the Trust Indenture Act of 1939.
Any senior debt securities that Celanese US may issue will be our unsubordinated obligations. They will rank equally with each other and all of our other unsubordinated debt, unless otherwise indicated in the applicable prospectus supplement. Any subordinated debt securities that Celanese US may issue will be subordinated in right of payment to the prior payment in full of our senior debt. See “Ranking.” The subordinated debt securities will rank equally with each other, unless otherwise indicated in the applicable prospectus supplement. We will indicate in each applicable prospectus supplement, as of the most recent practicable date, the aggregate amount of our outstanding debt that would rank senior to the subordinated debt securities.
The indentures will not limit the amount of debt securities that can be issued thereunder and will provide that debt securities of any series may be issued thereunder up to the aggregate principal amount that we may authorize from time to time. Unless otherwise provided in the applicable prospectus supplement, the indentures will not limit the amount of other indebtedness or securities that Celanese US may issue. Celanese US may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities without the consent of the holders of the outstanding debt securities of that series. All debt securities issued as a series, including those issued pursuant to any reopening of a series, will vote together as a single class.
Reference is made to the prospectus supplement for the following and other possible terms of each series of the debt securities with respect to which this prospectus is being delivered:
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the title of the debt securities;

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any limit upon the aggregate principal amount of the debt securities of that series that may be authenticated and delivered under the applicable indenture, except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, other debt securities of that series;

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the date or dates on which the principal and premium, if any, of the debt securities of the series is payable;

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the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any, including any procedures to vary or reset such rate or rates, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

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the place or places where the principal of and interest, if any, on the debt securities of the series shall be payable, where the debt securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon us with respect to the debt securities of such series and the applicable indenture may be served, and the method of such payment, if by wire transfer, mail or other means if other than as set forth in the applicable indenture;

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the date or dates from which such interest shall accrue, the dates on which such interest will be payable or the manner of determination of such dates, and the record date for the determination of holders to whom interest is payable on any such dates;

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any trustees, authenticating agents or paying agents with respect to such series, if different from those set forth in the applicable indenture;

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the right, if any, to extend the interest payment periods or defer the payment of interest and the duration of such extension or deferral;

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if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which, debt securities of the series may be redeemed, in whole or in part, at our option;

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our obligation, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions, including payments made in cash in anticipation of future sinking fund obligations, or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

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the form of the debt securities of the series including the form of the trustee’s certificate of authentication for such series;

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if other than denominations of $1,000 or integral multiples of $1,000 in excess thereof, the denominations in which the debt securities of the series shall be issuable;

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the currency or currencies in which payment of the principal of, premium, if any, and interest on, debt securities of the series shall be payable;

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if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the portion of the principal amount thereof that will be due and payable upon declaration of acceleration of the maturity thereof or upon any maturity other than the stated maturity or that will be deemed to be outstanding as of any such date, or, in any such case, the manner in which such deemed principal amount is to be determined;

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the terms of any repurchase or remarketing rights;

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if the debt securities of the series shall be issued in whole or in part in the form of a global security or securities, the type of global security to be issued; the terms and conditions, if different from those contained in the applicable indenture, upon which such global security or securities may be exchanged in whole or in part for other individual securities in definitive registered form; the depositary for such global security or securities; and the form of any legend or legends to be borne by any such global security or securities in addition to or in lieu of the legends referred to in the applicable indenture;

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whether the debt securities of the series will be convertible into or exchangeable for other securities, and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at our option, the conversion or exchange period, and any other provision in addition to or in lieu of those described herein;

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any additional restrictive covenants or events of default that will apply to the debt securities of the series, or any changes to the restrictive covenants set forth in the applicable indenture that will apply to the debt securities of the series, which may consist of establishing different terms or provisions from those set forth in the applicable indenture or eliminating any such restrictive covenant or event of default with respect to the debt securities of the series;

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any provisions granting special rights to holders when a specified event occurs;

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if the amount of principal or any premium or interest on debt securities of a series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

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any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;

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whether and upon what terms debt securities of a series may be defeased if different from the provisions set forth in the applicable indenture;

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with regard to the debt securities of any series that do not bear interest, the dates for certain required reports to the trustee;

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whether the debt securities of the series will be issued as unrestricted securities or restricted securities, and, if issued as restricted securities, the rule or regulation promulgated under the Securities Act in reliance on which they will be sold;

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any guarantees on the debt securities, supplemental to the guarantee by Celanese, and the terms and conditions upon which any guarantees, including the guarantee by Celanese, may be released or terminated;

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the provisions, if any, relating to any security provided for the debt securities of the series;

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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to debt securities of such series if other than those appointed in the applicable indenture;

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if the debt securities are subordinated debt securities, the subordination terms of the debt securities; and

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any and all additional, eliminated or changed terms that shall apply to the debt securities of the series, including any terms that may be required by or advisable under United States laws or regulations, including the Securities Act and the rules and regulations promulgated thereunder, or advisable in connection with the marketing of debt securities of that series.

We will comply with Section 14(e) under the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act that may then be applicable, in connection with any obligation to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in the prospectus supplement relating thereto.
Unless otherwise described in a prospectus supplement relating to any debt securities, there will be no covenants or provisions contained in the indentures that may afford the holders of debt securities protection in the event that we enter into a highly leveraged transaction.
The statements made hereunder relating to the indentures and any debt securities that Celanese US may issue are summaries of certain provisions thereof and are qualified in their entirety by reference to all provisions of the indentures and the debt securities and the descriptions thereof, if different, in the applicable prospectus supplement.
Payments on the Debt Securities
Principal of, premium, if any, and interest on the debt securities will be payable at the office or agency maintained by Celanese US for such purposes; provided that all payments of principal, premium, if any, and interest with respect to the debt securities represented by one or more global securities registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee will be made through the facilities of DTC. Until otherwise designated by Celanese US, Celanese US’s office or agency will be the office of the trustee maintained for such purpose.
Paying Agent and Registrar for the Debt Securities
The trustee will initially act as paying agent and registrar. Celanese US may change the paying agent or registrar without prior notice to the holders, and Celanese US, Celanese or any of their subsidiaries may act as paying agent or registrar.
Transfer and Exchange
A holder may transfer or exchange debt securities in accordance with the applicable indenture. Holders will be required to pay all taxes due on transfer. Celanese US will not be required to transfer or exchange any debt security selected for redemption or repurchase. Also, Celanese US will not be required to transfer or exchange any debt security for a period of 15 days before a selection of debt securities to be redeemed or repurchased.
Guarantees
The debt securities of any series will be guaranteed by Celanese and, to the extent specified in the applicable prospectus supplement, may be guaranteed by subsidiary guarantors. Each prospectus supplement will describe, as to the debt securities to which it relates, any guarantees by the subsidiary guarantors, including the terms of subordination, if any, of any such guarantee.
Ranking
Senior Debt Securities
Any series of senior debt securities will be general obligations of Celanese US that rank senior in right of payment to all existing and future indebtedness that is expressly subordinated in right of payment to the senior debt securities. Any series of senior debt securities will rank equally in right of payment with all existing and future liabilities of Celanese US that are not so subordinated. Any series of senior unsecured debt securities will be effectively subordinated to all of Celanese US’s secured indebtedness (to the extent of the value of the assets securing such indebtedness) and liabilities of our subsidiaries that do not guarantee the series of senior debt securities.
Subordinated Debt Securities
We will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of subordinated debt securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:
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the indebtedness ranking senior to the debt securities being offered;

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the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing; and

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the provisions requiring holders of the debt securities being offered to remit some payments to the holders of senior indebtedness.

Redemption
If specified in the applicable prospectus supplement, we may redeem the debt securities of any series, as a whole or in part, at our option on and after the dates and in accordance with the terms established for such series, if any, in the applicable prospectus supplement. If we redeem the debt securities of any series, we also must pay accrued and unpaid interest, if any, to the date of redemption on such debt securities.

Certain Covenants
Merger, Consolidation or Sale of Assets
Neither Celanese US nor Celanese may, directly or indirectly: (1) consolidate or merge with or into or wind up into another person (whether or not Celanese US is the surviving person); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another person; unless:
(1)
either: (a) Celanese US or Celanese, as the case may be, is the surviving person; or (b) the person formed by or surviving any such consolidation or merger (if other than Celanese US or Celanese, as the case may be) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the jurisdiction of organization of Celanese US or the United States, any state of the United States, the District of Columbia or any territory thereof (Celanese US or such person, as the case may be, hereinafter referred to as the Successor Company);

(2)
the Successor Company (if other than Celanese US or Celanese, as the case may be) expressly assumes all the obligations of Celanese US or Celanese, as the case may be, under the debt securities and the applicable indenture;

(3)
immediately after such transaction no default or Event of Default exists; and

(4)
Celanese US or Celanese, as the case may be, shall have delivered to the trustee a certificate from a responsible officer and an opinion of counsel, each stating that such consolidation, merger or transfer and such amendment or supplement (if any) comply with the applicable indenture.

The Successor Company will succeed to, and be substituted for, Celanese US or Celanese, as the case may be, under the applicable indenture and the debt securities.
Reports
So long as any debt securities are outstanding, Celanese US shall file with the trustee, within 15 days after Celanese files with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the forgoing as the SEC may from time to time by rules and regulations prescribe) that Celanese may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. Celanese US shall be deemed to have complied with the previous sentence to the extent that such information, documents and reports are filed with the SEC via EDGAR, or any successor electronic delivery procedure. Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Celanese US’s compliance with any of its covenants under the applicable indenture (as to which the trustee is entitled to rely exclusively on officer’s certificates).
Events of Default and Remedies
The following will be “Events of Default” with respect to debt securities of a particular series, except to the extent provided in the supplemental indenture or resolution of our board of directors pursuant to which a series of debt securities is issued:
(1)
Celanese US defaults in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the debt securities;

(2)
Celanese US defaults in the payment when due of interest on or with respect to the debt securities and such default continues for a period of 30 days;

(3)
Celanese US defaults in the performance of, or breaches any covenant, warranty or other agreement contained in the applicable indenture (other than a default in the performance or breach of a covenant, warranty or agreement which is specifically dealt with in clauses (1) or (2) above) and such default or breach continues for a period of 90 days after the notice specified below;

(4)
certain events of bankruptcy affecting Celanese US;

(5)
Celanese’s guarantee with respect to such series of securities shall for any reason cease to be, or shall for any reason be asserted in writing by Celanese or Celanese US not to be, in full force and effect and enforceable in accordance with its terms except to the extent contemplated by the applicable indenture and such guarantee; or

(6)
any other Event of Default provided in the applicable supplemental indenture or resolution of the board of directors under which such series of securities is issued or in the form of security for such series.

A default under one series of debt securities issued under the applicable indenture will not necessarily be a default under another series of debt securities under such indenture. The trustee may withhold notice to the holders of a series of debt securities issued under such indenture of any default or event of default (except in any payment on the debt securities of such series) if the trustee considers it in the interest of the holders of the debt securities of that series to do so.
If an Event of Default (other than an Event of Default specified in clause (4) or (5) above) for a series of debt securities shall occur and be continuing, the trustee or the holders of at least 25% in principal amount of outstanding debt securities of that series may declare the principal of and accrued interest on such debt securities to be due and payable by notice in writing to Celanese US and the trustee specifying the respective Event of Default and that it is a “notice of acceleration” (“Acceleration Notice”), and the same shall become immediately due and payable. Notwithstanding the foregoing, if an Event of Default specified in clause (4) or (5) above occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding debt securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of the debt securities.
The holders of a majority in principal amount of the debt securities of such series then outstanding may waive any existing default or Event of Default and its consequences, except a default in the payment of the principal of or interest on such debt securities.
Holders of debt securities of any series may not enforce the applicable indenture or the debt securities of that series except as provided in the applicable indenture and under the Trust Indenture Act of 1939, as amended. Subject to the provisions of the applicable indenture relating to the duties of the trustee, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders of the debt securities of any series, unless such holders have offered to the trustee reasonable indemnity. Subject to all provisions of the applicable indenture and applicable law, the holders of a majority in aggregate principal amount of a series of the then outstanding debt securities of such series issued under such indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.
Celanese US and Celanese will be required to deliver to the trustee annually a statement regarding compliance with the indentures.
No Personal Liability of Directors, Officers, Employees and Stockholders
No director, officer, employee, incorporator or stockholder of Celanese, Celanese US or any guarantor subsidiary or any direct or indirect parent entity, as such, will have any liability for any obligations of Celanese, Celanese US or any guarantor subsidiary under the debt securities, the indentures, any guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. The waiver may not be effective to waive liabilities under the federal securities laws.
Satisfaction and Discharge of Indentures
The applicable indenture shall cease to be of further effect with respect to a series of debt securities when either:

(1)
Celanese US has delivered to the trustee for cancellation all outstanding securities of such series, other than any securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in such indenture;

(2)
all outstanding securities of such series have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and Celanese US or Celanese shall have irrevocably deposited with the trustee as trust funds the entire amount, in funds or governmental obligations, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay at maturity or upon redemption all securities of such series; or

(3)
Celanese US has properly fulfilled any other means of satisfaction and discharge that may be set forth in the terms of the securities of such series.

In each case, Celanese US will also pay all other sums payable by it under the applicable indenture with respect to the securities of such series.
Defeasance
The term defeasance means the discharge of some or all of Celanese US’s obligations under the applicable indenture. If Celanese US deposits with the trustee funds or government securities sufficient to make payments on any series of debt securities on the dates those payments are due and payable, then, at Celanese US’s option, either of the following will occur:
(1)
Celanese US and Celanese will be discharged from obligations with respect to the debt securities of such series (legal defeasance); or

(2)
Celanese US and Celanese will no longer have any obligation to comply with the restrictive covenants under the applicable indenture, and the related events of default will no longer apply to us (covenant defeasance).

If Celanese US defeases any series of debt securities, the holders of the defeased debt securities of such series will not be entitled to the benefits of the indenture under which such series was issued, except for Celanese US’s obligation to register the transfer or exchange of the debt securities of such series, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, Celanese US’s obligation to pay principal, premium and interest on the debt securities of such series will also survive. Celanese US will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities of such series to recognize income, gain or loss for federal income tax purposes. If Celanese US elects legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.
Amendment, Supplement and Waiver
Except as provided in the next two succeeding paragraphs, an indenture or the debt securities of any series issued thereunder may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the debt securities of each series at the time outstanding that is affected voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities), and any existing default or compliance with any provision of the indenture or the debt securities of any series issued thereunder may be waived with the consent of the holders of a majority in principal amount of each series of debt securities at the time outstanding that is affected voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities).
Without the consent of each holder affected thereby, an amendment or waiver may not (with respect to any debt securities held by a non-consenting holder):
(1)
reduce the amount of debt securities of any series whose holders must consent to an amendment, supplement or waiver;

(2)
reduce the rate of or change the time for payment of interest on the debt securities of any series;

(3)
reduce the principal or change the stated maturity of any debt securities of any series;

(4)
reduce any premium payable on the redemption of any debt security or change the time at which any debt security may or must be redeemed;

(5)
make payments on any debt security payable in currency other than as originally stated in such debt security;

(6)
impair the holder’s right to institute suit for the enforcement of any payment on any debt security;

(7)
make any change in the percentage of principal amount of the debt securities of any series necessary to waive compliance with certain provisions of the indenture under which such debt securities were issued or to make any change in this provision for modification; or

(8)
waive a continuing default or event of default regarding any payment on the debt securities of any series.

Notwithstanding the preceding, without the consent of any holder of debt securities, Celanese US, Celanese and the trustee may amend or supplement an indenture or the applicable debt securities issued thereunder:
(1)
to cure any ambiguity, omission, defect or inconsistency;

(2)
to provide for the assumption of the obligations of Celanese or Celanese US under the indenture by a successor upon any merger, consolidation or transfer of substantially all of the assets of Celanese US or Celanese, as applicable;

(3)
to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

(4)
to provide any security for or guarantees of the debt securities or for the addition of an additional obligor on the debt securities;

(5)
to comply with any requirement to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended, if applicable;

(6)
to add covenants that would benefit the holders of any outstanding series of debt securities or to surrender any rights of Celanese US or Celanese under the indenture;

(7)
to add additional Events of Default with respect to any series of debt securities;

(8)
to change or eliminate any of the provisions of the indenture, provided that any such change or elimination shall not become effective with respect to any outstanding debt security of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

(9)
to provide for the issuance of and establish forms and terms and conditions of a new series of debt securities;

(10)
to permit or facilitate the defeasance and discharge of the debt securities;

(11)
to issue additional debt securities of any series; provided that such additional debt securities have the same terms as, and be deemed part of the same series as, the applicable series of debt securities to the extent required under the indenture;

(12)
to make any change that does not adversely affect the rights of any holder of outstanding debt securities in any material respect; or

(13)
to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trust by more than one trustee.

Concerning the Trustee
If an Event of Default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the applicable indenture at the request of any of the holders of any debt securities issued under such indenture only after those holders have furnished the trustee indemnity reasonably satisfactory to it.
If the trustee becomes a creditor of ours, it will be subject to limitations in the indentures on its rights to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate such conflict, resign or obtain an order from the SEC permitting it to remain as trustee.
Governing Law
The indentures, the debt securities and the guarantees are or will be governed by, and construed in accordance with, the laws of the State of New York.
PLAN OF DISTRIBUTION
We may sell the securities offered pursuant to this prospectus in any of the following ways:
•
directly to one or more purchasers;

•
through agents;

•
through underwriters, brokers or dealers; or

•
through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.
VALIDITY OF THE SECURITIES
Gibson, Dunn & Crutcher LLP, New York, New York, has rendered an opinion with respect to the validity of the securities being offered by this prospectus. We have filed the opinion as an exhibit to the registration statement of which this prospectus is a part. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.
EXPERTS
The consolidated financial statements of the Company as of December 31, 2019 and 2018 and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audit report covering the consolidated financial statements refers to a change in accounting principle for the adoption of Financial Accounting Standards Board’s Accounting Standards Update 2016-02, Leases.

Celanese US Holdings LLC
$2,000,000,000 5.900% Senior Notes due 2024
$1,750,000,000 6.050% Senior Notes due 2025
$2,000,000,000 6.165% Senior Notes due 2027
$750,000,000   6.330% Senior Notes due 2029
$1,000,000,000 6.379% Senior Notes due 2032

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
BofA Securities	Citigroup	Deutsche Bank Securities	HSBC	J.P. Morgan
Co-managers
MUFG	SMBC Nikko	UniCredit Capital Markets	US Bancorp
Morgan Stanley	PNC Capital Markets LLC
Goldman Sachs & Co. LLC	Santander	Standard Chartered Bank	TD Securities